UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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PVH

Notice of 2022 Annual Meeting of Stockholders

PROXY STATEMENT

Unlocking the full potential of Calvin Klein and TOMMY HILFIGER.

Our PVH+ Plan

Connecting our global iconic brands, Calvin Klein and TOMMY HILFIGER, closer to where the consumer is going than any time before

Our Measures of Success
 Win with the consumer – deliver sustainable profitable growth, drive top tier financial performance, and drive fashion forward for good

Our Growth Drivers
Win with product
Win with consumer engagement
Win in the digitally-led marketplace
Develop a demand and data-driven value chain
Drive efficiencies and invest in growth

Our Values
 Individuality – Be you
Partnership – Work together
Passion – Inspire and innovate
Integrity – Do the right thing
Accountability – Own it

Notice of 2022 Annual Meeting of Stockholders

Thursday, June 16, 2022

8:45 AM EDT

Online via live webcast

Registered holders at: www.proxydocs.com/pvh

Beneficial holders at: www.proxydocs.com/brokers/pvh

PURPOSE

1	Vote on the election of 11 nominees for director to serve a one-year term
2	Vote on an advisory resolution to approve our executive compensation
3	Vote to ratify the appointment of auditors to serve for the current fiscal year

We also will transact any other business that properly comes before the meeting.

HOW TO VOTE

Your vote is important

Even if you plan to attend the Annual Meeting virtually, we encourage you to vote your shares in advance to ensure they are counted.

By Internet

•	In advance of meeting: www.proxydocs.com/pvh
•	During the meeting: Attend the meeting virtually and cast your vote electronically

By Phone

In the U.S. or Canada dial toll-free 1-866-883-3382

By Mail

Cast your ballot, sign your proxy card, and send in our prepaid envelope

WHO CAN ATTEND

•	Holders of record as of the record date of PVH Corp. common stock or their proxies
•	Beneficial owners
•	Invited guests of PVH

WHO CAN VOTE

Stockholders of record at the close of business on April 22, 2022

HOW TO ATTEND

As a result of the COVID-19 pandemic, our Annual Meeting will be conducted exclusively online via live webcast. Stockholders will be able to attend, vote and submit questions via the Internet by participating in the live webcast.

The Annual Meeting live webcast will begin promptly at 8:45 a.m., EDT, on June 16, 2022. Online check-in will begin promptly at 8:30 a.m., EDT. You should allow ample time for the online check-in procedures.

Holders of record can participate in the virtual meeting by using the control number shown on their Notice Regarding Availability of Proxy Materials or proxy card. If you hold your PVH shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your bank, broker or other nominee if you wish to participate in or vote at the Annual Meeting.

Stockholders will be able to view the stockholder list during the 10 days prior to the Annual Meeting and may submit questions before the Annual Meeting by sending an email to CorporateSecretary@pvh.com. For additional information, please see “General Information About the Annual Meeting” on page 96.

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on June 16, 2022: Our Annual Report to Stockholders for our fiscal year ended January 30, 2022, the Proxy Statement and all other proxy materials are available at www.proxydocs.com/pvh.

By Order of the Board of Directors,

Mark D. Fischer

Secretary

New York, New York

May 6, 2022

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Dear Fellow Stockholders

Stefan Larsson

Director and Chief Executive Officer

May 6, 2022

2021, my first year as CEO, was a year in which we continued to successfully navigate the COVID-19 pandemic while driving towards an accelerated recovery to position PVH to win with the consumer in the “new normal” and deliver sustainable, profitable long-term growth. We achieved this by focusing in on our core strengths to drive brand and product relevance with our two global power brands, Calvin Klein and TOMMY HILFIGER, supercharging our digital business, and taking decisive actions to optimize our business for efficiencies, while investing in our strategic growth areas. During the year, we also divested the majority of our Heritage Brands business, which increasingly became non-core and offered lower future growth prospects and profitability.

We have a clear commitment to unlocking the full potential of our iconic global brands, Calvin Klein and TOMMY HILFIGER, as we remain focused on connecting closer to where the consumer is going than at any time before – while leveraging the power of PVH as a global growth platform. The core of our multi-year growth plan—the PVH+ Plan—is to win with the consumer and drive sustainable profitable growth along with delivering strong shareholder returns, and to do that in a way that also is aligned with our company purpose: to power brands that drive fashion forward for good. This purpose has guided us for years, and it has never been more relevant for our future.

Despite the macroeconomic challenges caused by the pandemic, we over-delivered against our initial revenue, gross margin, operating margin and EPS expectations. The most important part of this strong performance is the underlying drivers behind it, which are proof points for what we set out to achieve through our accelerated recovery priorities.

Overall, we drove strong double-digit, top-line growth versus 2020, and revenues for our international businesses were above 2019 pre-pandemic levels. Importantly, our operating margins expanded to over 10%, which is also above 2019 levels and reflected significant gross margin expansion from strong full price selling and the strength of our international businesses, as well as meaningful selling, general and administrative cost leverage as compared to 2020.

In addition, underscoring our strong financial position and cash flow generation, we paid down over $1 billion in debt (which reduced our gross leverage to below pre-pandemic levels), reinstated our quarterly cash dividend and repurchased approximately $350 million of stock. Moving forward, we will first and foremost continue investing in our business to fuel our growth while at the same time, deploying our excess cash to maximize shareholder returns.

Since the beginning of 2021, we also maintained a critical focus on our governance, brought on and promoted talent to lead our growth strategy, and advanced our commitment to inclusion and diversity. Highlights included:

•	We further progressed our Board refreshment program, bringing on George Cheeks in March 2021 and Michael Calbert just this month. We also announced that long-time director and presiding director, and current independent Chair of the Board, Henry Nasella, will leave the Board at the Annual Meeting after almost 20 years of service.

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“We have a clear commitment to unlocking the full potential of Calvin Klein and TOMMY HILFIGER. The core of the PVH+ Plan, our multi-year growth plan, is to win with the consumer and drive sustainable profitable growth along with delivering strong returns to our stockholders, and do that in a way that also is aligned with our company purpose: to power brands that drive fashion forward for good.”

•	In just this year, diversity among the director nominees increased to 45% from 42%, the average age of independent director nominees dropped to 57.9 from 58.5, the average tenure of independent director nominees decreased to 8.1 years from 9.1, and the percentage of independent nominees increased to 91% from 83%, in each case as compared to at the time we provided the Notice for the 2021 Annual Meeting.
•	We appointed Mr. Nasella as our first independent non-executive Chair. Mr. Calbert is expected to succeed Mr. Nasella in that role, continuing Board leadership under an independent, non-executive director.
•	Working under the guidance of our Global Inclusion & Diversity Council, we launched nine global commitments spanning Workplace, Marketplace and Community to deliver the greatest impact for our associates, our consumers, and our communities.
•	We received 100% on The Human Rights Campaign’s 2022 Corporate Equality Index for the sixth year in a row for our corporate policies and practices related to LGBTQIA+ workplace equality.
•	We signed the International Accord for Health and Safety in the Textile and Garment Industry, reinforcing our commitment to Bangladesh, strengthening health and safety standards across the supply chain, and extending the Accord’s reach to countries beyond Bangladesh.
•	Our brands led bold campaigns, collaborations and actions to forward our mission of creating a more inclusive fashion industry, such as the 2021 TOMMY HILFIGER Fashion Frontier Challenge, which supports BIPOC entrepreneurs to make the fashion landscape more inclusive, and the CK Neutrals underwear campaign, which celebrated inclusivity and diversity for all women.

As I end this letter, I want to thank Henry Nasella on behalf of the Board of Directors and the whole management team for his unique contributions and many years of wise counsel, as well as his incredible leadership of the Board. It is fair to say that many of our successes as a company could not have been achieved without him. We wish him all the best for the future.

As always, I thank you for your confidence in and support of PVH. I hope you will participate in our virtual 2022 Annual

Meeting.

Sincerely,

Stefan Larsson

Director and Chief Executive Officer

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Proxy Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting. Disclosures in this Proxy Statement generally pertain to matters related to our most recently completed fiscal year, which began on February 1, 2021, and ended on January 30, 2022.

References to “2021” and other years refer to fiscal years, which are designated by the calendar year in which they begin.

The Notice Regarding the Availability of Proxy Materials and the Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about May 6, 2022.

The meeting will be held:

Time and Date

8:45 a.m., Eastern Daylight Time

Thursday, June 16, 2022

Online via Live Webcast at:

www.proxydocs.com/pvh

Record Date

April 22, 2022

Voting

•	Stockholders as of the record date are entitled to vote.
•	Each share of our common stock is entitled to one vote.

Admission

Attendance at the meeting will be limited to holders of record of our common stock as of the record date or their proxies, beneficial owners and invited guests of PVH. For additional information on how to attend the virtual meeting, please see the “General Information About the Annual Meeting” on page 96.

Voting Matters and Board Recommendation

Voting Matters	Board’s Recommendation	For more information
Proposal 1 Election of Directors	FOR each director nominee	Page 11
Proposal 2 Advisory vote on executive compensation	FOR	Page 37
Proposal 3 Ratification of Ernst & Young LLP as our independent auditor for fiscal year 2022	FOR	Page 90

What To Look For

We continue to focus on good governance and strive for transparency. This Proxy Statement discusses several significant 2021 actions, including:

•	the separation of the Chair and CEO roles and the appointment of our first independent, non-executive Chair;
•	the continued execution of the Board’s refreshment program and expansion of the Board members’ diversity; and
•	our continuing efforts to live our values, practice good governance, attract, develop and retain diverse talent, and act as good corporate citizens.

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Director Election (Page 11)

The following table introduces our current directors who are standing for re-election this year. Directors are elected annually by a majority of votes cast. At the Annual Meeting, proxies cannot be voted for more than 11 nominees.

All directors are independent, except Mr. Larsson.

Michael M. Calbert

Chairman of the Board of Dollar General Corporation

Age: 59

Director since (tenure): 2022 (<1)

Other public company boards: 2

Committees: Compensation; Nominating, Governance & Management Development

% Board and committee meetings attended: N/A

Stefan Larsson Chief Executive Officer, PVH Corp. Age: 47 Director since (tenure): 2021 (1) Other public company boards: 0 Committee: None % Board and committee meetings attended: 100

Brent Callinicos

Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.

Age: 56

Director since (tenure): 2014 (8)

Other public company boards: 1

Committee: Corporate Responsibility

% Board and committee meetings attended: 90

V. James Marino

Retired Chief Executive Officer, Alberto-Culver Company

Age: 71

Director since (tenure): 2007 (15)

Other public company boards: 0

Committee: Audit & Risk Management

% Board and committee meetings attended: 100

George Cheeks

President and Chief Executive Officer, CBS Entertainment Group

Age: 57

Director since (tenure): 2021 (1)

Other public company boards: 0

Committee: Corporate Responsibility

% Board and committee meetings attended: 90

G. Penny McIntyre

Former Chief Executive Officer, Sunrise Senior Living, LLC

Age: 60

Director since (tenure): 2015 (7)

Other public company boards: 0

Committee: Corporate Responsibility (Chair)

% Board and committee meetings attended: 100

Joseph B. Fuller

Professor of Management Practice in Business Administration, Harvard Business School; Visiting Fellow, American Enterprise Institute; Founder, Joseph Fuller LLC

Age: 65

Director since (tenure): 1991 (31)

Other public company boards: 0

Committee: Nominating, Governance & Management Development (Chair)

% Board and committee meetings attended: 100

Amy McPherson

Principal investor and consultant to a children-focused media business; Retired President and Former Managing Director, Europe, Marriott International, Inc.

Age: 60

Director since (tenure): 2017 (5)

Other public company boards: 1

Committees: Audit & Risk Management; Nominating, Governance & Management Development

% Board and committee meetings attended: 100

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Allison Peterson

Chief Customer Officer, Best Buy Co., Inc.

Age: 47

Director since (tenure): 2021 (1)

Other public company boards: 0

Committee: Compensation

% Board and committee meetings attended: 100

Edward R. Rosenfeld

Chief Executive Officer, Steven Madden, Ltd.

Age: 46

Director since (tenure): 2014 (8)

Other public company boards: 1

Committee: Audit & Risk Management (Chair)

% Board and committee meetings attended: 100

Amanda Sourry (Judith Amanda Sourry Knox)

Former President, Unilever North America

Age: 58

Director since (tenure): 2016 (5)

Other public company boards: 1

Committees: Compensation (Chair); Nominating, Governance & Management Development

% Board and committee meetings attended: 100

Number of meetings in 2021:

Board	6

Audit & Risk Management	9

Compensation	8

Corporate Responsibility	4

Nominating, Governance & Management Development	5

Demographics of Our Director Nominees

Tenure of Independent Director Nominees

Age Distribution of Independent Director Nominees

Gender and Racial Distribution

Director Skills

Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills that are vital to the success of our business.

Please note the information presented above reflects Mr. Nasella’s not standing for re-election and relates only to the 11 nominees (10 independent nominees) for director.

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2021 Business Highlights

Despite the macroeconomic challenges caused by the COVID-19 pandemic, we over-delivered in 2021 against our initial revenue, gross margin, operating margin and EPS expectations.

Overall, we drove strong double-digit, top-line growth versus 2020, our EPS was a record for us, our operating margins expanded to over 10%, which is above 2019 pre-pandemic levels and reflected significant gross margin expansion from strong full price selling and the strength of our international businesses, as well as meaningful selling, general and administrative (“SG&A”) cost leverage as compared to 2020.

In addition, underscoring our strong financial position and cash flow generation, we paid down over $1 billion in debt

(which reduced our gross leverage to below pre-pandemic levels), reinstated our quarterly cash dividend starting with the fourth quarter and repurchased approximately $350 million of stock.

The disciplined execution of our accelerated recovery priorities continued to fuel our performance. Some of the proof points of our successes against these priorities over the past year included:

•	Driving product relevance with pricing power across our brands and regions.
•	Supercharging e-commerce to win in the digitally-led marketplace – both for our owned and operated channels, as well as third-party partners.
•	Driving cost efficiencies across the company.

Our 2021 performance was led by very strong results in our international business – which returned to 2019 pre-pandemic revenue levels sooner than expected despite ongoing pandemic headwinds, including temporary store closures and significant supply chain disruptions – as we continued to capture the growth opportunities of our iconic brands.

We continue to focus on driving consumer engagement through a digital-first, 360° approach around key hero product and consumer moments, while utilizing our global iconic brands as creative platforms for collaborations, drops and events – all to drive brand and product relevance, particularly with Gen Z and Millennial consumers.

*	Reconciliations to GAAP amounts appear on Exhibit A.

1	We refer to our owned and licensed trademarks, other than Calvin Klein and TOMMY HILFIGER, as our “heritage brands” and the businesses we operate under the heritage brands trademarks as our Heritage Brands business. We sold certain of the heritage brands, as well as certain related inventories, to third parties (the “Heritage Brands transaction”) at the beginning of the third quarter of 2021. We licensed back the heritage brands we sold for use on certain products as part of the Heritage Brands transaction.

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The following shows our performance against our peer group for the one- and three-year periods ended 2021 based on revenue growth, EBIT growth, and overall ranking, as well as based on total stockholder return (“TSR”) for the three-year period.

	PVH Percentile Rank
Performance Measure[1]	1-Year (2021)	3-Year (2019–2021)
Revenue growth vs. peer group		0%
EBIT growth[2] vs. peer group
TSR vs. peer group (as of January 28, 2022)
TSR vs. S&P 500[3] (as of January 28, 2022)
Overall Percentile Rank[4]

1	Financial performance is based on PVH and peer performance as provided by PVH.
2	Non-GAAP, excludes non-recurring items and discontinued operations.
3	TSR vs. peer group is based on S&P companies as of March 3, 2022, which differs from the S&P 500 companies used to determine the PSU achievement against goals for the performance period ended on April 28, 2022.
4	Overall percentile ranking excludes TSR vs. S&P 500.

Source: TSR from Standard & Poor’s Capital IQ.

Executive Compensation Highlights (Page 38)

Our compensation program is a pay-for-performance model. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value — rewarding them only if they attain these objectives. However, the COVID-19 pandemic initially required us to adjust our priorities, and our compensation program to support them, in favor of ensuring our financial stability and liquidity. We also protected our business, including through accelerating the growth of our digital commerce businesses, exiting non-core and low profitability businesses, and positioning ourselves for growth as we emerged from the pandemic. And, of course, we sought to preserve stockholder value.

With an overall improving but still unpredictable and pressured business environment as we were setting the 2021 compensation program, we again adjusted the focus of our compensation program, this time largely moving back toward our pre-pandemic approach. However, we included some adjustments to recognize the continued volatility in our business and the market and the resulting difficulty in estimating our long-term performance.

The financial measures for annual bonuses were

•	corporate (consolidated PVH) EBIT (consistent with the earnings-based focus of EPS, our historical measure for our performance) and
•	for NEOs who lead business units, EBIT for their business units.

We had used corporate and business unit earnings before interest, taxes depreciation and amortization (“EBITDA”) in 2020 because of our focus on our financial stability and liquidity.

Threshold and maximum performance goals were set at significantly wider ranges below and above the target goal than historical practice, as had been the case in 2020. This addressed the continued volatility and uncertainty in our business and in the stock market and economy generally.

Performance share unit awards (“PSUs”) were evenly weighted between a one-year EBIT performance goal, coupled with an overall three-year vesting period from the grant date, and a three-year TSR goal against a custom, industry-appropriate group of 45 companies.

We historically had used absolute stock price growth for the portion of the awards that was tied to EBIT for 2021. The extreme volatility of the stock market and business uncertainties caused by the pandemic made stock price growth an impractical performance measure. In contrast, we had some measure of visibility with EBIT. The three-year total vesting period ensures alignment with stockholders because the ultimate value of any payout would vary with the stock price. Using a one-year measure was exceptional and is not expected to be repeated.

In the past, we had measured TSR against the S&P 500. We changed to a custom group because the pandemic has had dramatically different effects on different industries, and we believe our performance is most appropriately compared to companies that operate in similar industries and use similar distribution channels.

The foregoing changes did not change our overall approach to compensating our Chief Executive Officer and the other executive officers whose compensation appears in this Proxy Statement. The bulk of their compensation packages continued to consist of short-term and long-term incentive awards that paid out only if we achieved specific financial and strategic targets, and equity awards (restricted stock units (“RSUs”), stock options and PSUs), continued to be linked to increases in stock value over time.

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Compensation Mix

1	Excludes Tapestry, Inc. CEO because the specific pay mix was not disclosed at the time our compensation decisions were made.
2	Excludes Mr. Holmes and Ms. Abel-Hodges. See discussion on page 43.

95% approval

Say-On-Pay

Our stockholders overwhelmingly approved the compensation of our Named Executive Officers at our 2021 Annual Meeting, with approximately 95% of the votes cast in favor of the advisory proposal. We are pleased that our stockholders have consistently supported our executive compensation program since we began holding say-on-pay votes in 2011.

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Governance Highlights (Page 18)

PVH is committed to excellence in corporate governance and corporate responsibility, as evidenced by the policies and practices summarized below.

Independence

•	All of our directors are independent except our CEO
•	Independent directors meet regularly in executive session
•	All members of the Board’s standing committees are independent

Accountability

•	Directors are elected annually by a majority vote (in uncontested elections)
•	We have held an annual stockholder advisory vote to approve named executive officer compensation since 2011
•	Incentive compensation for executives is subject to our Clawback Policy

Alignment with Stockholder Interests

•	Our executive compensation program emphasizes pay for performance
•	Executive officers and directors are subject to robust stock ownership guidelines
•	Directors and officers are prohibited from hedging and pledging our common stock

Board Practices

•	We have an independent Chair
•	Our Corporate Governance Guidelines are publicly available and reviewed annually
•	We have a rigorous annual Board, committee and individual director self-evaluation process
•	We have a formal ongoing succession planning process in place for the Board

Governance

•	We promote our values of individuality, partnership, passion, integrity and accountability
•	We are committed to the development of our associates and recognize that they are our greatest asset and key to our continued success
•	We continuously review governance practices and consider adopting additional best practice principles
•	We embrace clear, understandable and detailed financial reporting and corporate disclosure
•	Our Code of Business Conduct and Ethics, our Code of Ethics for Chief Executive Officer and Senior Financial Officers, and the charters for all of our Board committees are available on our website
•	Our By-Laws include proxy access provisions that are in line with market standards

Corporate Responsibility

•	We are committed to driving fashion forward for good, and provide substantial information about our corporate responsibility practices and policies on our website and in our annual Corporate Responsibility Report
•	We first adopted our A Shared Commitment code of conduct for suppliers and business partners in 1991 and have since expanded its scope and evolved its goals to improve the lives of the over one million people across our value chain and to improve the communities and preserve the environment in the places we live and work

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2021 Governance Actions

2021 continued our pursuit of excellence in governance matters, along with our commitment to corporate responsibility.

•	We added one new independent director to the Board in 2021 and one in 2022 as part of the Board refreshment program, bringing the total of new independent directors to three since 2020, one of whom is a woman and one who is diverse
•	We separated the roles of CEO and Board Chair and named our first independent, non-executive Chair and intend to continue filling the Chair role with an independent director
•	We have had four women on the Board since 2017
•	We have had one diverse director on the Board every year but one since 2011
•	We have brought down our average independent director tenure from 9.1 years in 2020 to 8.1 this year
•	We have brought down the average age of our independent directors from 58.5 in 2020 to 57.9 this year
•	We partnered with the Council of Fashion Designers of America on the State of Diversity, Equity & Inclusion on a Fashion report to encourage a more representative American fashion industry
•	We became a founding partner of the Social Justice Center at the Fashion Institute of Technology, a first-of-its-kind initiative established to increase opportunity and accelerate social equity for the BIPOC community within the creative industries
•	We ranked #5 on Barron’s 100 Most Sustainable Companies list (2022) and #1 in apparel retail category
•	We decreased Scope 1 and 2 greenhouse gas emissions from owned and operated facilities by 21% and reduced Scope 3 emissions in our supply chain by 18%
•	We increased usage of renewable energy to 53% of total energy consumption and are on pace to achieve our 2030 target for all offices, warehouses and stores to be powered by 100% renewable energy sources
•	We received 100% on the Human Rights Coalition’s 2022 Corporate Equality Index for the sixth year in a row for our corporate policies and practices related to LGBTQIA+ workplace equality
•	We ranked #9 on the Fortune Measure Up list of the top 20 most progressive companies in Inclusion & Diversity

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Proposal 1
Election of Directors

The PVH Board of Directors currently consists of 12 directors. Henry Nasella, a long-standing director, is not standing for re-election at the Annual Meeting, so the Board is decreasing its size to 11 as of the completion of the election. All nominees elected as directors at the Annual Meeting will serve for a term of one year or until their successors are elected and qualified. The Board of Directors is not currently aware of any reason why any nominee might be unable to serve.

The Board of Directors recommends a vote FOR the election of the eleven nominees named below.
Proxies received in response to this solicitation will be voted FOR the election of all 11 nominees unless the stockholder specifies otherwise.

Nominees For Election

Michael M. Calbert

Chairman of the Board of Dollar General Corporation

Independent Age: 59 Director since: 2022 Committees: • Compensation • Nominating, Governance & Management Development

Experience

•   Chairman of Dollar General Corporation (a discount retailer) since 2016

•   Member of the private equity firm KKR & Co. L.P., where he led the Retail industry team from 2000 until his retirement in 2014

•   Chief Financial Officer of Randall’s Food Markets (1997–1999)

•   Certified public accountant with Arthur Anderson Worldwide (1985–1994)

Expertise

Mr. Calbert is experienced with corporate finance and strategic business planning activities. As the former head of KKR’s global retail industry team, Mr. Calbert has a strong background and extensive experience in advising and managing companies in the retail industry, including evaluating business strategies and operations, financial plans and structures, risk, and management teams. His former service on various private and public company boards in the retail industry, as well as his current service on the board of another public retail company, further strengthens his knowledge and experience. Mr. Calbert also has a significant financial and accounting background.

Other Public Company Boards: • Dollar General Corporation (since 2016) • Executive Network Partnering Corporation (since 2020) • AutoZone, Inc. (2019 to 2021)

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Brent Callinicos

Former Chief Operating and Chief Financial Officer, Virgin Hyperloop One; Former Chief Financial Officer, Uber Technologies, Inc.

INDEPENDENT Age: 56 Director since: 2014 Committee: • Corporate Responsibility

Experience

•   Chief Operating and Chief Financial Officer of Virgin Hyperloop One (an autonomous transportation company) from January 2017 to March 2018

•   Advisor at Uber Technologies, Inc. (an on-demand car service company) from 2015 to 2016

•   Chief Financial Officer at Uber from 2013 to 2015

•   Vice President, Treasurer and Chief Accounting Officer of Google Inc. (a global technology leader now known as Alphabet Inc.) from 2012 to 2013

•   Vice President and Treasurer of Google from 2007 to 2012

Expertise

Mr. Callinicos is a CPA with extensive experience working in treasury, financial and accounting roles in public companies and working with public company boards. He has been a senior executive at four companies and has served in several board advisory roles. He has substantial experience with corporate responsibility initiatives, including having run Green Energy Investing at Google.

Other Public Company Boards: • Baidu, Inc. (since 2015)

George Cheeks

President and CEO of CBS Entertainment Group

INDEPENDENT Age: 57 Director since: 2021 Committee: • Corporate Responsibility

Experience

•   President and CEO of CBS Entertainment Group (a news, entertainment and sports media company and studio) since March 2020

•   Chief Content Officer, News and Sports, Paramount+, since June 2021

•   Vice Chairman of NBCUniversal Content Studios from 2019 to 2020

•   Co-Chairman of NBC Entertainment from 2018 to 2019

•   Co-President of Universal Cable Productions and President of Late Night Programming at NBC Entertainment from 2017 to 2018

•   President of Business Operations and Late Night Programming at NBC Entertainment from 2014 to 2017

•   Executive Vice President of Business Operations of NBCUniversal from 2012 to 2014

Expertise

Through his more than 25 years of experience in the media and entertainment industry, Mr. Cheeks has demonstrated a deep understanding of how an iconic brand grows with its audience in the context of changing distribution, culture, lifestyles and preferences. He has served in several senior executive positions with responsibility for creative, business and operational matters.

Other Public Company Boards: • None

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Joseph B. Fuller

Professor of Management Practice in Business Administration, Harvard Business School

INDEPENDENT Age: 65 Director since: 1991 Committee: • Nominating, Governance & Management Development (Chair)

Experience

•   Professor at Harvard Business School since 2012, where he teaches general management classes and co-leads an initiative called “Managing the Future of Work”

•   Founder, Director and Vice-Chairman of Monitor Company LP (an international management consulting firm) from 1983 to 2013[1]

•   Visiting Fellow at the American Enterprise Institute

•   Founded Joseph Fuller LLC (a business consulting firm) in 2013

Expertise

Mr. Fuller has extensive experience advising management with respect to strategy, corporate finance, governance and marketing (including with respect to channel management, pricing trends and pressures, and innovation). In addition, as a professor at a renowned business school, he has knowledge of management principles used by leading businesses worldwide.

Other Public Company Boards: • None
1	On January 11, 2013, Deloitte Consulting LLP acquired all of the business of Monitor Company pursuant to an agreement entered into on November 7, 2012. To help facilitate the acquisition, Monitor Company filed for bankruptcy protection on November 7, 2012, in Wilmington, Delaware. The acquisition was accomplished by means of a bankruptcy court-approved sale under the U.S. Bankruptcy Code.

Stefan Larsson

Chief Executive Officer, PVH Corp.

Age: 47 Director since: 2021

Experience

•   PVH Corp.’s Chief Executive Officer since February 1, 2021

•   President of PVH from June 2019 through January 2021

•   President and Chief Executive Officer and a director of Ralph Lauren Corporation from 2015 to 2017

•   Global President of Old Navy, Inc., a division of The Gap, Inc., from 2012 to 2015

•   For nearly 15 years, held multiple key leadership roles on the team responsible for growing H&M department stores, with revenue increasing from approximately $3 billion to approximately $17 billion and operations expanding from 12 to 44 countries

Expertise

Mr. Larsson has a record of proven leadership and global experience in driving transformation and brand building in an increasingly dynamic and ever-changing consumer landscape. He is highly regarded for his strategic focus and his operational track record. As PVH’s Chief Executive Officer, he provides insight to the Board on PVH’s business and management team, management’s accelerated recovery plan for exiting the COVID-19 pandemic, and his vision for PVH’s next chapter of growth.

Other Public Company Boards: • Ralph Lauren Corporation (2015 to 2017) • The RealReal, Inc. (2019 to 2020)

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V. James Marino

Retired Chief Executive Officer, Alberto-Culver Company

INDEPENDENT Age: 71 Director since: 2007 Committee: • Audit & Risk Management

Experience

•   President and Chief Executive Officer of Alberto-Culver Company (a global consumer products company) for five years until his retirement in 2011

•   President of Alberto-Culver Consumer Products Worldwide from 2004 to 2006

•   President of Alberto Personal Care Worldwide, a division of Alberto-Culver Company, from 2002 to 2004

Expertise

Mr. Marino has significant senior executive leadership experience in the consumer products industry. During his tenure at Alberto-Culver, he developed expertise on both a domestic and an international basis in areas including corporate strategy development and execution, brand building and multichannel distribution. He also has in-depth knowledge of public company reporting. In addition, his work on the boards of directors of OfficeMax and Office Depot has provided him with perspective on the retail landscape, consumer goods, and governance of public companies.

Other Public Company Boards: • Alberto-Culver Company (2006 to 2011) • OfficeMax Incorporated (from 2011 to 2013, when OfficeMax merged into Office Depot) • Office Depot, Inc. (2013 to 2020)

G. Penny McIntyre

Former Chief Executive Officer, Sunrise Senior Living, LLC

INDEPENDENT Age: 60 Director since: 2015 Committee: • Corporate Responsibility (Chair)

Experience

•   Chief Executive Officer of Sunrise Senior Living, LLC (a provider of senior living services) from November 2013 to May 2014

•   President of the Consumer Group of Newell Brands from 2011 to 2012

•   Group President of Newell Brands’ Office Products Group from 2009 to 2012

•   Senior Vice President, General Manager, Functional Beverages (overseeing still beverages, such as water, tea and coffee) at The Coca-Cola Company, after holding a series of marketing positions of escalating responsibility, including Group Marketing Director, Europe, Asia and Middle East

Expertise

Ms. McIntyre has extensive general management experience gained through operating consumer packaged goods businesses in multiple channels across multiple geographies. She has led sales, marketing and operations teams in Europe, Africa, Japan and the U.S. She has a background in consumer insights, brand building and digital commerce gained through her employment with Coca-Cola, Newell Brands and SC Johnson Wax.

Other Public Company Boards: • None

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Amy McPherson

Principal investor and consultant; Retired President and Former Managing Director,

Europe, Marriott International, Inc.

INDEPENDENT Age: 60 Director since: 2017 Committees: • Audit & Risk Management • Nominating, Governance & Management Development

Experience

•   Principal investor and consultant to a children-focused media business

•   President and Managing Director, Europe at Marriott (a global lodging company) from 2009 to 2019

•   Joined Marriott in 1986 and served in roles of increasing responsibility, including Executive Vice President of Global Sales and Marketing, Senior Vice President of Business Transformation and Integration, and Vice President of Finance and Business Development

Expertise

Ms. McPherson has considerable experience in overseeing business operations and development in Europe, having overseen multiple brands of hotels for Marriott, the world’s largest hotel company. She has overseen acquisitions and strategic partnerships and implemented and executed strategies on both a regional and global basis. In addition, Ms. McPherson has experience managing Marriott’s global and field sales, marketing, loyalty program, revenue management, e-commerce, worldwide reservation sales and customer care, and sales channel strategy and analysis.

Other Public Company Boards: • Royal Caribbean Cruises Ltd. (since 2020)

Allison Peterson

Chief Customer Officer, Best Buy Co., Inc

INDEPENDENT Age: 47 Director since: 2021 Committee: • Compensation

Experience

•   Executive Vice President, Chief Customer Officer at Best Buy (a leading provider of technology products, services and solutions) since May 2020

•   Chief Customer and Marketing Officer at Best Buy from 2019 to 2020

•   President, E-Commerce at Best Buy from 2017 to 2018

•   Vice President, Category Marketing at Best Buy from 2015 to 2017

•   Previously worked in merchandising and demand planning at Target Corporation

Expertise

Ms. Peterson has extensive experience in strategic planning, marketing strategy and execution, digital marketing, multi-channel retailing, financial analysis, cross-functional teaming, negotiating and building vendor relations, assortment planning and buying. She has played an instrumental role in building out the digital presence of a major retailer to align with new consumer behaviors. She also has a proven track record of delivering strong consumer engagement fueled by strategic marketing, cross-channel experiences, and brand positioning.

Other Public Company Boards: • None

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Edward R. Rosenfeld

Chief Executive Officer, Steven Madden, Ltd.

INDEPENDENT Age: 46 Director since: 2014 Committee: • Audit & Risk Management (Chair)

Experience

•   Chief Executive Officer of Steven Madden (a fashion footwear and accessories company) since 2008

•   Part of the executive management team of Steven Madden since 2005, serving in finance and strategic planning roles

•   Investment banker in a mergers and acquisitions practice focused on the retail and apparel industries prior to joining Steven Madden

Expertise

Mr. Rosenfeld has over 20 years of experience focused on the retail, apparel and footwear industries as both an executive and an investment banker.

Other Public Company Boards: • Steven Madden, Ltd. (since 2008)

Amanda Sourry

Former President, Unilever North America

INDEPENDENT Age: 58 Director since: 2016 Committees: • Compensation (Chair) • Nominating, Governance & Management Development

Experience

•   President, Unilever North America (a personal care, foods, refreshment, and home care consumer products company) from 2018 to 2020

•   Head of Global Customer Development at Unilever, from 2018 to 2019

•   President, Global Foods Category of Unilever plc from 2015 to 2017

•   Executive Vice President, Global Haircare at Unilever from 2014 to 2015

•   Executive Vice President, Unilever U.K. and Ireland from 2010 to 2014

Expertise

Ms. Sourry has extensive global marketing and business experience in consumer product goods and customer development, including overseeing Unilever’s digital efforts. She has held roles in the U.S. and throughout Europe and served in global product positions. Ms. Sourry was actively involved in Unilever’s global diversity, gender balance and sustainability initiatives.

Other Public Company Boards: • The Kroger Co. (since 2021)

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Director Not Standing for Re-Election

For close to two decades, we have benefited from the tremendous contributions of Henry Nasella. During that time, he has provided strong leadership of the Board, including as presiding director and Chair, and effective counsel to our Chief Executive Officers. Mr. Nasella has been instrumental to many of our successes as a company, starting with our acquisition of Calvin Klein. We are extremely appreciative for his long and dedicated service to PVH.

Henry Nasella

Partner and Co-Founder, LNK Partners

INDEPENDENT Age: 75 Director since: 2003 Presiding Director: 2007–2021 Chair (since): 2021 (December) Committees: • Compensation • Nominating, Governance & Management Development

Experience

•   Partner at LNK Partners (a private equity investment firm) since he co-founded the firm in 2005

•   Venture Partner at Apax Partners, where he was a senior member of the U.S. Consumer and Retail Group

•   Led the successful buyout of Star Markets (a regional supermarket chain), and served as Chairman and CEO of the company until it was sold to Sainsbury Plc

•   First President of Staples, where he built the company from a startup into a global leader in office supply retailing

Other Public Company Boards: • Staples, Inc. (1988 to 1993) • Panera Bread Co. (1995 to 2001) • Denny’s Corp. (2004 to 2008)

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Corporate Governance

Independence

The Board of Directors has evaluated the independence of each of the directors and nominees for director in relation to the rules of the New York Stock Exchange (“NYSE”). The independence inquiry included the additional criteria for service on the Audit & Risk Management Committee and the Compensation Committee for the directors who are members of those committees. The Board determined that Mr. Larsson, our CEO, is not independent, and that each of our other current directors is independent.

In making these independence determinations, the Board of Directors considers whether a director has or had a relationship with PVH that would disqualify the individual from being considered independent under applicable regulations, that would be disclosable under applicable regulations, or that might otherwise be deemed material to the director, the director’s family or PVH, including whether there are any employment or consulting arrangements between any such individual and third parties that provide services to us. None of the directors, other than Mr. Larsson, has a material relationship with PVH, either directly or as a partner, stockholder or officer of an organization that has a relationship with PVH, nor does any other director have a direct or indirect material interest in any transaction involving PVH.

No family relationship exists between any director or executive officer of PVH and any other director or executive officer.

Leadership Structure of The Board

The Board believes that no single leadership model is necessarily best for PVH and historically had a combined Chair and CEO with an independent presiding director. With the retirement of our former CEO as Chair, we made the decision to have an independent, non-executive Chair. Mr. Nasella currently serves in that role and Mr. Calbert is expected to succeed him when Mr. Nasella leaves the Board. The Board believes that having an independent director serve as Chair is the most effective leadership structure for the Board right now as it allows Mr. Larsson to focus on his responsibilities as Chief Executive Officer. Mr. Nasella’s extensive knowledge of PVH and tenure as a director, including having served as presiding director from 2007 to 2021, made him qualified for the Chair role. Mr. Calbert’s background as a public company director with extensive Chair experience, along with his deep expertise in the retail and consumer sectors, make him an appropriate choice to succeed Mr. Nasella as Chair.

The duties of the Chair include:

•  Leading all meetings of the Board, including executive sessions of the independent directors;

•  Serving as the liaison between the non-management directors and the Chief Executive Officer;

•  Guiding the annual review of the Chief Executive Officer’s performance and compensation;

•  Serving as a sounding board for, and providing advice and guidance to, the Chief Executive Officer;

•  Discussing with management or approving non-routine information sent to the Board;

•  Reviewing and approving meeting agendas;

•  Ensuring there is sufficient time for discussion of all agenda items;

•  Calling meetings of the independent directors, if appropriate; and

•  Participating in, or consulting on, communications with stockholders, when appropriate.

Our Corporate Governance Guidelines provide that, if the Chief Executive Officer (or other associate) serves as Chair, or the Chair otherwise is not independent, the Nominating, Governance & Management Committee must nominate, and the independent directors must elect an independent director to serve as presiding director. Any independent director serving as presiding director will have duties similar to those described for the Chair. The Nominating, Governance & Management Development Committee is responsible for nominating the director to serve in that role. In addition to having an independent Chair (or presiding director, when applicable), the Board has adopted a number of governance practices to ensure effective independent oversight. Among these practices, which are set forth in our Corporate Governance Guidelines, are that the members of all key Board committees must meet the independence requirements prescribed by the NYSE and the Board will hold executive sessions of the independent directors at the end of every Board meeting, as well as at other times the independent directors choose.

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Risk Oversight

The Board of Directors oversees the management of risks related to the operation of our business. As part of its oversight, the Board receives periodic reports from members of senior management on various aspects of risk, including our enterprise risk management program, business continuity planning, and cybersecurity. Each Board committee oversees the management of risks that fall within its area of responsibility, as summarized below. In performing this function, each committee has full access to management, as well as the authority to engage advisors. Committee chairpersons report on their committees’ activities, including agenda items relating to risk, at each Board meeting following a committee meeting, and can raise risk issues with the full Board at that time. The Board and each of its committees has met with, received reports from, and worked together with management as we navigate our company and businesses through the impacts of the COVID-19 pandemic on us and our stakeholders and seek to mitigate these impacts through business, operational, financial and human capital management initiatives.

The Audit & Risk Management Committee has principal responsibility for risk assessment and risk management. As part of this role, the Audit & Risk Management Committee:

•	monitors the operation of our enterprise risk management program;
•	receives an annual enterprise risk management report, in which management identifies our most significant operating risks and the mitigating factors that control those risks, based on the results of an annual, in-depth exercise in which a broad spectrum of associates and executives from key areas and all regions work with an outside expert to identify relevant areas of risks and mitigating factors;
•	receives quarterly reports on the status of our network security framework, the status of information security initiatives and any new security incidents risks, and strategies implemented to address those risks;
•	receives reports at all meetings (other than the quarterly calls to review earnings releases and periodic reports) on our cybersecurity and data privacy efforts, including an annual in-depth review of strategy and initiatives for the coming year, presented by our Senior Vice President, Information Security or Chief Information Officer;
•	receives reports on risks and developments relating to our IT systems upgrades, financial reporting, security issues, insurance, legal matters, compliance training and reporting, and other areas of risk and risk management; and
•	meets privately on a regular basis with representatives of our independent auditors to discuss our auditing and accounting processes and management.

The Compensation Committee considers as part of its oversight of our executive compensation program whether the incentive awards it administers are properly aligned with stockholder value creation, corporate objectives, and our Code of Business Conduct and Ethics. As part of this role, the Compensation Committee:

•	receives an annual risk assessment from its compensation consultant that analyzes the risks represented by each component of the program, as well as mitigating factors; and
•	develops policies, such as our Clawback Policy, to mitigate potential risks.

The Compensation Committee also annually performs an extensive analysis of incentive compensation arrangements throughout the company to ensure they do not create excessive or unwanted risk.

For more information, see “Risk Considerations in Compensation Programs,” which begins on page 61.

The Nominating, Governance & Management Development Committee oversees risks related to governance issues. As part of this role, the Nominating, Governance & Management Development Committee:

•	administers an active succession planning process for the Chief Executive Officer to reduce risks in the event our Chief Executive Officer needs to be replaced on an emergency basis, as well as in anticipation of his eventual retirement;
•	considers changes in principal employment of directors and new directorships sought by directors to ensure there are no conflicts of interest or loss of skill set; and
•	conducts an annual evaluation program to determine if the individual directors, Board and Board committees are performing effectively and in the best interests of PVH and our stockholders.

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The Corporate Responsibility Committee is responsible for advising the Board and management with respect to potential risks to PVH’s reputation and our role as a socially responsible organization. As part of this role, the Corporate Responsibility Committee:

•	monitors human rights, work conditions and environmental programs administered by our global Corporate Responsibility compliance teams, mainly with respect to the operations of suppliers and factories in our supply chain;
•	monitors our response to climate and environmental risk, including cross-sector collaboration on global solutions and relevant policies, and evolving business practices, such as reducing waste, prioritizing climate-friendly raw materials and investing in renewable energy; and
•	monitors and advises on significant corporate responsibility-related events and activities impacting the industry, such as our response to the COVID-19 pandemic, including donations towards global relief efforts, and our work to help create and endorse the International Labour Organization’s Call to Action to protect garment workers and establish long-term systems of social protection.

Cybersecurity and Data Privacy are priority matters for the Board of Directors. Our principal objectives are to protect our information technology equipment, networks, systems and data (about associates, consumers, customers and business partners) globally.

In support of these objectives, our Information Security Group (“ISG”), a global function that spans our organization, has designed a strategy using the National Institute of Standards & Technology (“NIST”) Cybersecurity Framework to mitigate cybersecurity risks that could result in the unauthorized access to and disruption of systems, as well as unauthorized access to, acquisition of and manipulation of data. In addition, ISG regularly meets with its business partners on cyber risk education and mitigation through communication of our projects and standards. Our Senior Vice President, Information Security, who reports to our Chief Information Officer, is responsible for implementing the NIST Cybersecurity Framework.

ISG has implemented and continues to improve on its cybersecurity standards, security tools, associate training programs, and security breach procedures to build a best-in-class program.

To measure the effectiveness of this program, we perform:

•	monthly phishing exercises and education;
•	annual table top breach exercises; and
•	regular penetration tests.

In addition, on an annual basis, we have independent providers conduct:

•	a PCI-DSS (Payment Card Industry – Data Security Standards) assessment for compliance; and
•	a benchmark maturity assessment against NIST Cybersecurity Framework.

Further, our Internal Audit Department evaluates our information security program and ISG function via various information security and cybersecurity audits that are performed throughout the year, as well as through Sarbanes-Oxley Section 404 testing.

Board, Committee and Director Evaluations

The Board believes it is important to address its role, the presentation topics at its meetings, and its capabilities and effectiveness on a regular basis. Board, director and committee evaluations — and discussions about the results of those evaluations — are integral to this process. The Nominating, Governance & Management Development Committee oversees the annual Board evaluation process.

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Questionnaires Designed and Distributed
The Nominating, Governance & Management Development Committee uses comprehensive questionnaires covering the Board and each committee. The Board questionnaire includes rated and open-ended questions about the individual performance of each director (in regard to commitment, participation, preparedness and contributions) and the willingness of directors to act independently and to constructively challenge management on strategy, decisions and performance. The Board and committee questionnaires also contain questions relevant to management, on topics such as support of and responsiveness to the Board, availability of management outside of meetings, the content of presentations, the appropriateness of agenda items, and the sufficiency and timeliness of information provided to the Board in advance of or between meetings. Directors also complete individual self-assessments. The form and content of all our questionnaires are reviewed annually and revised as necessary.

Responses Collected
All directors are required to complete these questionnaires and the self-assessment. The questionnaires for each committee also are completed by executives and outside advisors who regularly attend the relevant committee’s meetings. In addition, members of management provide separate feedback on the performance of the Board and individual directors.

Results Reviewed
The results of the Board questionnaires and individual self-assessments, along with management’s feedback, are initially reviewed by the Nominating, Governance & Management Development Committee to determine the key issues to be presented to the full Board, the manner of that presentation, and any issues to be addressed with individual directors. The aggregated results for the Board, along with comments (without attribution), are provided to every director, and the input regarding individual committees is provided to relevant committee members, in each case to facilitate discussion at subsequent meetings. The independent directors hold a meeting annually without Mr. Larsson, or any member of management, present to discuss the results of and comments received on the Board questionnaires and to develop and implement plans for improvement. Similarly, the members of each committee consider their survey results and comments at a regular meeting.

Feedback Delivered
The Chair (or if the Chair is not an independent director, the presiding director) or the Chair of the Nominating, Governance & Management Development Committee will speak to individual directors about personal performance issues raised, and provide suggestions for improving performance or addressing particular needs. The presiding director also meets individually with each of the other independent directors on an annual basis to discuss their performance based on his own observations, management feedback, and discussion at meetings of the Nominating, Governance & Management Development Committee. In addition, relevant findings are communicated to management in order to improve the effectiveness of the Board and Board meetings.

We had stated in the past that the Nominating, Governance & Management Development Committee had decided to retain an outside consultant to assist with an assessment of the Board and the directors. The Committee subsequently determined that the assessment it envisioned was largely encompassed in its existing Board refreshment program, which involves looking at the expertise of all of the independent directors, the Board’s evolving needs, and the proximity of the current directors to our mandatory retirement age. For this and other reasons, the Committee decided to defer the separate assessment until some time after it completes the current phase of the refreshment program.

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Board Refreshment

Evaluating Current Board Composition

The Nominating, Governance & Management Development Committee follows a formal, ongoing process for director succession and is actively engaged in a refreshment process. Our refreshment process is designed to ensure we have the appropriate breadth and depth of experience on the Board to effectively perform the Board’s responsibilities. Our addition of four independent new directors in the past five and a half years (with only two directors having tenures of more than nine and a half years) demonstrates the success of this process.

Board Refreshment—Last Ten Years (2012–2022)

The refreshment process has several goals:

•	identify qualities and skills needed for service on our Board;
•	identify the qualities and skills each current director possesses;
•	assess how the current directors deploy their qualities and skills for the benefit of PVH;
•	determine whether any additional skill sets or other attributes are necessary to fill gaps in the current Board;
•	establish a succession strategy and execute against that strategy, including planning well in advance of upcoming mandatory retirements; and
•	perform on-boarding and transitioning for new directors.

The Nominating, Governance & Management Development Committee uses a skills matrix to assess the strengths and needs of the Board in relation to our current business strategy, expected future strategic needs, and the current state of our industry. The matrix incorporates areas of operating and industry experience that Committee members have determined should be represented on our Board. Using directors’ self-assessments and assessments from the other directors and management, including our Executive Vice President, Global Talent Management, the Committee populates the matrix, showing the extent to which each current director has the desired qualities and skills.

The Nominating, Governance & Management Development Committee reviews the skills matrix, along with individual director demographics, tenure and committee memberships, and considers our total Board composition and demographics compared to our peers, to determine whether we need to add directors with specific qualities or skills.

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The Nominating, Governance & Management Development Committee believes our Board of Directors is most effective when its members represent a mix of the attributes, skills and experience shown below.

Director Nominee Skills

	Operating Experience			Industry Experience
	Current/Recent CEO, COO or CFO Within a Global Public Company	Financial Expertise	Operations Leader Experience	Consumer Products or Services	Digital/ E-commerce	Technology/ Cyber Risk	Regulatory/ Corporate Governance	International Experience
Michael M. Calbert
Brent Callinicos
George Cheeks
Joseph B. Fuller
Stefan Larsson
V. James Marino
G. Penny McIntyre
Amy McPherson
Allison Peterson
Edward R. Rosenfeld
Amanda Sourry

C-suite experience managing a business with an ecommerce component to the business vs. direct experience managing an e-commerce business
C-suite experience managing a business with international operations vs. actually operating within an internationally based business

Identifying Potential New Directors

In evaluating potential new directors, the Nominating, Governance & Management Development Committee will consider the needs identified by our formal review process and the resulting skills matrix, and also may consider factors such as each candidate’s professional experience; business, charitable or educational background; performance in current position; reputation; age; and service on other boards of directors. Potential candidates have been identified at various times by members of the Board, by a third-party search and recruiting firm retained for that purpose (as was the case with Mr. Calbert), and by senior executives.

The Nominating, Governance & Management Development Committee will consider a nominee recommended by a stockholder if the recommendation is made in writing and includes (i) the qualifications of the proposed nominee to serve on the Board, (ii) the principal occupations and employment of the proposed nominee during the past five years, (iii) each directorship currently held by the proposed nominee, and (iv) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary. The expectation is that candidates recommended by stockholders will be evaluated in substantially the same way we evaluate candidates identified by the Committee.

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Diversity

The Nominating, Governance & Management Development Committee considers the diversity of the Board and potential candidates in selecting new directors, and, in connection with the current Board refreshment program, has instructed search and recruiting firms to include female and diverse candidates in all pools of prospective directors that they present, but does not have a specific policy in that regard. In practice, the Committee reviews whether a candidate would contribute to the diversity of skills, abilities, and experiences represented in our skills matrix, as well as the candidate’s race, ethnicity and gender. We are proud of the diversity of backgrounds that characterize our current Board of Directors, including that almost half of our nominees for director are women or underrepresented minorities and believe that our diversity provides significant benefits to PVH.

Board Diversity Matrix

Number of Director Nominees		11
	Female	Male	Non-Binary
Part I: Gender Identity
Directors	4	7	0
Part II: Demographic Background
African American or Black	0	0	0
Alaskan Native or Native American	0	0	0
Asian	0	0	0
Hispanic or Latinx	0	0	0
Native Hawaiian or Pacific Islander	0	0	0
White	4	6	0
Two or More Races or Ethnicities	0	1	0
LGBTQ+	0	1	0
Did Not Disclose Demographic Background	0	0	0

Proxy Access

We have a proxy access provision in our By-Laws. This provision allows stockholders to nominate director candidates for election to our Board, and for those director candidates to be included in our proxy materials. Under our proxy access by-law, a group of up to 20 stockholders that collectively has owned at least 3% of our common stock for at least three years may nominate director candidates constituting up to the lesser of two directors and 20% of our Board, subject to certain informational and procedural requirements.

The Nominating, Governance & Management Development Committee evaluated a number of different factors and potential formulations in adopting our proxy access by-law before recommending it to the Board for approval. We believe our proxy access provision gives stockholders a meaningful opportunity to participate in the director nomination process, while also imposing reasonable thresholds to avoid unnecessary administrative costs and to ensure the nominating stockholders have an appropriate and genuine interest in PVH and its governance.

Mandatory Retirement

Directors cannot be nominated for re-election if they will be 72 on the date of the applicable annual meeting, absent a waiver by the Nominating, Governance & Management Development Committee and the full Board. The Board believes that imposing a mandatory retirement age is an effective way to ensure director refreshment.

The Board had granted a waiver to Mr. Nasella due to his continued strong leadership, performance, and contributions to the Board and the committees on which he sat.

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Stockholder Engagement

We regularly engage with stockholders to understand their concerns and their perspectives on our company and our business. Our CEO, CFO, Interim CFO and head of investor relations held discussions during 2021 with over 80% of our top 15 stockholders who are active managers (i.e., excluding index funds and others who do not meet with management) and who hold nearly 50% of PVH’s outstanding shares. We meet with and speak to stockholders during appearances by management at scheduled events, as well as in one-on-one meetings and through conference calls held throughout the year.

We held discussions during 2021 with over 80% of our top 15 stockholders who are active managers

Our discussions with stockholders in 2021 often were focused on the impacts of the pandemic on our business and finances and the actions we were taking to safeguard both. Additionally, our CEO transition and the strategic vision of our new CEO were often discussed. Other common issues discussed included:

•	Our long-term growth targets
•	Our senior leadership team
•	Growth opportunities for each of our branded businesses, including regional and category opportunities
•	Our approach to managing the brand portfolio
•	Our plans and perspectives on, as well as expected impact on us of, macroenvironmental issues
•	The competitive landscape and how we are positioned to gain market share, particularly in North America
•	Our initiatives to grow digital commerce
•	Our consumer engagement initiatives, both globally and regionally
•	Infrastructure investments, including developing a consumer data platform for improving insights and data analytics, as well as for supply chain optimization and speed to market initiatives
•	Free cash flow, particularly how it is used for capital allocation, such as stock repurchases and dividend policy
•	Our corporate responsibility program

We also engage with stockholders on our compensation practices, most notably on CEO compensation, and periodically seek input regarding our compensation program and the compensation paid to our senior executives. The Compensation Committee has discussed and considered communications received from stockholders relating to our compensation program, and, in the past, the Committee Chair has responded to inquiries. In addition, the members of the Compensation Committee typically attend our Annual Meeting and are available to answer questions regarding our compensation program.

Feedback from our stockholders typically is positive, and we generally have not received any requests to undertake changes to our compensation practices, adopt corporate governance measures, undertake additional (or enhance existing) corporate responsibility initiatives, or expand our engagement practices.

Director Resignation Policy

The election of directors in an uncontested election requires the affirmative vote of a majority of the votes cast at an annual meeting. Our Corporate Governance Guidelines provide that a director seeking re-election who does not receive a majority vote of stockholders must offer a letter of resignation. The Nominating, Governance & Management Development Committee will make a recommendation to the full Board on whether to accept or reject any such resignation, or whether other action should be taken. The Board must act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date election results are certified. The Nominating, Governance & Management Development Committee and the Board may consider any factors and information they consider appropriate and relevant in making their respective decisions. The director who has tendered a resignation cannot participate in formal discussions about whether to accept that resignation.

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Director On-Boarding

We believe a wide-ranging orientation is important in positioning new directors for success, so we conduct a comprehensive on-boarding process. The process includes pairing each new director with a seasoned member of the Board who serves as a peer mentor for the first three to six months. In addition, new directors participate in a corporate, business and financial orientation program that involves substantive individual meetings with senior executives. For example, the Chief Executive Officer will brief new directors on current business and strategy; the Chief Financial Officer will speak about our financial performance; the leader of our Investor Relations team will discuss our capital structure, the stockholder base and investor relations; the General Counsel will discuss corporate governance, periodic reporting and stock-related matters; and the Chief People Officer will report on human resources strategies, key talent and succession planning. In addition, senior executives of our brand businesses provide an overview of their respective businesses. The orientation extends to the Board committees on which a new director will sit, and includes an introductory session with the Chair or other committee members and potentially executives and outside advisors who work with the committee. Securities and Exchange Commission (“SEC”) filings and other information are provided as a background resource. We endeavor to have all new directors visit our European headquarters in Amsterdam within their first year of service.

Ongoing Director Education

We have created a website for directors that is part of our PVH University learning management platform. The site provides directors with access to information on director educational conferences and programs, our PVH Complies compliance training courses, and the extensive library of courses we offer to our associates. To help directors use the site more efficiently, programs, conferences and classes recommended by other directors and our Talent Development Team are identified.

We encourage directors to pursue educational opportunities to enable them to better perform their duties and to learn about emerging issues. Moreover, our Corporate Governance Guidelines strongly encourage directors to attend at least one external director education program per year. We provide access to educational materials and resources, including subscriptions to outside publications relevant to governance and our industry, and membership in governance organizations. We do not limit the amount of time or money that can be spent on director education, although we do evaluate the courses and conferences to confirm the subject matter is appropriate for the director and their role. We recommend courses that directors have found worthwhile, and directors can identify other programs they think will support them in their roles. Directors attended 12 external courses and conferences in 2021 on topics including cybersecurity (which all members of the Audit & Risk Management Committee and two other directors attended), environmental, social and governance, and board committee functions.

The Nominating, Governance & Management Development Committee may request that directors seek out particular education programs or that the Board receive presentations based on results from the Board questionnaires and individual director self-assessments.

We often incorporate travel to PVH facilities and facilities operated by business partners to educate directors on our global operations, as well as matters related to the committees on which they serve. For example, the entire Board traveled in 2019 to Amsterdam, where our European headquarters is based, and Dusseldorf, the headquarters for the largest business in Europe. The meetings there enabled the Board to meet with key members of management in those offices, to meet the country managers of each European office, and to tour our offices and certain key retail operations. Trips of this nature were impossible for most of 2020 and 2021, but we aspire to reinstate them once international travel becomes appropriate again.

Management Succession Planning

The Nominating, Governance & Management Development Committee engages in detailed succession planning. Succession plans for the Chief Executive Officer and the senior management team are reviewed at least annually and updated as necessary. The Committee presents a status report on succession plans annually to the full Board.

The succession-planning process includes both identifying and developing plans for promising internal candidates and, with respect to CEO succession, identifying external candidates. The plan includes mid-term and long-term solutions and arrangements in the event an emergency arises.

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Committees

The Board of Directors has four standing committees: Audit & Risk Management; Compensation; Nominating, Governance & Management Development; and Corporate Responsibility. Each committee has a written charter adopted by the Board of Directors that is available on our website at PVH.com/investor-relations/governance. The Board has determined that all members of the four standing committees satisfy the independence requirements under NYSE listing standards and SEC rules.

Audit & Risk Management Committee

Edward R. Rosenfeld (Chair) V. James Marino Amy McPherson 9 Meetings in 2021

The Audit & Risk Management Committee is directly responsible for the appointment, compensation, and oversight of the work of the outside auditing firm. In addition, the Audit & Risk Management Committee helps the Board fulfill its oversight functions relating to the quality and integrity of our financial reports by:

•   monitoring our financial reporting process and internal audit function;

•   monitoring the outside auditing firm’s qualifications, independence, and performance; and

•   performing such other activities consistent with its charter and our By-laws as the Committee or the Board deems appropriate.

The Board has determined that all members of the Audit & Risk Management Committee meet the heightened independence requirements for purposes of audit committee service under NYSE listing standards and SEC rules, and each also qualifies as an “audit committee financial expert,” as defined in SEC rules.

Compensation Committee

Amanda Sourry (Chair) Henry Nasella Michael M. Calbert (beginning May 2022) Craig Rydin (served until June 2021, when he retired from the Board) Allison Peterson 8 Meetings in 2021

The Compensation Committee discharges the Board’s responsibilities relating to the compensation of our executive officers. The Compensation Committee also has overall responsibility for evaluating and approving, or recommending to the Board for approval, all of our compensation plans, policies, and programs, and is responsible for preparing the Compensation Committee Report that appears in this Proxy Statement. The Compensation Committee is authorized to delegate limited authority to enable the Chief Executive Officer to make equity awards subject to parameters the Committee establishes. For more information on the CEO’s ability to grant equity awards, see “Compensation Committee Process,” which begins on page 44.

Our Chief Executive Officer; Chief People Officer; Executive Vice President, Global Compensation, Benefits and HR Systems; and General Counsel regularly attend and participate in Compensation Committee meetings, as do representatives of ClearBridge Compensation Group, the Committee’s independent compensation consultant since 2009. For more information on the independent compensation advisor, see “Independent Compensation Consultant,” which begins on page 46.

The Board has determined that all members of the Compensation Committee meet the heightened independence requirements for purposes of compensation committee service under SEC rules.

There were no interlocks or relationships involving any member of the Compensation Committee during 2021 that are required to be disclosed under the SEC’s rules or proxy regulations.

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Nominating, Governance & Management Development Committee

Joseph Fuller (Chair) Michael M. Calbert (beginning May 2022) Amy McPherson Henry Nasella Amanda Sourry 5 Meetings in 2021

The Nominating, Governance & Management Development Committee is charged with:

•   identifying individuals qualified to become Board members;

•   recommending director nominees to the Board;

•   recommending members for each Board committee;

•   overseeing Board, committee and director evaluations;

•   recommending the Corporate Governance Guidelines relating to Board service;

•   conducting Chief Executive Officer succession planning, and monitoring succession planning for senior management;

•   monitoring senior management development; and

•   monitoring issues of corporate culture and conduct.

Corporate Responsibility Committee

G. Penny McIntyre (Chair) Brent Callinicos George Cheeks (beginning March 2021) 4 Meetings in 2021

The Corporate Responsibility Committee is charged with acting in an advisory capacity to the Board and management with respect to policies and strategies that affect PVH’s role as a socially responsible organization, generally consisting of oversight and guidance with respect to Forward Fashion. Forward Fashion is our corporate responsibility program intended to transform how clothes are made and (re)used and move our business and the fashion industry toward a more innovative and responsible future. The Committee also receives reports on our Inclusion & Diversity program, PVH University, The PVH Foundation (our charitable and philanthropic organization), our business resource groups (affinity groups for working parents; Black, Latinx, and Asian American and Pacific Islander associates; women; members of the LGBTQIA+ community; and other communities within PVH), and other ways we advance our core values.

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Meetings

Our Corporate Governance Guidelines require all members of the Board of Directors to use reasonable efforts to attend, in person or by telephone or video conference, all meetings of the Board and of any committees on which they serve, as well as the annual meeting of stockholders. All of our directors who were nominees for election at the 2021 Annual Meeting of Stockholders attended the meeting, and we expect all nominees for director to attend the 2022 meeting. There were six meetings of the Board of Directors during 2021. During 2021, our directors attended 97.5% of the Board meetings (two directors each missed one meeting) and 98.8% of the meetings of the committees on which they served during the year (one director missed one committee meeting).

97.5% Attendance at Board meetings and 98.8% at Committee meetings

Board meetings typically cover four categories of business, as described below.

•	Corporate governance matters. These discussions include approval of minutes and dividends, committee reports, and the review of committee charters, Board policies, and SEC filings.
•	Standing agenda items. These discussions address matters such as business and financial updates, budget review and approval, corporate strategy and strategic opportunities/alternatives, capital structure, stockholder activism, and updates on enterprise risk management, corporate responsibility and other programs.
•	Topical issues. The Board receives presentations on and, as appropriate, considers matters such as competitive and industry developments, advertising and marketing campaigns, regulatory updates, capital programs, and initiatives like speed- to-market, sourcing, health and safety of employees and those in our supply chain, leadership transitions and organizational restructurings.
•	Transaction-related discussions and approvals. The Board discusses issues such as financings, acquisitions and joint ventures when they arise.

To ensure that the Board is fully informed about issues under discussion, meetings often include presentations by our corporate officers, senior executives or internal subject matter experts, and outside advisors and consultants. One meeting each year typically is convened for several days to give directors an opportunity to consider and discuss at length matters such as strategy, opportunities, business strengths and weaknesses, and competitive threats. This meeting also provides the directors with exposure to and the opportunity to interact with a large contingent of executives from the global management team. These interactions help the Board assess the talent pool globally.

Executive Sessions

Each Board meeting begins in an executive session of all the directors (along with the Secretary). This session includes an overview of the agenda by the Chief Executive Officer and a preview of some of the key issues confronting management. In addition, the executive session gives directors an opportunity to prepare possible lines of questioning for management and outside advisors and enables the Board to discuss issues that they do not want to raise with the rest of management present. On occasion, additional members of management are invited to participate with respect to discrete items.

Our independent directors also meet at the end of each regular meeting (and other times) in executive session to discuss Board presentations, management performance, and the performance of our Chief Executive Officer. Mr. Nasella, who served as our presiding director before becoming Chair on December 31, 2021, led these executive sessions during 2021.

CEO Evaluation

The Chair (or if the Chair is not an independent director, the presiding director) meets with our Chief Executive Officer at least annually to discuss the Board’s feedback on the CEO’s performance and suggest areas for improvement. The feedback is elicited through a written performance evaluation completed by each director that solicits both quantitative and qualitative responses regarding five key areas of performance: Leadership and People; Strategic Planning; Financial Results; External Relations; and Board Relations.

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Transactions With Related Persons

SEC rules require us to disclose certain transactions with “related persons.” These are transactions, with some exceptions, involving amounts in excess of $120,000 between PVH on one side and one of the following categories of people on the other side:

•	a current director or executive officer;
•	a person who, during our most recently completed fiscal year, served as a director or executive officer;
•	a nominee for director;
•	a holder of more than 5% of our common stock; or
•	an immediate family member of any of the foregoing persons.

The only transactions that meet these criteria are as follows:

•	Dominic Chirico, a son of Emanuel Chirico (who served as a director until December 31, 2021), has worked in our Calvin Klein business since 2010. Dominic Chirico received compensation of approximately $392,000, consisting of salary and bonus, with respect to 2021.
•	Vincent Chirico, a son of Emanuel Chirico, works in our Calvin Klein business and has worked at our Company since 2014. Vincent Chirico received compensation of approximately $153,000, consisting of salary and bonus, with respect to 2021.

The Audit & Risk Management Committee is required to review and approve any transaction between PVH and any director or executive officer that will, or is reasonably likely to, require disclosure under SEC rules. In determining whether to approve any such transaction, the Committee will consider the following factors, among others, to the extent relevant to the transaction:

•	whether the terms of the transaction are fair to PVH and on the same basis as would apply if the transaction did not involve a related person;
•	whether there are business reasons for PVH to enter into the transaction;
•	whether the transaction would impair the independence of an outside director; and
•	whether the transaction would present an improper conflict of interest for a director or executive officer, taking into consideration such factors as the Committee deems relevant, such as the size of the transaction, the overall financial position of the individual, the direct or indirect nature of the individual’s interest in the transaction, and the ongoing nature of any proposed relationship.

Additionally, under our Code of Business Conduct & Ethics and our Conflict of Interest Policy, our directors and associates, including executive officers, have a duty to report all potential conflicts of interest, including transactions with related persons. We have established procedures for reviewing and approving disclosures under the Conflict of Interest Policy and all disclosures are discussed annually with the Audit & Risk Management Committee.

Governing Documents

Corporate Governance Guidelines. Our Corporate Governance Guidelines address matters such as director qualifications and responsibilities, Board committees and their charters, the responsibilities of the presiding director, director independence, director access to management, director compensation, director orientation and education, evaluation of management, management development and succession planning, and annual performance evaluations for the Board. The Nominating, Governance & Management Development Committee reviews the Corporate Governance Guidelines annually and determines whether to recommend changes to the Board.

Code of Ethics for Chief Executive Officer and Senior Financial Officers. Our Code of Ethics is designed to ensure full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC. We intend to disclose on our website any amendments to, or waivers of, the Code of Ethics that would otherwise be reportable on a Current Report on Form 8-K. Any such disclosure will be posted within four business days following the date of the amendment or waiver.

Code of Business Conduct and Ethics. The Code of Conduct, which applies to all PVH directors, officers and associates, addresses matters such as conflicts of interest, insider trading, confidentiality of PVH’s proprietary information, and discrimination and harassment.

All of these documents, as well as the charters for our four standing committees, are posted on our website at PVH.com/investor-relations/governance.

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How To Contact The Board

Stockholders and other interested parties may send communications to the Board of Directors (or a specified group of individual directors, such as the non-management directors or the Chair). Any such communication should be addressed to the Board (or individual director) in care of the Secretary of PVH Corp., 285 Madison Avenue, New York, New York 10017.

Values, Governance, Human Capital Resources and Corporate Responsibility

Throughout our 140 year history, we have been passionate about doing the right thing. Our values — individuality, partnership, passion, integrity and accountability — define who we are as a company and we encourage our associates to embody them every day.

As a purpose-led company, we strive to deliver success for all of our stakeholders — from our stockholders to our business partners and the communities and consumers that we serve every day.

Upholding Our Values

Our commitment to our stockholders goes beyond taking responsible actions to increase stockholder value. We are proud that our efforts in regards to business conduct, inclusivity, human capital and sustainability have resulted in PVH being recognized publicly in a variety of ways. In 2021, we ranked #5 on Barron’s 100 Most Sustainable Companies list for 2022 and #1 in apparel retail category; Tommy Hilfiger ranked 5th on the Environmental, Social and Governance (ESG) category of the Vogue Business Index; we received 100% on the Human Rights Coalition’s 2022 Corporate Equality Index for the sixth year in a row for our corporate policies and practices related to LGBTQIA+ workplace equality; we ranked #9 on Fortune magazine’s Measure Up list of the top 20 most progressive companies in Inclusion & Diversity; and we were re-certified as a Great Place to Work in the U.S.

Integrity and accountability are pillars in our conduct of business. We maintain a whistleblower reporting system operated by an independent third party with online and telephone reporting options. There are reporting options available to our associates, workers at our suppliers’ factories, talent used in our marketing shoots, and employees of our joint ventures. The associate option, which supplements internal reporting options, is available in 15 languages and allows for reporting on an anonymous basis (except when prohibited by law). We have a strict non-retaliation policy to protect associates who report suspected misconduct in good faith, as well as those who cooperate in any investigation.

Governance

We are committed to excellence in corporate governance, regularly reviewing our practices and considering adopting new, and changing existing, governance practices as best practices evolve.

We moved from a classified Board to annual elections well before it was a common practice and our Audit & Risk Management Committee has had a decades-long commitment to independence and meticulous oversight.

We recently completed a CEO transition that was part of a rigorous, multi-year succession planning process in which we considered both internal and external candidates. This transition also led to our reconsideration of separating the Board Chair and CEO roles and led to our eventual appointment of an independent, non-executive Chair at the end of 2021.

Other relatively recent governance improvements include the elimination (with overwhelming stockholder support) of the supermajority voting provisions in our Certificate of Incorporation, and other antitakeover defenses; and the amendment of our Stock Incentive Plan (again, with strong stockholder support) to include provisions, such as a cap on annual director awards, not paying dividend equivalents on unvested time-vested awards unless they vest, and not accruing dividend equivalents on performance-based awards, and making awards subject to recoupment.

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Human Capital Resources

We believe that attracting, developing and retaining diverse talent is critical to our long-term success. To facilitate talent attraction and retention, we strive to create a strong associate experience and a diverse and inclusive workplace, with opportunities for our associates to grow and develop in their careers, supported by competitive compensation, benefits and health and wellness programs, and by programs that build connections between our associates and their communities.

Inclusion and diversity

We seek to cultivate an environment of inclusion, belonging and equity for all to build a better workplace, drive innovation in the marketplace and create positive impacts in our communities. We believe we benefit from the unique strengths that each of our associates brings to the workplace, and that a diverse workforce is critical to our long-term success. We strive to improve continuously and make PVH an inclusive work environment through diversity recruitment, development programs, and equitable policies and initiatives. One example is our business resource groups, which are associate-initiated and associate-led groups that foster an inclusive culture and are intended to contribute to the overall success of the business. These groups, which are dedicated to bringing associates together to increase professional and social networks, enhance career development and business acumen, and contribute to building a more inclusive work environment, are supported by our global and regional Inclusion and Diversity Councils.

In 2020, we hired a Chief Diversity Officer to lead the development and implementation of an integrated global Inclusion & Diversity strategy and work to enhance our ability to attract, develop, retain and promote diverse talent. The diversity of the Board of Directors continues to be a focus of the Board refreshment program. The five independent directors who have joined the Board since the beginning of 2015 include four women and a director who self-identifies as Black/Biracial and LGBTQIA+. These directors bring with them strong operating and industry experiences, and contribute important and diverse perspectives that better mirror the overall make-up of our associate and consumer populations.

Talent management and development

Our talent management and development processes support associate performance and development, talent reviews and succession planning. We regularly review succession plans and conduct assessments to identify talent needs and growth paths for our associates. Additionally, our approach to performance and development is designed to motivate our associates to develop, leverage our associate’s strengths and support a coaching and feedback culture, while supporting our talent and succession planning efforts.

Developing our associates is a key strategic priority for us, with the focus on developing leaders and preparing the workforce for the future. PVH University, our global internal learning and development program, provides tools and learning opportunities that empower associates to build core competencies and develop skills necessary for improvement and advancement through engaging and impactful learning content. PVH University programs include academies for leadership and a Leaders as Teachers program in which our associates instruct on topics in their area of expertise. The PVH University library and curriculum includes a digital academy to build enterprise digital and data literacy, as well as to support digital transformation initiatives.

Corporate Responsibility

One of our most meaningful accomplishments was the launch in 2019 of our evolved corporate responsibility strategy: Forward Fashion, our vision for the future that provides a new level of ambition and transparency across our corporate responsibility platform and reinforces our long-standing commitment to sustainable business. As a leader in our industry, we believe we can help set the industry standard to create a more sustainable future. This includes protecting our environment, enhancing the lives of our associates and workers across our supply chain, and promoting a culture of diversity and inclusion. We believe these practices make us stronger and sharper as an organization, while also positioning us to better meet our consumers’ needs.

In no small part, Forward Fashion is our strategy to transform how clothes are made and (re)used, and the actions we will take to move our business and the fashion industry toward a more innovative and responsible future. We are committed to our strategy that supports sustainability and human rights around the world.

Within these three strategic areas, we are focusing on a total of 15 priorities, each with a specific, measurable and timebound target. Forward Fashion represents a deepening of our commitment to action and a renewed sense of urgency to use our scale to transform ourselves and the industry.

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Forward Fashion

Forward Fashion has three strategic focus areas.

We aim to:

reduce our negative impacts to zero;

increase positive impacts to 100%; and

improve the over one million lives we touch across our value chain.

The fashion industry is changing and, at PVH, we recognize our responsibility and opportunity to drive fashion forward for good.

Reduce negative impacts to zero

To drive fashion forward, we cannot stop at simply reducing our negative impacts; we must work to eliminate them. Our ambition is for our products and business operations to generate zero waste, zero carbon emissions and zero hazardous chemicals, and for our products to be circular.

2021 Highlights

•	Worked with the World Wildlife Foundation to conserve wetlands in key sourcing regions in India
•	Signed on as members of the U.S. Cotton Trust Protocol, which will help achieve our commitment to sustainably source 100% of our cotton by 2025
•	Partnered with the Apparel Impact Institute – of which we are a founding member – to implement emissions reduction pilot programs at supply chain facilities, such as the Carbon Leadership Project
•	Increased our usage of renewable energy to 53%, achieving our interim target of 50% renewable electricity by 2025, and setting us on pace for all our offices, warehouses and stores to be powered by 100% renewable electricity by 2030

Increase positive impacts to 100%

Fashion has the power to be a positive force in the world, so when we identify areas where we can make a positive impact for our people and planet, we won’t stop halfway. Our ambition is for 100% of our products and packaging to be sourced ethically and sustainably, and for 100% of our suppliers to respect human rights and be good employers.

2021 Highlights

•	Signed the International Accord for Health and Safety in the Textile and Garment Industry, reinforcing our commitment to Bangladesh, strengthening health and safety standards across the supply chain and extending the Accord’s reach to countries beyond Bangladesh
•	Launched our first circular denim collection, under our TOMMY HILFIGER brand, in partnership with the Ellen MacArthur Foundation
•	Endorsed “America is All In,” a call for national mobilization on climate and recovery, on the 5th anniversary of the Paris Agreement

Improve the 1M+ lives across our value chain

At PVH, we honor the fundamental role our collective workforce has in the success of our business. Our ambition is for our business to improve the lives of the over one million workers across our value chain, focusing on education and opportunities for women and children, ensuring access to clean water for all and continuing to champion inclusion and diversity so everyone can achieve their full potential.

2021 Highlights

•	Partnered with the Council of Fashion Designers of America on the State of Diversity, Equity & Inclusion on a Fashion report to encourage a more representative American fashion industry
•	Became a founding partner of the Social Justice Center at FIT, established to increase opportunity and accelerate social equity for the BIPOC community within creative industries

Political and Lobbying Activities

PVH does not contribute to political candidates, parties or causes. We do occasionally participate in lobbying activities, principally through our membership in industry associations. For example, we were involved in 2020 ongoing efforts not to have apparel and footwear imported into the U.S. from China subjected to additional tariffs. We believe that the additional tariffs are damaging to retail sales, will cause price increases and job losses, and are excessive given the already elevated level of tariffs on these imports as compared to other product categories. We also successfully sought to have the collection of the resulting duties that we pay delayed to help us and other companies navigate the COVID-19 crisis and apply the money to payroll to avoid further furloughs. Additionally, we were involved in lobbying efforts relating to the U.S. pandemic relief legislation.

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Director Compensation

Annual Retainers

Non-employee directors are paid annually in a combination of cash and restricted stock units, as shown below.

Recipient	Value and Form of Payment
Each Non-Employee Director	$95,000, in cash
Each Non-Employee Director	RSUs, settled in shares of our common stock with a value of approximately $160,000 on the grant date
Chair of The Audit & Risk Management Committee	$40,000, in cash
Other Members of The Audit & Risk Management Committee	$20,000, in cash
Chair of The Compensation Committee	$35,000, in cash
Other Members of The Compensation Committee	$15,000, in cash
Chairs of The Nominating, Governance & Management Development Committee And The Corporate Responsibility Committee	$25,000, in cash
Other Members of The Nominating, Governance & Management Development Committee And The Corporate Responsibility Committee	$10,000, in cash
Presiding Director[1]	$40,000, in cash
1	Mr. Nasella’s retainer was not adjusted when he became Chair in December 2021.

Non-employee directors are reimbursed for their meeting-related expenses in addition to receiving the compensation disclosed above.

Non-employee directors who join the Board after our annual meeting are paid a pro rata portion of the applicable fees for the year but do not receive an award of RSUs. We do not pay fees or make equity grants to non-employee directors who are designated for election by a stockholder having director nomination rights.

Our non-employee directors receive nominal benefits and perquisites. They are entitled to the same discounts at our retail stores as are available to all associates. In addition, we provide business accident travel insurance for directors and their spouses, which is at no additional cost to us because we maintain coverage for our associates globally. Finally, non-employee directors are eligible to participate at their own cost in our group umbrella insurance program, which may offer more favorable rates than they can obtain on their own.

Stock Ownership Guidelines

Our non-employee directors are required to own shares of our common stock with an aggregate value equal to five times the standard annual cash retainer payable to directors. New directors have five years from the date they are elected to attain this ownership level. All of our non-employee directors, other than Mr. Cheeks and Ms. Peterson, are in compliance with this requirement as of the date of this Proxy Statement. Each of them has been on the Board for slightly more than a year, is deemed under the guidelines to own 1,521 shares and has until calendar 2026 to meet the guideline. Directors must hold 50% of the shares received upon the vesting of their equity awards (after payment of taxes) until they satisfy the guideline.

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2021 Compensation

The following table sets forth the information concerning the compensation of all individuals who served as directors during any portion of 2021, other than Mr. Larsson, whose compensation as an executive is set forth on the Summary Compensation Table on page 63. Ms. Baglivo and Mr. Rydin, each of who retired from the Board in June 2021, received a pro rata portion of their cash compensation but did not receive a stock award because they retired prior to the 2021 grants. Mr. Calbert joined the Board in 2022.

Directors who are employees of the Company receive no additional compensation for serving on the Board. Mr. Chirico, who retired as Chief Executive Officer of the Company on January 31, 2021, served as Chairman of the Board until December 31, 2021. He received the compensation described below for his services in 2021 as a non-executive employee of the Company.

	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2,3]	Option Awards ($)[3]	All Other Compensation ($)	Total ($)
Brent Callinicos	105,000	160,070	N/A	N/A	265,070
George Cheeks[4]	90,417	160,070	N/A	N/A	250,487
Joseph B. Fuller	120,000	160,070	N/A	N/A	280,070
V. James Marino	115,000	160,070	N/A	N/A	275,070
G. Penny McIntyre	120,000	160,070	N/A	N/A	280,070
Amy McPherson	125,000	160,070	N/A	N/A	285,070
Henry Nasella	160,000	160,070	N/A	N/A	320,070
Allison Peterson	110,000	160,070	N/A	N/A	270,070
Edward R. Rosenfeld	135,000	160,070	N/A	N/A	295,070
Amanda Sourry	140,000	160,070	N/A	N/A	300,070

Former Directors
Mary Baglivo[5]	39,959	N/A	N/A	N/A	39,959
Emanuel Chirico[6]	N/A	3,000,085	N/A	2,434,463	5,434,548
Craig Rydin[5]	41,861	N/A	N/A	N/A	41,861
1	The fees earned or paid in cash to the directors consist of the following:

	Annual Director Fee ($)	Committee Chair Fees ($)	Committee Member Fees ($)	Presiding Director Fee ($)	Total ($)
Brent Callinicos	95,000	N/A	10,000	N/A	105,000
George Cheeks	81,806	N/A	8,611	N/A	90,417
Joseph B. Fuller	95,000	25,000	N/A	N/A	120,000
V. James Marino	95,000	N/A	20,000	N/A	115,000
G. Penny McIntyre	95,000	25,000	N/A	N/A	120,000
Amy McPherson	95,000	N/A	30,000	N/A	125,000
Henry Nasella	95,000	N/A	25,000	40,000	160,000
Allison Peterson	95,000	N/A	15,000	N/A	110,000
Edward R. Rosenfeld	95,000	40,000	N/A	N/A	135,000
Amanda Sourry	95,000	35,000	10,000	N/A	140,000

Former Directors
Mary Baglivo	36,153	N/A	3,806	N/A	39,959
Emanuel Chirico	N/A	N/A	N/A	N/A	N/A
Craig Rydin	36,153	N/A	5,708	N/A	41,861

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2	The amounts are the aggregate grant date fair value of RSUs granted to our directors (other than Mr. Chirico) in 2021. The fair value is equal to $105.24, the closing price of our common stock on the grant date, multiplied by the number of RSUs granted. For Mr. Chirico, the amount is the aggregate grant date fair value of RSUs granted to Mr. Chirico as an employee of the Company. He did not receive any additional RSUs as a director. The fair value of his RSUs is equal to $104.30, the closing price of our common stock on the grant date, multiplied by the number of RSUs granted.

3	The number of unexercised stock options and aggregate number of outstanding RSUs and PSUs for each of our directors as of January 30, 2022 were as follows:

	Option Awards (#)		Stock Awards (#)[a]
Brent Callinicos	N/A		1,521
George Cheeks	N/A		1,521
Joseph B. Fuller	N/A		28,217	[b]
V. James Marino	N/A		1,521
G. Penny McIntyre	N/A		11,143	[c]
Amy McPherson	N/A		1,521
Henry Nasella	N/A		28,217	[b]
Allison Peterson	N/A		1,521
Edward R. Rosenfeld	N/A		12,307	[d]
Amanda Sourry	N/A		1,521

Former Directors
Mary Baglivo	N/A		N/A
Emanuel Chirico	306,100	[f]	261,239	[e]
Craig Rydin	N/A		N/A
a	Stock awards consist of restricted stock units that vest on the earlier of one year after the date of grant or the date of the Annual Meeting of Stockholders following the year of grant, other than the RSUs granted to Mr. Chirico.

b	Settlement of 26,696 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our Stock Incentive Plan.

c	Settlement of 9,622 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our Stock Incentive Plan.

d	Settlement of 10,786 of these outstanding awards has been deferred pursuant to the director’s election, as permitted under our Stock Incentive Plan.

e	These awards consist of 80,134 RSUs and 181,105 PSUs. Settlement of the outstanding RSU awards, which vested on Mr. Chirico’s retirement date, has been deferred for six months (until July 1, 2022) pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The 181,105 PSUs consist of: (1) awards granted in 2019 shown at threshold-level (19,627 PSUs), as the estimated payout as of the end of 2021 was below threshold-level performance and as certified on May 2, 2022 the performance criteria were not satisfied and, therefore, no shares were earned; and (2) awards granted in 2020 shown at maximum-level (161,478 PSUs), as the estimated payout as of the end of 2021 was at maximum-level performance. Mr. Chirico did not receive a PSU grant in 2021.

f	These awards consist of fully vested unexercised stock options.

4	Mr. Cheeks joined the Board on March 22, 2021.

5	Ms. Baglivo and Mr. Rydin retired from the Board effective June 17, 2021.

6	Mr. Chirico’s other compensation as an employee of the Company consisted of salary of $1,000,000; Company contributions to defined contribution plans of $142,275; executive medical premiums of $7,784; and change in pension value and non-qualified deferred compensation earnings of $1,284,404. Mr. Chirico retired from the Board effective December 31, 2021.

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Proposal 2
Advisory Vote on
Executive Compensation

We are asking stockholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Compensation Discussion & Analysis and Executive Compensation Tables sections that follow. While the results of this vote are non-binding, the Compensation Committee intends to consider carefully those results when making future compensation decisions.

The following is a summary of key points that stockholders may wish to consider in connection with their voting decision. We encourage you to review the entire Compensation Discussion and Analysis for detailed information on our executive compensation program.

The Board of Directors recommends a vote FOR approval of the compensation paid to our Named Executive Officers.
Proxies received in response to this solicitation will be voted FOR this proposal unless the stockholder specifies otherwise.

Our compensation program emphasizes performance-based variable pay and equity performance to ensure a rigorous pay-for-performance culture. A significant majority (approximately 70% to 90% based on target-level compensation) of each NEO’s compensation package consists of short-term and long-term awards that pay out only upon the achievement of specific financial targets, and equity awards that are linked to increases in stock price and stockholder value over time.

Our performance targets are meaningful and are designed to encourage executives to perform at high levels. In order for bonuses to pay out at the target level, we must achieve earnings goals generally based on the annual budget reviewed and approved by the Board of Directors. The performance goals were based on business plans reviewed with the Board.

Our compensation program reflects sound pay practices.

•	We generally do not provide our NEOs with any guarantees as to salary increases, bonuses, incentive plan awards or equity compensation.

•	Our perquisites are modest and do not include tax reimbursements or “gross-ups”.

•	We have adopted stock ownership guidelines (including holding requirements until ownership levels are achieved) for our NEOs that are intended to align their long-term interests with those of our stockholders and to encourage a long-term focus.

Our total compensation packages are comparable to those awarded by our peers. When we establish compensation packages each year, we compare the total compensation that each NEO can earn to compensation for the most comparable executives at the companies in our peer group. We confirm the accuracy of such comparisons by reviewing actual amounts paid or expected to be paid at the end of each year. Consistent with our emphasis on pay for performance, target compensation for our Chief Executive Officer and, to a lesser extent, target compensation for our other NEOs, is heavily weighted on long-term and performance-based elements. In all cases, the weighting is consistent with those of their counterparts at our peers.

Our compensation program works as intended. We believe the information disclosed in this Proxy Statement, in particular the Compensation Discussion & Analysis and Executive Compensation Tables sections, demonstrates that our executive compensation program is well-designed, is working as intended, emphasizes pay for performance without encouraging undue risk, and incorporates sound corporate governance and compensation practices, and foregoes elements that are considered poor pay practices.

The Board submits the following resolution to stockholders to indicate their non-binding advisory approval:

Resolved, that the compensation paid to PVH’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion & Analysis, compensation tables, and any related narrative discussion, is hereby approved.

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Compensation
Discussion & Analysis

This section (“CD&A”) explains our compensation program for the following individuals, who we refer to as our Named Executive Officers, or NEOs:

NEO	Age	Years of Service	Title
Stefan Larsson	47	3	Chief Executive Officer, PVH Corp.
James W. Holmes[1]	50	26	Executive Vice President and Controller
Michael A. Shaffer[2]	59	31	Former Executive Vice President, Finance and Chief Operating & Financial Officer, PVH Corp.
Patricia Donnelly	55	1	Chief Executive Officer, PVH Americas and Calvin Klein Global
Martijn Hagman	47	13[3]	Chief Executive Officer, Tommy Hilfiger Global and PVH Europe
Julie A. Fuller	49	1	Executive Vice President, Chief People Officer
Cheryl Abel-Hodges[4]	58	15	Former Chief Executive Officer, Calvin Klein
1	Mr. Holmes, our principal accounting officer, took on the additional role of Interim Chief Financial Officer in September 2021 in connection with Mr. Shaffer’s departure. Mr. Holmes relinquished this added role on April 4, 2022, when Zachary Coughlin, our current Executive Vice President and Chief Financial Officer, joined PVH.

2	Mr. Shaffer left PVH in September 2021.

3	Includes service with Tommy Hilfiger prior to our 2010 acquisition.

4	Ms. Abel-Hodges moved to an advisory role on July 1, 2021, and departed PVH on February 28, 2022.

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Executive Summary

2021 Performance Highlights

Throughout 2021, we continued our successful navigation of the COVID-19 pandemic, driving towards an accelerated recovery to position PVH to win with the consumer in the “new normal” and deliver sustainable, profitable long-term growth. We achieved this by focusing on our core strengths to drive brand and product relevance across our regions and improving our pricing power through our two global power brands, Calvin Klein and TOMMY HILFIGER. We continued to connect closer to our consumers, supercharge our digital business, and take decisive actions to optimize our business for efficiencies, all while investing in our strategic growth areas. As a result of these efforts, we surpassed our initial revenue, gross margin, operating margin, and earnings per share expectations for 2021 despite the many challenges caused by the pandemic.

Overall, we drove strong double-digit, top-line growth versus 2020, and revenues for our international businesses were above pre-pandemic 2019 levels. Importantly, our operating margins expanded to over 10%, which also was above pre-pandemic levels, driven by significant gross margin expansion from strong full-price selling and the strength of our international businesses, as well as meaningful expense leverage as compared to 2020. Underscoring our solid financial position and cash flow generation, we paid down over $1 billion in debt (which reduced our gross leverage to below pre-pandemic levels), reinstated our quarterly cash dividend, and repurchased approximately $350 million of stock. Moving forward, we will first and foremost continue investing in our business to fuel growth, while at the same time deploying our excess cash to maximize returns to our stockholders. With this in mind, we divested the majority of the Heritage Brands business in August 2021. That business had increasingly become non-core, with lower future growth prospects and profitability.

*	Reconciliations to GAAP amounts appear in Exhibit A.

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Our international business returned to pre-pandemic revenue levels sooner than expected despite ongoing pandemic headwinds, including temporary store closures, significant supply chain disruptions and logistics delays, as we continued to capture the growth opportunities of our iconic brands.

In Europe	Our Asia Pacific Business	Our North America Business
we built on our market leadership position and delivered strong double-digit revenue growth and significant margin expansion compared to pre-pandemic levels. Both TOMMY HILFIGER and Calvin Klein continued to gain market share, driven by strong consumer demand for our products, which supported increased pricing power and gross margin expansion. In addition, our teams delivered consistent and strong product execution, combined with a consumer-focused multi-channel business model that aligns with how and where the consumer wants to shop. The region represents a blueprint for what best-in-class execution and performance looks like for PVH.	demonstrated strong underlying progress on our key focus areas, although the region’s performance was negatively impacted by COVID-19 resurgences across key markets. Revenues were up compared to pre-pandemic levels, led by China, as well as our strong and growing Australia business.	faced the most challenges in 2021, largely attributable to the lack of international tourism, which represented 30% to 40% of the region’s pre-pandemic retail business. This highlights our need to increase engagement and win more with the domestic consumer. We are optimistic on the long-term multi-year opportunity to improve profitability and productivity for the region. Although we have much work yet to do to unlock the region’s full potential, we are pleased with the green shoots experienced in the latter part of 2021.

2021 Compensation Highlights

In 2021, we re-adjusted our compensation program so it looked more like our pre-pandemic norm than the program we followed in 2020. However, we included some adjustments to recognize the continued volatility in our business and the market and the resulting difficulty in estimating our long-term performance.

The financial measures for annual bonuses were corporate (consolidated PVH) EBIT (consistent with the earnings-based focus of EPS, our historical measure of performance) and, for NEOs who lead business units, EBIT for their business units, in each case subject to exclusions consistent with those used in past years. In 2020, we had used corporate and business unit EBITDA because cash generation and reinforcing our financial position were a focus and EBITDA more accurately captured those goals.

Threshold and maximum performance goals were again set at significantly wider ranges below and above the target goal. This addressed the continued volatile and uncertain business environment, which included ongoing temporary store closures in significant markets.

50% of the PSU awards were based on one-year EBIT, and an overall three-year vesting period from the grant date. In the past, we used absolute stock price growth for this portion of the awards, but the extreme volatility of the stock market and business uncertainties caused by the pandemic made stock price growth an impractical performance measure. In contrast, we had some measure of visibility with EBIT, and the vesting period ensures alignment with stockholders because the ultimate value of any payout would vary with the stock price over the vesting period. Using a one-year measure was exceptional and is not expected to be repeated; PSU awards granted in 2022 use three-year performance cycles for both performance measures.

50% of the PSU awards were based on a custom, industry-appropriate group of 45 companies. We historically measured TSR against the S&P 500. We changed the comparator group because the pandemic has had dramatically different effects on different industries and we believe our performance is most appropriately compared to companies that operate in similar industries and use similar distribution channels.

The table below shows the principal elements of the compensation program for our Named Executive Officers and the target values attributable to each element for 2021, subject to the following:

•	Base salaries are shown at the highest level for the year for NEOs who received salary increases.
•	Annual bonuses are shown at the target level payouts.
•	RSUs, stock options and performance share units are shown at the grant date value.

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Short-Term		Long-Term		
	Base Salary	**Annual Bonus**	**Restricted Stock Units**	**Stock Options**	**Performance Share Units**
Frequency	Reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually	Eligibility reviewed annually
Form	Cash →	→	Equity →	→	→
Fixed vs. At Risk	Fixed →	At Risk →	→	→	→
Performance Cycle/ Vesting	N/A	1 year	4 years: vesting 25% on each of the first four anniversaries of the grant date	4 years: vesting 25% on each of the first four anniversaries of the grant date	3 years[1]
Performance Measures	N/A	■ Corporate EBIT for all NEOs ■ Business unit EBIT for NEOs with divisional responsibilities ■ Awards can be modified based on strategic performance criteria	N/A	N/A	Corporate EBIT (one-year measurement) (50%) and relative TSR (three-year measurement) (50%)
2021 Values					
Stefan Larsson	$ 1,300,000	$ 2,600,000	$ 2,400,152	$ 1,602,896	$ 4,000,081
James W. Holmes[2]	$ 575,000	$ 287,500	$ 950,382[3]	–	–
Michael A. Shaffer[4]	$ 980,000	$ 980,000	$ 800,190	$ 801,448	$ 600,235
Patricia Donnelly[5]	$ 1,000,000	$ 1,000,000	$ 3,560,906[6]	$ 651,780	$ 450,247
Martijn Hagman	€ 835,000	€ 835,000	$ 500,223	$ 502,112	$ 350,256
Julie A. Fuller	$ 700,000	$ 525,000	$ 500,223	$ 502,112	$ 300,260
Cheryl Abel-Hodges[7]	$ 1,000,000	$ 750,000	$ 592,841	$ 593,844	–

1	Awards to the Chief Executive Officer are subject to an additional one-year holding period for the after-tax shares delivered when the award pays out.
2	Mr. Holmes’ compensation package reflects his ongoing role as Executive Vice President and Controller. In August 2021, in recognition of Mr. Holmes’ increased responsibilities and in anticipation of his contemplated appointment as PVH’s Interim Chief Financial Officer, Mr. Holmes received a one-time $750,000 cash bonus payable in two tranches. See discussion on page 52. This amount is not reflected in the table.
3	Includes special RSU awards granted to Mr. Holmes that vest 25% on each of the first and second anniversaries of the grant date and 50% on the third. See page 53.
4	Amounts shown for Mr. Shaffer are at full year values and do not reflect his departure in September 2021.
5	Amounts shown for Ms. Donnelly are at full year values and do not reflect that she joined PVH in February 2021.
6	Includes 27,905 RSUs (grant date value of approximately $2.9 million) awarded to Ms. Donnelly to replace stock awards forfeited from her previous employer. See page 53. Approximately 62% vest on the first anniversary of grant, 27% on the second anniversary and 11% on the third.
7	Compensation shown for Ms. Abel-Hodges reflects that she no longer was an executive officer at the time compensation was set for 2021.

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Compensation Best Practices

We follow the practices described below because we believe they align our compensation program, and the interests of our NEOs, with the interests of our stockholders and avoid excessive risk.

Things We Do
We regularly engage with stockholders regarding our compensation practices.
The Chair of the Compensation Committee is available at our Annual Meeting to answer questions.
Most executive compensation varies based on the long-term performance of PVH and our common stock.
Performance targets for our incentive plans are rigorous but do not encourage excessive risk.
We typically use different financial metrics as performance measures for annual bonuses and PSU awards so executives focus on the business as a whole and not on any particular performance goal.
We regularly reassess the measures used with our performance-based awards, as well as the mix of elements that make up our compensation program, to ensure they promote stockholder value and align with investor priorities.
Our NEOs are subject to stringent stock ownership guidelines — 6x base salary for the CEO and 3x base salary for the other NEOs — and there are limits on the amount of stock they can dispose of before they satisfy the applicable guideline.
Our change-in-control arrangements are “double-trigger.”
Our disclosure regarding our compensation program and each NEO’s compensation package is comprehensive and transparent.
Our Clawback Policy allows us to recover or cancel incentive compensation awards and payouts in the event of a restatement of our financial statements or a material breach of a material company policy.
The Compensation Committee consists of three independent directors who have engaged the services of an independent compensation advisor.
Awards under our incentive plans are capped to prevent undue efforts to surpass the target for any particular metric.
We conduct an annual risk assessment of our executive compensation program.
Our compensation peer group is realistic, comprising a mix (by revenue) of larger and smaller companies in our industry.
Things We Do Not Do
We do not grant awards to our NEOs solely for retention purposes or to replace awards that did not or are not expected to pay out.
We do not grant discretionary awards that are not substantiated by company and individual performance.
We do not allow “retesting” or use multiple one-year targets with our annual bonus awards that provide NEOs with more than one opportunity to receive the same payout.
We do not permit repricing of underwater stock options.
We do not pay dividends on unvested RSUs or accrue dividends or dividend equivalents on unvested PSUs.
Pension and welfare benefits and perquisites are not a significant part of our NEOs’ compensation.
NEO employment agreements do not provide for tax gross-ups.
We do not permit our NEOs to pledge PVH securities, hold PVH securities in a margin account, or engage in hedging or similar transactions.
We do not provide any special benefits or compensation upon the death of an NEO.
NEO employment agreements do not include long-term compensation in the calculation of the amount of severance payable.

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2021 Executive Compensation Program

Philosophy and Approach

Performance focused

Our compensation program is a pay-for-performance model. We believe we should incentivize our executive officers to improve our financial performance, profitably grow our businesses and increase stockholder value—rewarding them only if they attain these objectives. However, the COVID-19 pandemic initially required us to adjust our priorities in favor of ensuring PVH’s financial stability and liquidity. Our compensation program was adjusted, as well, to service these preservation priorities. We also protected our business, including through accelerating the growth of our digital commerce businesses, exiting non-core and low profitability businesses, and positioning ourselves for growth as we emerged from the pandemic. And, of course, we sought to preserve stockholder value. With an overall improving but still unpredictable and pressured business environment as we were setting the 2021 compensation program, we again adjusted, this time largely moving back toward our pre-pandemic approach.

Our overall approach to executive compensation remained consistent in 2020 and 2021. The bulk of each Named Executive Officer’s compensation package continued to consist of short-term and long-term incentive awards that paid out only if we achieved specific financial and strategic targets, and equity awards continued to be linked to increases in stock value over time. We also continued our practice of identifying strategic performance criteria for our annual bonus awards, such as advancing our Forward Fashion corporate responsibility commitments, as we firmly believe these efforts help strengthen our organization and improve our performance by managing risk, maximizing efficiencies and driving value.

Competitive

We also believe our compensation program must make PVH attractive in comparison to the companies with which we compete for talent. An organization of our size and breadth can only operate effectively and profitably if it is managed by a team of talented executives who have the necessary experience and skill sets. To ensure that we can attract, develop and retain the right people for PVH, when we establish compensation packages each year, we compare the total potential compensation that each Named Executive Officer can earn to the compensation awarded to the most comparable executives at the companies in our peer group. (For more information on the peer group, see “Peer Group” on page 56.)

Flexible

The Compensation Committee reviews the program annually, keeping abreast of regulatory changes, following marketplace developments, and analyzing practices within our peer group. This effort is intended to ensure that our practices are consistent with stockholder interests and enable us to recruit, retain and motivate qualified executives. Our compensation program and plans are flexible and permit the use of a variety of compensation elements and varying terms. In administering the program each year, the Compensation Committee determines what types of awards to grant, the performance measures and goals (if any) to apply to the awards, the performance period (if any), and the mix of awards to be granted to the NEOs.

Special Notes

The compensation package for Mr. Hagman is somewhat different from the compensation paid to the other NEOs because he is employed outside of the U.S. The principal differences relate to benefits (which are largely dictated by statute in Europe) and currency. Accordingly, not all of the discussion regarding our NEOs pertains to him.

The compensation information for Mr. Shaffer reflects a partial year of employment, as he left PVH in September 2021.

Mr. Holmes’ compensation package was established in respect of his role throughout the year as our Controller (principal accounting officer), which is not an executive officer position. As a result, the discussion of how we establish the compensation packages for the NEOs does not apply to him. Mr. Holmes is a NEO for disclosure purposes because he served as our principal financial officer (on an interim basis) for part of 2021.

Ms. Donnelly’s reported compensation includes certain special cash and equity components agreed to in connection with her joining PVH in February 2021. These items are not part of her on-going compensation package.

Ms. Abel-Hodges is a NEO for disclosure purposes, but she was an adviser, not an executive officer, at the time her 2021 compensation package was set. Therefore, as with Mr. Holmes, the discussion of how we establish compensation packages for the NEOs does not apply to her.

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Executive Compensation Overview

Elements of Compensation

Our executive compensation program currently consists of five components with the following purposes:

1.	Base Salary, which provides a competitive amount of fixed compensation.
2.	Bonus Awards under the Performance Incentive Bonus Plan, which provide an annual opportunity to earn additional cash if PVH achieves predetermined objective performance goals.
3.	Stock Options under the Stock Incentive Plan, which provide an opportunity to benefit from long-term appreciation in the price of our common stock.
4.	Restricted Stock Units under the Stock Incentive Plan, which directly align recipients’ long-term interests with those of our stockholders by constantly mimicking the value of our common stock.
5.	Performance Share Units under the Stock Incentive Plan, which provide an opportunity to earn equity if PVH achieves predetermined long-term objective performance goals.

Compensation Committee Process

Considerations when setting compensation

Every year the Compensation Committee reviews the compensation packages for each of our Named Executive Officers. This review considers the NEOs’ respective base salaries; the annual bonus and PSU award structure; the grant date value of their stock options, RSU and PSU awards; and the allocation among these elements. We do not prescribe a specific formula for the mix of pay elements other than to favor variable performance-based pay over fixed, and long-term pay over short-term.

When setting the compensation packages for the NEOs, the Compensation Committee starts by looking at the median compensation for comparable executives within our peer group. (For more information, see “Peer Group,” which begins on page 56.) Then we consider both objective and subjective factors, such as:

•	job responsibility;
•	individual, business unit, and company performance;
•	potential for advancement;
•	tenure in role and with PVH;
•	internal pay equity;
•	pay history;
•	retention considerations; and
•	alignment with stockholder interests.

The Compensation Committee also receives input from the Chief Executive Officer (except with respect to his own compensation) and the Chief People Officer.

Generally speaking, we adjust the Chief Executive Officer’s compensation package less frequently than we adjust compensation for the other NEOs. The Chief Executive Officer’s compensation is more heavily weighted toward long-term elements than the compensation packages for the other NEOs, and the Committee prefers to look at several years of compensation results to determine whether preceding compensation adjustments worked as intended. Adjustments to Mr. Larsson’s compensation package will be determined based upon the Board’s assessment of his performance. Input from each director on several performance metrics leads to a cumulative assessment (see discussion on page 29) that guides the Compensation Committee’s recommendation and the Board’s approval of the Chief Executive Officer’s compensation package for the upcoming year.

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Authority to grant equity awards

The Compensation Committee has sole authority to grant equity awards to the NEOs. The Committee has delegated limited authority to our Chief Executive Officer to make equity awards to PVH associates (other than our Section 16 officers), principally in connection with promotions and new hires. Pursuant to this authority, the Chief Executive Officer may grant, on an annual basis, restricted stock units with an aggregate grant date value of $5 million and a maximum value in one year to any one associate of $300,000. In addition, for each of 2017 through 2019 and in 2021, the Committee delegated limited authority to our Chief Executive Officer to make discretionary RSU awards to high-potential and high-performing executives below the senior executive level. Any awards made were in addition to an individual’s standard annual grant and subject to parameters established by the Committee. For 2021, these awards were not permitted to exceed $6 million in the aggregate and generally did not exceed 100% (50% in prior years) of the individual’s standard annual award. The Committee determined not to authorize the additional discretionary awards in 2020 due to the adverse impacts of the pandemic, volatility in the stock market, and measures we took affecting our associate population. The Committee receives a report annually on the awards granted pursuant to these delegations of authority.

Schedule for Compensation Committee meetings

The Compensation Committee generally makes decisions during the first quarter of each year about payouts of incentive plan awards for the recently completed fiscal year, as well as on base salaries, performance-based awards, and equity grants for the current fiscal year. See “Timing of Equity Awards” on page 59. In addition, the Committee uses its first quarter meetings to consider and approve any new incentive compensation plans or arrangements that require Board or stockholder approval.

The Compensation Committee’s other meetings during the year typically are focused on reviewing our compensation programs generally and discussing potential changes to these programs, including to address corporate governance and regulatory developments. In addition, the Committee regularly reviews the types and mix of incentive awards included in our compensation program, the performance measures used in incentive awards, and alternative plans and performance measures. The Committee also uses its other meetings to address compensation issues relating to changes in executives and promotions among the executive ranks.

Use of tally sheets

The Compensation Committee reviews tally sheets annually. Each NEO’s tally sheet covers prior year compensation and proposed compensation for the then-current year, including all elements of cash compensation, incentive compensation, perquisites, and benefits. Tally sheets also illustrate compensation opportunities and quantify payments and other value an executive would receive in various termination of employment scenarios—meaning they show full “walk away” values. In short, tally sheets enable the Compensation Committee to see and evaluate the full range of executive compensation; understand the magnitude of potential payouts in the event of retirement, change in control, and other events resulting in termination of employment; and consider changes to our compensation program, arrangements and plans in light of “best practices” and emerging trends in regard to compensation payable upon termination of employment.

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Independent Compensation Consultant

The Compensation Committee has retained ClearBridge Compensation Group as its independent compensation consultant since 2009. The Compensation Committee directs the compensation consultant, approves the scope of the compensation consultant’s work each year, and approves the associated fees.

ClearBridge meets and works with the Committee, our Chief Executive Officer, our Chief People Officer, and our Executive Vice President, Global Compensation, Benefits and HR Systems, to develop each year’s compensation packages and overall compensation program. The Committee reviews the compensation program and related matters annually, and instructs the compensation consultant to provide information, analysis and recommendations to facilitate that review. The principal focus areas in 2021 were how our overall program design supports the business priority to drive an accelerated recovery from the significant, ongoing impacts of the pandemic on the business and the desire to advance and align long term incentives with the “PVH+ Plan,” our multi-year strategic growth plan. We also reviewed how our peers and other companies in our industry adjusted compensation programs and designed compensation packages in response to the continuing impacts of the pandemic. The compensation consultant also assists the Committee with its assessment of risks in our compensation program and consideration of tally sheets.

ClearBridge is engaged by, and reports directly to, the Compensation Committee, and has been determined by the Committee to be independent under SEC rules and NYSE listing standards. ClearBridge also advises, and reports to, the Nominating, Governance & Management Development Committee on matters relating to non-employee director compensation. Management is prohibited from retaining the compensation consultant without the prior approval of the Compensation Committee. No such approval has been sought.

Role of Management

The Chief People Officer, Executive Vice President, Global Compensation, Benefits and HR Systems, and the General Counsel review drafts of the materials ClearBridge prepares for the Committee to ensure the accuracy of our internal data and records, compliance with plan terms and other matters. These executives also provide guidance to the Committee regarding applicable matters such as associate perceptions and reactions, and legal and disclosure developments.

Compensation Decisions for 2021

The pandemic continued to impact everything in 2021. Trying to predict performance was difficult, year-over-year growth was uncertain, and the stock market was extremely volatile. Meanwhile, our leadership team was working under challenging conditions to protect the health of our associates, consumers, business partners and communities; accelerate the growth and profitability of our digital commerce businesses; right-size our cost base; manage discretionary spending; maintain our financial health and liquidity; focus on our global power brands, Calvin Klein and TOMMY HILFIGER; enhance the brand and product relevance, pricing power and consumer experience in each of our businesses; and set PVH up for an accelerated post-pandemic recovery by focusing on distribution, our brands and our products to drive deeper connections with our consumers. Key actions and accomplishments during 2021 include:

•	reinstating quarterly dividends in the fourth quarter;
•	recommencing stock repurchases under our $2.0 billion stock repurchase program;
•	completing the exit from our Heritage Brands Retail division;
•	effecting reductions of our workforce, primarily in international markets, and office and retail footprint;
•	achieving approximately 30% growth overall across all digital channels and maintaining our 25% total digital commerce penetration, which is double pre-pandemic levels; and
•	adding key leadership talent, including a Chief Executive Officer, PVH Americas and Calvin Klein Global (new role).

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We developed compensation packages for 2021 that reflected management’s efforts and success in effecting these actions, the financial realities of the year, the volatility in the stock market, and the need to incentivize and retain key talent. The Compensation Committee also believed our compensation packages should recognize management’s leadership in navigating the pandemic and positioning PVH and our businesses to emerge in a strong position, prepared to deliver our next chapter of growth. The key changes for the year are noted below.

Pay element	Historical program bases	Key changes for 2021
Base Salary	• Committee considers time between salary increases, whether the NEO was recently promoted or assumed additional responsibilities, the NEO’s advancement potential, and whether the NEO executed special or difficult assignments during the year

•  Mr. Larsson’s base salary was increased in connection with his transition into the CEO role on the first day of 2021

•  Mr. Holmes, Mr. Shaffer, Mr. Hagman and Ms. Fuller each received base salary increases as part of the Compensation Committee’s annual compensation review process

Short-Term Incentives (Annual bonuses under our Performance Incentive Bonus Plan)

•  EPS performance metric for all NEOs

•  Business unit operating income performance metric for NEOs with divisional responsibilities

•  Awards can be modified based on strategic performance criteria

•  Performance goals established during the first quarter for the full year

•  Threshold and maximum performance goals typically 10% below and above target performance

•  EBIT performance metric for all NEOs, after using EBITDA in 2020

•  Business unit EBIT performance metric for NEOs with divisional responsibilities, after using EBITDA in 2020

•  Awards remained subject to modification based on strategic performance criteria but, ultimately, no awards were adjusted

•  Continued 2020 practice of using a greater range (20%, on average in 2021) between target performance and each of threshold and maximum performance

Long-Term Incentives (Combination of stock options, RSUs and PSUs)

•  Stock options and RSUs vest at a rate of 25% on each of the first four anniversaries of the grant date (assuming continued employment)

•  PSUs subject to absolute stock price performance (50%) and relative TSR against the S&P 500 (50%) for a three-year performance period

• PSUs were 50% based on EBIT (one-year performance period), and an overall three-year vesting period, and 50% based on relative TSR against a custom comparator group (three-year performance period)

Key Notes

Our 2021 EPS was a record for us and EBIT growth (EBIT being the performance measure for annual bonuses and 50% of the NEO PSU awards) was the highest of any company in our peer group.

PSU awards for the three-year performance cycle that ended in April 2022 did not pay out on either performance measure because the performance goals established at the time they were granted were not achieved and the Compensation Committee did not adjust them.

Mr. Larsson received his 2019 PSU award in June 2019 when he joined PVH. The performance cycle will end in June 2022. He is not expected to receive a payout because the performance goals are not expected to be achieved on either of the performance measures.

We returned to standard grant practices for 2021 annual equity and bonus awards, making all awards prior to or immediately following the end of the first quarter.

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Base Salaries

Objectives

Base salaries provide our Named Executive Officers with a stable and secure source of income at a market-competitive level, and also serve to retain and motivate these individuals.

Considerations

Base salaries are established for each NEO primarily based upon market considerations, peer data, PVH’s overall performance, our expected performance, individual performance and (for Mses. Donnelly and Abel-Hodges and Mr. Hagman) business unit performance. For any particular NEO, the Compensation Committee also may consider time between salary increases, whether the NEO was recently promoted or assumed additional responsibilities, the NEO’s advancement potential, and whether the NEO executed special or difficult assignments during the year. Finally, the Compensation Committee takes into account the relative salaries of our Named Executive Officers. Ultimately, base salary decisions are subjective; no specific weight is assigned to any deciding factor.

2021 decisions

Mr. Larsson served as President through the end of 2020 and became CEO on the first day of 2021. Mr. Larsson’s base salary was increased in connection with his promotion (but remained below Mr. Chirico’s final base salary as CEO).

Ms. Fuller and Messrs. Holmes, Shaffer and Hagman all received base salary increases in 2021 in light of their significant efforts to keep our business running and growing during a continued volatile environment. Additionally, Messrs. Holmes and Shaffer did not receive increases in 2020 due to the onset of the pandemic (Mr. Hagman received a base salary increase in connection with his promotion to his current role), and all three incurred temporary salary reductions in 2020. Ms. Fuller joined us in late 2020. Ms. Abel-Hodges did not receive a salary increase due to the change in her role as a result of the creation of Ms. Donnelly’s role.

Base salaries for our NEOs are shown below.

Name	2020 Base Salary	2021 Base Salary	% Base Salary Increase
Stefan Larsson	$1,200,000	$1,300,000	8.3%
James W. Holmes	$525,000	$575,000	9.5%
Michael A. Shaffer	$950,000	$980,000	3.2%
Patricia Donnelly	N/A	$1,000,000	N/A
Martijn Hagman	€800,000	€835,000	4.4%
Julie A. Fuller	$650,000	$700,000	7.7%
Cheryl Abel-Hodges	$1,000,000	$1,000,000	0.0%

Short-Term Incentives—Performance Incentive Bonus Plan

Objective

Annual bonus awards under our Performance Incentive Bonus Plan provide cash compensation that is at risk and contingent on the achievement of short-term company and, for some NEOs, business unit performance goals. We establish performance targets that we believe are rigorous but not likely to encourage excessive risk-taking. As evidence of this rigor, over the past five years, our performance against the goals established for bonuses has varied significantly, ranging from slightly above threshold to maximum.

Bonus performance level achievement over past five years[1]

Maximum	At or slightly below maximum (3x)[2]
Between target and maximum (1x)
At or slightly above target
Target	Slightly below target
Between threshold and target
Threshold	At or slightly above threshold (1x)

[1]	Reflects corporate performance-based awards only.

[2]	The performance level in 2020 was maximum but the payout opportunities for the year were 50% of standard levels. As a result, actual payouts were at standard target-level amounts.

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Considerations

We believe annual bonuses are appropriate to motivate the Named Executive Officers to execute against the budget and business plans approved by the Board each year. These budgets typically are the basis of our earnings and other guidance, assessments of our performance in earnings releases, and discussions with investors. We generally align performance metrics for annual bonus awards to our annual budgets and establish the goals and payout opportunities in the first quarter.

The Compensation Committee makes three sets of decisions respecting annual bonuses before making awards:

1	2	3
Potential bonus payout for each NEO.	Financial metrics that will determine award payouts, and specific goals for each.	Strategic performance criteria applicable to all of the NEOs but against which they are individually assessed.

2021 Decisions

While we adjusted the timing and payout opportunities for our bonus awards in 2020, we felt comfortable returning to our prior practice of setting bonus awards and goals near the end of the first quarter in 2021. The bonus awards made by the Compensation Committee differed from the 2020 awards and were more consistent with awards made pre-pandemic.

•	The performance measure for the corporate award was EBIT, which is consistent with the earnings-based focus of EPS, which had historically been used pre-pandemic. We used EBITDA in 2020 due to the importance of generating cash and reinforcing our liquidity and financial position.

•	EBIT was used as the performance measure for business unit awards, which is consistent with our pre-pandemic practice for business unit awards. We used EBITDA in 2020.

•	We continued to use a wider than historic range between the target and maximum performance goals and the target and threshold goals (20%, on average, rather than our historical use of 10%), which was consistent with our use of a wider goal range in 2020. This was to reflect the volatile business environment and the unpredictable impact of the pandemic at the time goals were set. As an example, most of our stores in Canada were closed at the time the awards were made and stores in other international markets had only recently reopened.

Potential Bonus Payouts

The Compensation Committee sets threshold, target and maximum payout opportunities for each NEO, expressed as a percentage of the NEO’s base salary. The payout opportunities approved in 2021 are set forth below.

	Standard Payout Opportunities
(Percent of base salary)	Threshold	Target	Maximum
Stefan Larsson	100	200	400
James W. Holmes	25	50	125
Michael A. Shaffer	50	100	200
Patricia Donnelly	50	100	200
Martijn Hagman	50	100	175
Julie A. Fuller	37.5	75	150
Cheryl Abel-Hodges	37.5	75	175

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Financial Metrics

Annual bonuses for Messrs. Larsson, Holmes, and Shaffer and Ms. Fuller were based entirely upon corporate performance, while bonuses for NEOs with divisional responsibilities were based on both corporate and their respective business units’ performance, in the proportions shown below.

	Corporate EBIT	Business unit EBIT
Stefan Larsson	100%	N/A
James W. Holmes	100%	N/A
Michael A. Shaffer	100%	N/A
Julie A. Fuller	100%	N/A
Patricia Donnelly	30%
Calvin Klein Global		20%
PVH Americas (including licensing)		50%
Martijn Hagman	30%
Tommy Hilfiger Global		20%
PVH Europe		50%
Cheryl Abel-Hodges	30%
Calvin Klein Global		20%
Calvin Klein North America and The Underwear Group		50%

Corporate EBIT

Corporate (which refers to our consolidated performance) EBIT goals were based on internal business plans reviewed with and approved by the Board at the time the goals were established and were subject to adjustment for agreed upon exclusions. Once the target goal was determined, we set the threshold and maximum performance goals. The threshold-to-maximum range can vary from year to year based on the Compensation Committee’s evaluation of business conditions, but was approximately 90% to 110% of target for each of the three years prior to the pandemic. The range for 2021 was wider than normal: approximately 80% and 120%. We believed this range appropriately considered the uncertain and volatile market conditions at the time. We further believed this wider range reflected the role annual bonuses play in incentivizing and retaining senior executives despite the potential unpredictable impact of the global pandemic on business performance. We took this same approach in 2020. The performance goals and actual results for the awards made in 2021 are set forth below.

Business Unit EBIT

A majority of the annual bonus opportunities for Ms. Donnelly, Mr. Hagman and Ms. Abel-Hodges were based on the EBIT of the business units they lead. As with corporate goals, historically, we set the goal range between approximately 90% and 110% of target, although the range can vary from year to year. Also as with the corporate EBIT goals, we determined to use a significantly wider range in 2021 given the unprecedented disruption caused by the pandemic and the inability to predict the pandemic’s impact on business unit performance. The performance goals and actual results applicable to each of these NEOs are set forth below.

Strategic Performance Criteria

Payouts for the NEOs also are based upon an evaluation of individual performance against strategic performance criteria established at the time the awards are made. This provides the Compensation Committee some flexibility to modify payouts (up or down) by a maximum of 25% of a NEO’s base salary, so long as an adjusted award does not exceed the NEO’s maximum opportunity. This component encourages and rewards the NEOs’ efforts to improve performance, develop and advance associates under their leadership, and make progress against our Forward Fashion corporate responsibility commitments, as well as take other actions that may have a negative earnings impact in the year taken but are nonetheless considered beneficial. These items typically either do not get captured by the financial goals or are expected to yield benefits only in the future and may not be reflected directly in future bonus calculations. No adjustments were made to any 2021 payouts.

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2021 Annual Bonus Payouts

As discussed above, despite the challenges wrought by the pandemic, we over-delivered against our expectations. Our corporate EBIT was above the maximum performance goals—outperforming all of our peers. Similarly, the EBIT performance of the applicable business units, with one exception, also exceeded maximum performance goals. As a result, all of the NEOs (other than Ms. Abel-Hodges in connection with the portion of her bonus tied to the performance of one of her business units) received maximum payouts.

Corporate EBIT Goals

	Threshold	Target	Maximum
EBIT goal	$512,500,000	$643,824,000	$775,000,000
EBIT achieved			$983,494,000

Business Unit EBIT Goals

NEO	Business unit(s) (weight as a % of total bonus opportunity)	Threshold	Target	Maximum	Actual
Patricia Donnelly	Calvin Klein Global (20%)	$322,000,000	$392,503,000	$462,000,000	$559,105,000
	PVH Americas (including licensing) (50%)	$207,000,000	$282,672,000	$358,000,000	$371,505,000
Martijn Hagman	Tommy Hilfiger Global (20%)	€424,000,000	€493,097,000	€562,000,000	€635,442,000
	PVH Europe (50%)	€441,000,000	€503,411,000	€566,000,000	€743,056,000
Cheryl Abel-Hodges	Calvin Klein Global (20%)	$322,000,000	$392,503,000	$462,000,000	$559,105,000
	Calvin Klein North America and The Underwear Group (50%)	$110,000,000	$159,720,000	$210,000,000	$197,122,000

Discretionary Adjustments for Non-Financial Criteria

Each NEO’s bonus award potentially was subject to adjustment based on the NEO’s performance against prescribed strategic performance criteria, as discussed above. There were no discretionary adjustments to the bonuses for 2021.

Final Bonus Calculations

Annual bonus payout calculations for Messrs. Larsson, Holmes and Shaffer and Ms. Fuller:

Base salary	×	individual bonus percentage

Our corporate EBIT of $983,494,000 exceeded the maximum goal of $775,000,000. As a result, the “individual bonus percentage” for each of these NEOs was their highest payout level, as shown below.

Annual bonus payout calculations for Ms. Donnelly, Mr. Hagman and Ms. Abel-Hodges:

Base salary × individual bonus percentage based on corporate EBIT × .3	+	Base salary × individual bonus percentage based on the EBIT of the applicable business units × .7

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The calculation of the actual bonus payout amounts is shown below.

	Corporate EBIT potential payouts (% of base salary)			Payout on corporate EBIT ($/€ and as % of base salary)	Business unit EBIT potential payouts (% of base salary)			Payout on business unit EBIT ($/€ and as % of base salary)	Total annual bonus ($/€ and as % of base salary)
NEO	Threshold	Target	Maximum		Threshold	Target	Maximum
Stefan Larsson	100	200	400	$5,200,000					$5,200,000
				400					400
James W. Holmes	25	50	125	$718,750					$718,750
				125					125
Michael A. Shaffer[1]	50	100	200	$1,299,480					$1,299,480
				200					200
Julie A. Fuller	37.5	75	150	$1,050,000					$1,050,000
				150					150
Patricia Donnelly[2]	15	30	60	$575,340					$1,917,800
				60					200
Calvin Klein Global					10	20	40	$383,560
								40
PVH Americas (including licensing)					25	50	100	$958,900

								100
Martijn Hagman	15	30	52.5	€438,375					€1,461,250
				52.5					175
Tommy Hilfiger Global					10	20	35	€292,250
								35
PVH Europe					25	50	87.5	€730,625
								87.5
Cheryl Abel-Hodges	11.25	22.5	52.5	$525,000					$1,621,900
				52.5					162.19
Calvin Klein Global					7.5	15	35	$350,000
								35
Calvin Klein North America and The Underwear Group					18.75	37.5	87.5	$746,900
								74.69

1	Payout amounts prorated based on actual days of service. (Employment ceased September 30, 2021.)

2	Payout amounts prorated based on actual days of service. (Employment commenced February 16, 2021.)

Additional Bonuses in Connection with New Roles and Responsibilities

In connection with joining PVH, Ms. Donnelly was awarded a one-time sign-on bonus to make up for amounts she forfeited from her prior employer. This one-time bonus, in the amount of $653,742, was paid within 30 days of her joining PVH. The amount was subject to repayment in full if she had voluntarily terminated her employment within one year.

Mr. Holmes was given a bonus of $750,000 in connection with increased responsibilities in connection with the transition of Mr. Shaffer’s responsibilities and in anticipation of Mr. Holmes’ contemplated appointment as Interim Chief Financial Officer. He received $250,000 of the bonus in August 2021. The balance of $500,000 will be paid on or about 100 days after Mr. Shaffer’s replacement has commenced employment with PVH, so long as the Compensation Committee determines (after consultation with the Chief Executive Officer and any other applicable officer) that Mr. Holmes has satisfied certain qualitative performance criteria and he remains employed by PVH on the date of payment.

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Long-Term Incentives — Stock Options and Restricted Stock Units

Objective

Annual grants under our Stock Incentive Plan of stock options and restricted stock units align the NEOs’ interests with those of our stockholders. The value of these awards is at risk and varies with the price of our common stock.

Considerations

We grant restricted stock units because they mimic the interests of stockholders; increases and decreases in our stock price have the same effect on holders of restricted stock units as they do on holders of our common stock. Additionally, restricted stock units serve as a constant incentive, regardless of fluctuations in stock price.

We believe that stock options provide an incentive to recipients to increase stockholder value over the long term. The value of a stock option is determined by how much the price of the underlying stock appreciates over the life of the option; an option has no value if the stock price does not increase. Moreover, we believe that stock options have the potential to deliver more value to an executive than restricted stock units.

We believe that using a combination of stock options and restricted stock units is consistent with our compensation philosophy, as they align our executives’ interests with stockholder interests in different ways.

2021 Decisions

We took a modified approach in making the 2020 annual grants of stock options and restricted stock units to our Named Executive Officers, making awards in two tranches—one in April and one in September. In 2021, we returned to our historical practice of making all of the grants in April. Grants made to Mr. Larsson had lower grant date values than awards granted to Mr. Chirico in his final year as CEO.

Annual awards vest at a rate of 25% on each of the first four anniversaries of the grant date (provided the recipient remains employed by PVH). Annual stock option awards expire 10 years after the grant date if not exercised. Grantees receive shares of our common stock when restricted stock units vest in a number equal to the number of vested restricted stock units. Grantees may elect to have us withhold shares with a value on the vesting date equal to the associated taxes.

In addition to the regular annual grant of restricted stock units, Ms. Donnelly received a one-time sign-on award of 27,905 restricted stock units (approximately $2.9 million grant date value) to make up for awards forfeited from her previous employer when she joined PVH. These RSUs vest in specified tranches on the first, second and third anniversaries of the grant date.

Mr. Holmes received a special grant of RSUs in April 2021 with a grant date value of approximately $600,000. The grant was made to further align his compensation with the interests of stockholders and was based on an assessment of his compensation package and the value of his outstanding stock awards. The special grant vests 25% on each of the first and second anniversaries of grant and 50% on the third anniversary, subject to his continued employment.

Long-Term Incentives — Performance Share Units

Objective

Annual grants under our Stock Incentive Plan of performance share units provide compensation that is at risk and contingent on the achievement of pre-determined performance criteria over an extended period. Performance share units also align with stockholder interests because their value will increase if our stock price is higher at the end of the performance cycle than it was on the grant date and will decrease if the stock price is lower. Performance share units have retentive value because they generally only pay out if the participant remains employed by PVH for the entire performance cycle.

Considerations

Performance share unit awards granted in 2021 were divided into two tranches. Half of each NEO’s award has a three-year performance cycle and will vest (or not) based on PVH’s relative total stockholder return against a custom comparator group of companies in our industry. The other half of each award was based on PVH’s one-year EBIT performance (i.e., fiscal 2021 performance), which was achieved at the maximum performance level. The shares earned based on EBIT performance will not be delivered until after the third anniversary of the grant date. The value of those shares will be subject to the changes in our stock price during this

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period. We believe this structure encourages a balanced focus on driving long-term financial performance, with the ultimate goal of creating value for our stockholders.

The Compensation Committee regularly reviews the financial metrics and considers alternatives. We determined in 2021 to use EBIT rather than absolute stock price growth, which was the measure used in the past, because stock market volatility made it difficult to determine the proper growth rate goals for the stock price, and the continuing pandemic made it likely the volatility would continue. While we generally use different performance measures for annual and long-term incentive awards, the Compensation Committee believed it was important for 2021 to select a measure over which we had some visibility. Using EBIT as a performance measure provided an appropriate incentive for the recipients of performance share units, as discussed above. The PSUs granted to Mr. Larsson had lower grant date values than the PSUs granted to Mr. Chirico in his final year as CEO.

In the past, we have measured TSR against the S&P 500. We changed the comparator group this year to a custom, industry-appropriate group of 45 companies recommended by ClearBridge. We made this change because the pandemic has had dramatically different effects on different industries, and we believe our performance is most appropriately compared to companies that operate in similar industries and use similar distribution channels. The comparator group consists of the following companies:

Abercrombie & Fitch Co.	Express, Inc.	Macy’s, Inc.
American Eagle Outfitters, Inc.	Foot Locker, Inc.	Movado Group, Inc.
The Buckle, Inc.	Fossil Group, Inc.	NIKE, Inc.
Burlington Stores, Inc.	The Gap, Inc.	Nordstrom, Inc.
Caleres, Inc.	G-III Apparel Group, Ltd.	Oxford Industries, Inc.
Canada Goose Holdings Inc.	Gildan Activewear Inc.	Ralph Lauren Corporation
Capri Holdings Limited	Guess?, Inc.	Ross Stores, Inc.
Carter’s, Inc.	Hanesbrands Inc.	Skechers U.S.A., Inc.
The Children’s Place, Inc.	Hugo Boss AG	Steven Madden, Ltd.
Columbia Sportswear Company	J.Jill, Inc.	Tapestry, Inc.
Crocs, Inc.	Kohl’s Corporation	The TJX Companies, Inc.
Deckers Outdoor Corporation	Kontoor Brands, Inc.	Under Armour, Inc.
Designer Brands Inc.	L Brands, Inc.[1]	Urban Outfitters, Inc.
Dillard’s, Inc.	Levi Strauss & Co.	V.F. Corporation
The Estée Lauder Companies Inc.	Lululemon Athletica Inc.	Wolverine World Wide, Inc.
1	L Brands, Inc. split into two companies in 2021. Its Victoria Secret business was spun off as an independent company and what remained was renamed Bath & Body Works, Inc., the name of the business it retained. Victoria’s Secret & Co. (the name of the entity holding the spun-off business) is part of the comparator group for the PSU awards granted in 2022, as the Victoria’s Secret business is the peer business.

2021 decisions

All of our Named Executive Officers (other than Mr. Holmes and Ms. Abel-Hodges) received awards of performance share units in 2021 with payouts, if earned, to be made in or after May 2024.

Performance measures

The Compensation Committee set target performance for the relative TSR metric at the same level as it was for grants over the past several years. The performance goals for both performance measures are shown below.

	Weight	Threshold*	Target*	Maximum*
EBIT (one-year)	50%	$512,500,000	$643,824,000	$775,000,000
Relative TSR (percentile) (three-year)	50%	30th	55th	80th
*	These goals are presented solely for the purpose of describing our compensation program. They are not management’s estimates of results or other guidance. Investors should not apply these goals to other contexts.

Payouts for performance between goals are calculated on a straight-line interpolation basis for the goals above and below the performance achieved.

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The following table shows the potential payouts and the aggregate number of shares each payout represents on the May 3, 2021 grant date. To reinforce the long-term focus these awards are meant to create, our Chief Executive Officer is required to hold for one year the after-tax shares he receives. This holding requirement is in addition to his stock ownership guideline.

NEO	Threshold ($)[1]	Threshold (# shares)	Target ($)[1]	Target (# shares)	Maximum ($)[1]	Maximum (# shares)
Stefan Larsson	1,783,659	15,292	3,567,318	30,584	7,134,636	61,168
Michael A. Shaffer	245,061	2,101	490,121	4,202	980,243	8,404
Patricia Donnelly	183,825	1,576	367,649	3,152	735,299	6,304
Martijn Hagman	143,001	1,226	286,001	2,452	572,003	4,904
Julie A. Fuller	122,589	1,051	245,177	2,102	490,355	4,204
1	The award values are equal to the number of shares multiplied by $116.64, the closing price of our common stock on the grant date. The award values are not calculated in the same manner as the grant date fair values we are required to include in the Summary Compensation Table, which begins on page 63.

PSUs Granted in 2019 and 2020

We do not adjust performance goals for outstanding awards that we believe will not pay out. Consistent with that practice, we did not alter the performance measures or goals for outstanding PSU grants at any point during the pandemic, despite the fact that the impact of the pandemic on our stock price made it unlikely at various times that these awards would pay out. Ultimately, there were no payouts of PSU awards for the three-year performance cycle that commenced April 29, 2019, and ended on April 28, 2022, as the performance goals established at the time of grant were not achieved.

We consider PSU awards to be part of the compensation paid to the NEOs in the last full year of the performance cycle even though the performance periods do not align fully with fiscal years.

The following graphic demonstrates the rigor of the performance-based awards made to our NEOs based on historical payouts:

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Competitive Pay For Performance

Peer Group

All of the companies in the peer group are involved in the wholesale or retail sales of apparel and related products, use similar channels of distribution, and are of a comparable size to PVH. The Compensation Committee reviews, considers, and approves the peer group annually after receiving input from ClearBridge regarding potential additions to or deletions from the group. Factors deliberated include changes to a peer company’s business that make our companies less comparable; pending acquisitions involving a peer company; a material change in a peer company’s financial condition or results of operations; and a diminution in the amount and quality of compensation information available regarding a peer company’s executives.

Each year, the Compensation Committee considers a study compiled by ClearBridge (using information culled from public filings and published compensation benchmark surveys) of compensation awarded to executives in the peer group as part of its review when considering compensation packages. We use the peer group to provide market context for compensation decisions, both because these are companies with which we compete for executive talent and because it helps the Committee assess the reasonableness of our compensation packages. The Committee does not tie our NEOs’ compensation to any particular level in comparison to the peer group.

The 2021 peer group companies had revenues for their most recently completed fiscal years between approximately 50% and 200% of our annual revenue, as shown below.

($MM) Company	Industry	Most Recent Fiscal Year Revenue	Enterprise Value (as of 1/31/22)	Revenue Summary
Ross Stores, Inc.	Apparel Retail	$18,916	$34,966
The Gap, Inc.	Apparel Retail	$16,670	$12,064
The Estée Lauder Companies Inc.	Personal Products	$16,215	$117,096
L Brands, Inc.[1]	Apparel Retail	$11,847	N/A
V.F. Corporation	Apparel, Accessories and Luxury Goods	$9,239	$30,373
PVH Corp.	Apparel, Accessories and Luxury Goods	$9,155	$9,710
Foot Locker, Inc.	Apparel Retail	$8,958	$6,708	Enterprise Value Summary
Hanesbrands Inc.	Apparel, Accessories and Luxury Goods	$6,801	$8,812
Levi Strauss & Co.	Apparel, Accessories and Luxury Goods	$5,764	$10,068
Tapestry, Inc.	Apparel, Accessories and Luxury Goods	$5,746	$12,166
Ralph Lauren Corporation	Apparel, Accessories and Luxury Goods	$4,401	$8,586
Capri Holdings Limited	Apparel, Accessories and Luxury Goods	$4,060	$11,933

1	L Brands, Inc. split into two companies in 2021. Its Victoria’s Secret business was spun off as an independent company, with L Brands being renamed as Bath & Body Works, Inc. L Brands was used as a peer in 2021, as it filed its 2021 proxy statement prior to the spin-off. It no longer is in our peer group.

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PVH Performance Compared to Peer Group Performance

The following shows our performance against our peer group with regard to several metrics for the one- and three-year periods ended with the 2021 year end.

	PVH Percentile Rank
	1-Year	3-Year
Performance Measure[1]	(2021)	(2019–2021)
Revenue Growth vs. peer group		0%
EBIT Growth[2] vs. peer group
TSR vs. peer group (as of January 28, 2022)
TSR vs. S&P 500[3] (as of January 28, 2022)
Overall Percentile Rank[4]
	0 25 50 75 100	0 25 50 75 100

1	Financial performance is based on PVH and peer performance as provided by PVH.
2	Non-GAAP, excludes non-recurring items and discontinued operations.
3	TSR v. S&P 500 is based on the S&P companies as of March 3, 2022, which differs from the S&P 500 companies used to determine the PSU achievement against goals for the performance period ended on April 28, 2022.
4	Overall percentile ranking excludes TSR vs. S&P 500.

Source: TSR from Standard & Poor’s Capital IQ.

PVH Pay Mix Compared to Peer Group Pay Mix

As shown below, the distribution of our executive compensation among long- and short-term elements, and fixed and variable elements, is consistent with the distribution within our peer group.

1	Excludes Tapestry, Inc. CEO because specific pay mix was not disclosed at the time our compensation decisions were made.
2	Excludes Mr. Holmes and Ms. Abel-Hodges. See discussion on page 43.

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CEO Compensation Compared to Total Stockholder Return

The following graph illustrates the strong alignment of our compensation program with the creation of long-term stockholder value. It shows our CEO’s target total compensation and actual total (“realized”) compensation for each of our last three fiscal years as compared to our one-year and cumulative three-year TSR for each of those years. The alignment of pay also is consistent with TSR for the S&P 500 index, as shown below. The compensation set forth below is not the same as the amounts shown on the Summary Compensation Table.

1	Actual Total Compensation reflects salary paid, bonus and PSUs earned, and stock options and RSUs vested in each year.

Other Benefits

Our Named Executive Officers participate in our Pension Plan, Supplemental Pension Plan, Associates Investment Plan (our “401(k) plan”), Supplemental Savings Plan, and Executive Medical Reimbursement Insurance Plan, with the following exceptions:

•	Mr. Larsson and Mses. Donnelly and Fuller are not eligible to participate in the Executive Medical Reimbursement Insurance Plan, as it was closed to new participants in 2017.
•	Mr. Hagman is not eligible to participate in any of the plans identified above. Mr. Hagman participates in the Zwitserleven Pensioen Plan and our supplemental PVH Net Pension Plan. Both are defined benefit plans, the former for all associates and the latter for certain executives in the PVH Europe headquarters in Amsterdam.

We believe the benefits offered under our retirement, pension and welfare plans serve a different purpose than the other components of compensation. In general, these benefits are designed to provide a safety net against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on compensation and years of service. Benefits offered to our executive officers are similar to those offered to the general associate population, with some variation to promote tax efficiency and replace benefit opportunities lost due to regulatory limits.

Perquisites are limited and generally consist of discounts in our retail stores available to all associates.

Car and Driver

We own a car and employ a driver who drives executives to and from meetings, including among our three New York City and four New York metropolitan area offices, and provides messenger and other services. Although the majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes, we allow Mr. Larsson to use the car and driver for personal purposes — generally for his daily commute — as we believe this accommodation

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enables him to be more productive during this time. The business use of this amenity was significantly reduced during the pandemic. We also covered commuting costs for all associates while our offices were closed. As a result, there was no attributed personal use of the car and driver in 2021.

We also lease a car and employ a driver who drives executives to and from meetings, and provides messenger and other services, in Amsterdam, where our European headquarters is located. The majority of the driver’s services (and, therefore, the costs associated with the car) are for business purposes. Mr. Hagman utilizes services of the car and driver, including occasional personal use. Mr. Hagman also receives a monthly car allowance.

Sporting Events

As part of certain marketing activities, including sponsorships of the New York Giants, we have a limited number of tickets (including use of a suite) to Giants football games at MetLife Stadium. These were provided at no cost to us and were available to all of our associates on a non-discriminatory basis, so, at times, they may have been used personally by our NEOs. We also own rights for a box at Arthur Ashe Stadium for the United States Tennis Association’s U.S. Open. Although primarily used for business purposes, tickets to games, events and matches were, on occasion, used personally by associates, including our NEOs.

Administration Of Our Compensation Programs

Stock Ownership Requirements

Our Chief Executive Officer is required to hold shares of our common stock with an aggregate value equal to six times his annual base salary. Our other active NEOs (excluding Mr. Holmes) must hold our common stock with an aggregate value equal to three times their respective annual base salaries. In addition, Mr. Larsson must hold for one year the after-tax payouts of his PSU awards starting with those granted in 2021. NEOs who are not in compliance with their ownership guideline must hold 50% of their after-tax shares received upon vesting or exercise of awards until they are in compliance.

Stock Ownership Requirement Multiples

Executive officers are required to meet the ownership requirements within five years of becoming subject to them. As of the record date for the meeting, all of the NEOs are in compliance with our stock ownership guidelines.

Use of Non-GAAP Results

Performance targets based on corporate or business unit performance are typically measured on a non-GAAP basis. The Compensation Committee determines at the time it establishes the targets certain types of expenses, costs, and other matters (such as acquisitions, divestitures, restructurings, and any discrete tax events, including changes in tax rates or tax laws) that it believes should not affect the calculation of the achievement of a performance goal. Business unit performance targets also typically exclude corporate allocations, costs associated with corporate initiatives, and other matters that management recommends to the Committee should not be considered.

The corporate and business unit EBIT targets discussed in this Proxy Statement all include these types of adjustments and exclusions. These adjustments and exclusions may differ from those used by management when providing guidance and discussing results. As a result, the earnings results and targets discussed in this CD&A may differ from, or may not in the future be aligned with, our reported results.

Timing of Equity Awards

Our equity award policy provides that the annual grant of stock options and restricted stock units to our senior executives, including our NEOs, generally will be approved by the Compensation Committee at a meeting held during the period commencing two days after the public release of the prior year’s earnings results and ending two weeks before the end of the first fiscal quarter of the current year.

PSU awards are made around the end of the first quarter to provide time to finalize financial goals and, because certain of the goals include stock price performance, so that the end of the performance cycle occurs shortly (and not immediately) after we report our year-end earnings.

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Equity awards may be made to our NEOs outside of the annual grant process in connection with a promotion or assumption of new or additional duties, or for another appropriate reason. All such grants to our NEOs must be approved by the Compensation Committee and generally will be made on the first business day of the month following the effective date of the precipitating event (or on the effective date, if it is the first business day of a month).

The Committee retains the discretion not to make grants at the times provided in the equity award policy if the members determine the timing is not appropriate, such as if they are in possession of material non-public information. Additionally, the Committee retains the discretion to make grants, including an annual equity grant, at times other than as provided in the policy if the members determine circumstances, such as changes in accounting and tax regulations, warrant taking such an action.

Prohibition on Pledging and Hedging

We have a comprehensive Insider Trading Policy that includes a prohibition on pledging our securities or holding our securities in a margin account. Additionally, the policy prohibits engaging in hedging, monetization and similar transactions in respect of our securities. This policy, applicable to all officers, directors and associates, was put in place to ensure that the interests of these individuals remain aligned with those of our stockholders, and that they continue to have the incentive to execute our long-term plans and achieve the performance for which their equity awards are intended.

Clawback Policy

Our Clawback Policy permits us to recover compensation in the event of a restatement of our financial statements or a material violation of a material company policy. Awards made under our stock and incentive compensation plans are subject to the Clawback Policy.

Internal Pay Equity

We do not have a policy regarding internal pay equity, but we do review compensation levels to ensure that appropriate internal pay equity exists. In some cases, there are differences in the compensation packages awarded to our Named Executive Officers, such as differences in the percentage of base salary payable under our incentive awards. These differences are largely the result of benchmarking but also reflect considerations such as seniority and tenure. Otherwise, our policies and decisions relating to our NEO compensation packages are substantially identical.

The following graphs show the ratios of our CEOs’ target total direct compensation (Mr. Chirico: for 2019 and 2020; Mr. Larsson: for 2021) to that of the next highest paid executive officer and to that of all the other NEOs for each of the past three years.

CEO Target Total Direct Compensation vs.
2nd Highest Paid Named Executive Officer
($ in millions)

CEO Target Total Direct Compensation vs.
All Other Named Executive Officers1
($ in millions)

1	2021 excludes Mr. Holmes and Ms. Abel-Hodges. See discussion on page 43.

Federal Income Tax Deductibility of Executive Compensation

The U.S. Tax Cuts and Jobs Act of 2017 made certain changes to Section 162(m), effective for tax years beginning after December 31, 2017. These changes include subjecting the compensation of a company’s chief financial officer to the $1 million per year deduction limit and generally eliminating the exclusion for qualified performance-based compensation.

We have not made any material changes to our compensation program in response to the legislation. Our compensation philosophy and decisions were and are driven by factors other than deductibility. In some instances, we determine it is in our best interest to provide compensation that is not fully deductible.

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Employment Agreements, Termination of Employment, and Severance

We have employment agreements with all of our actively employed Named Executive Officers that generally provide them with severance benefits and provide PVH with the protection of restrictive covenants. We use employment agreements to attract and retain qualified executives who could have job alternatives they might otherwise accept. All the agreements, other than Mr. Hagman’s, are evergreen; Mr. Hagman’s is subject to a statutory retirement age. The material terms of these agreements are described under the heading “Employment Contracts,” beginning on page 68. Exhibit B provides a list of the SEC filings that have a NEO employment agreement as an exhibit.

ClearBridge has advised us that the employment agreements for our U.S.-based executives provide benefits that are generally “market,” particularly within our industry peer group. The severance multipliers under the actively employed NEOs’ agreements are as follows:

NEO	Ordinary termination	Termination following change in control
Stefan Larsson	2x base salary and target bonus	2x base salary and target bonus
James W. Holmes	2x base salary and target bonus	2x base salary and target bonus
Patricia Donnelly	2x base salary and target bonus	2x base salary and target bonus
Martijn Hagman	1x base salary and target bonus	1x base salary and target bonus
Julie A. Fuller	2x base salary and target bonus	2x base salary and target bonus

Change in Control Provisions in Equity Plans and Awards

Awards under our Stock Incentive Plan vest after a change in control (provided the awards are assumed by the acquirer) upon the earlier of the original vesting date and a termination of employment (other than for cause or voluntarily without good reason) within two years of the change in control (i.e., they are double trigger).

Risk Considerations In Compensation Programs

Our compensation program is a pay-for-performance model; performance-based incentives constitute a significant portion of the compensation packages awarded to executives. We believe it is important to ensure that these incentives do not indirectly encourage our associates to take actions that may conflict with our long-term best interests. We address this concern in several ways.

Pay Mix

We believe that base salaries, which do not engender risky behavior, are a sufficient component of total compensation to retain and motivate our executives. Incentive compensation consists of both short-term and long-term incentives, which encourages associates to focus on both annual results and long-term sustainable performance. Although the majority of each NEO’s pay is variable, incentive compensation is heavily weighted towards long-term components. These factors discourage risk-taking.

Capped Awards

The payouts on annual bonus and performance share unit awards are capped, even if our performance exceeds the predetermined maximum goals. This mitigates the risk that associates may take unwise actions to enhance our performance.

Long-Term Performance

Half of the NEOs’ performance share unit awards are based upon our performance over a three-year period, and the other half—though based on a one-year performance measure—vest over a three-year period from the grant date. This structure reduces any incentive to take short-term risks. In addition, the performance measures we use align management and stockholder interests.

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Vesting Over Extended Periods

Stock options and restricted stock units generally do not vest fully for four years. This lengthy vesting period discourages unnecessary or excessive risk-taking. Additionally, our Insider Trading Policy prohibits hedging and other activities that could offset the benefits of having these as long-term awards.

Performance Metrics and Goals

The performance goals for annual bonus awards made to our senior executives, including the NEOs, generally are based upon our annual budgets, which are reviewed and approved by the Board. We believe these goals are sufficiently challenging but attainable without the need to take inappropriate risks or make material changes to our business or strategy. The bonuses payable under the annual management bonus programs, in which certain other executives participate, are based on the same performance measures as those that apply to NEO bonuses, which means that all of our associates are pursuing complementary goals, and all of those goals are consistent with stockholder interests. The one bonus plan we have in which associates may receive bonuses based upon financial metrics that differ from those in our Performance Incentive Bonus Plan and our annual management bonus program provides de minimis bonuses.

The performance goals for annual PSU awards made to our NEOs and one other executive typically are split 50% between two three-year performance goals, and the awards cliff vest at the end of the performance cycle to the extent the performance goals are achieved. As discussed elsewhere, one of the financial measures used in 2021 covered a one-year (rather than three-year) performance period due to the exceptional circumstances when compensation packages were established in 2021. However, the payout attributable to that performance metric (which was achieved) will not be delivered until after the third anniversary of the grant, and the value of that payout will fluctuate with our stock price in the meantime. We believe this vesting period, coupled with the three-year performance period for the other 50% of the PSU awards, mitigates the risk associated with a one-year performance period. Additionally, as payouts are subject to our audit and the Compensation Committee’s determination that performance goals were achieved, and the Committee has the ability to adjust payouts downward, we believe there are adequate controls over excessive risk-taking and short-term focus.

Recoupment

Our Clawback Policy allows us to recover any incentive compensation paid or granted to any current or former Section 16 officer (the executives whose compensation is subject to Compensation Committee review and approval) in the event of a restatement of our financial statements or a material breach of a material company policy.

Equity Ownership

Incentive compensation has a large stock component to it. The value of equity awards is best realized through long-term appreciation of stockholder value, especially when coupled with our stock ownership guidelines. Since our NEOs are required to hold a prescribed amount of our common stock, it is in their interest not to jeopardize stock appreciation.

ClearBridge identified the above items in a risk assessment of each component of the compensation program for our NEOs that was presented to the Compensation Committee. We believe the assessment is applicable to the potential risks arising in connection with compensating our associates as well, since the programs and metrics are similar. Accordingly, we do not believe there are any risks arising from our overall compensation program that are reasonably likely to have a material adverse effect on PVH.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis section of this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement.

Compensation Committee

Amanda Sourry, Chair

Michael M. Calbert (joined May 2022)

Henry Nasella

Allison Peterson

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Executive Compensation Tables

Summary Compensation Table

The Summary Compensation Table includes the 2019, 2020 and 2021 compensation data for our Named Executive Officers, for the years in which they were executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Stefan Larsson Chief Executive Officer, PVH Corp.	2021	1,300,000	0		6,400,233	1,602,896	5,200,000	200,637	10,442	14,714,208
	2020	1,095,000	0		3,333,533	1,669,116	1,800,000	210,989	9,975	8,118,613
	2019	800,000	1,198,440	[6]	3,000,044	1,644,055	0	N/A	13,300	6,655,839
James W. Holmes Executive Vice President and Controller	2021	558,333	270,000	[7]	950,382	0	718,750	114,989	36,754	2,649,208

Michael A. Shaffer Former Executive Vice President, Finance and Chief Operating & Financial Officer, PVH Corp.	2021	643,333	0		1,400,425	801,448	1,299,480	1,236,055	3,111,805	8,492,546
	2020	890,625	0		1,400,225	802,274	950,000	743,344	59,629	4,846,097

	2019	941,667	0		6,400,307	810,655	622,250	1,326,467	89,669	10,191,015

Patricia Donnelly Chief Executive Officer, PVH Americas and Calvin Klein Global	2021	958,900	653,742	[8]	4,011,153	651,780	1,917,800	N/A	2,917	8,196,292

Martijn Hagman[9] Chief Executive Officer, Tommy Hilfiger Global and PVH Europe	2021	968,405	0		850,479	502,112	1,718,722	N/A	43,086	4,082,804
	2020	770,372	0		1,750,124	352,606	767,515	N/A	33,228	3,673,845

Julie A. Fuller Executive Vice President, Chief People Officer	2021	683,333	300,000	[10]	800,483	502,112	1,050,000	46,325	212,712	3,594,965

Cheryl Abel-Hodges Former Chief Executive Officer, Calvin Klein	2021	1,000,000	0		592,841	593,844	1,621,900	299,600	73,409	4,181,594
	2020	937,500	0		1,007,629	593,148	875,000	472,288	59,503	3,945,068
	2019	880,625	0		850,395	502,360	1,487,500	606,666	53,512	4,381,058
1	The compensation reported represents the aggregate grant date fair value of RSUs and PSUs granted in the fiscal year listed. These are multi-year awards that pay out in future years only if performance objectives and/or service requirements are met. The reported compensation includes the full grant date value of each award in accordance with SEC rules but we expense the cost over the requisite service period.

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The following sets forth the breakdown between RSUs and PSUs of the referenced stock awards:

Name	Fiscal Year	Restricted Stock Units ($)		Performance Share Unit Awards ($)		Total Stock Awards ($)
Stefan Larsson	2021	2,400,152		4,000,081		6,400,233
	2020	1,666,720		1,666,813		3,333,533
	2019	1,500,012		1,500,032		3,000,044
James W. Holmes	2021	950,382	[a]	N/A		950,382
Michael A. Shaffer	2021	800,190		600,235		1,400,425
	2020	800,156		600,069		1,400,225
	2019	5,800,251		600,056	[b]	6,400,307
Patricia Donnelly	2021	3,560,906	[a]	450,247		4,011,153
Martijn Hagman	2021	500,223		350,256		850,479
	2020	1,550,057		200,067		1,750,124
Julie A. Fuller	2021	500,223		300,260		800,483
Cheryl Abel-Hodges	2021	592,841		N/A		592,841
	2020	592,805		414,824		1,007,629
	2019	500,319		350,076		850,395
a	Includes special RSU grants. See discussion on page 53.
b	Reflects grant date value. The performance cycle for these awards ended April 28, 2022. As certified on May 2, 2022, the performance criteria were not satisfied and therefore no shares were earned.

The fair value of RSUs is equal to the closing price of our common stock on the grant date multiplied by the number of units granted. For the PSUs granted in 2021, 50% are market-based awards and 50% are non-market-based awards. All of the PSUs granted in 2020 and 2019 are market-based awards. For the non-market-based awards granted in 2021, the fair value is equal to the closing price of our common stock reduced for the present value of any dividends expected to be paid on our common stock during the three-year requisite service period, as these contingently issuable PSUs do not accrue dividends. For the market-based awards, the fair value was established on the grant date using the Monte Carlo simulation model, which was based on the following assumptions:

	2021	2020	2019
Weighted Average Grant Date Fair Value Per PSU	$159.13	$64.81	$119.20
Weighted Average Risk-Free Interest Rate	0.33%	0.19%	2.13%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	60.69%	52.05%	30.26%

The fair value of PSUs reflects the value of the award at the grant date based on the probable outcome of the performance conditions. Mr. Larsson’s 2021 award granted is subject to a holding period of one year after the vesting date. For such award, the grant date fair value was discounted 8.40% for the restriction of liquidity, which we calculated using the Finnerty model. The value of PSUs on the grant date at the maximum performance payout level is shown in the following table and was calculated by multiplying the maximum number of shares payable by the closing price of our common stock on the grant date.

Name	2021	2020	2019
Stefan Larsson	7,134,636	2,772,281	2,867,040
James W. Holmes	N/A	N/A	N/A
Michael A. Shaffer	980,243	989,340	1,154,596
Patricia Donnelly	735,299	N/A	N/A
Martijn Hagman	572,003	329,372	N/A
Julie A. Fuller	490,355	N/A	N/A
Cheryl Abel-Hodges	N/A	683,927	669,011
2	The compensation reported represents the aggregate grant date fair value of stock options granted to each of our NEOs in the fiscal year listed. The fair value of each award is estimated as of the grant date using the Black-Scholes-Merton option valuation model.

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The following summarizes the assumptions used to estimate the fair value of stock options granted in the fiscal year listed:

	2021	2020	2019
Weighted Average Grant Date Fair Value Per Option	$48.28	$23.26	$37.14
Weighted Average Risk-Free Interest Rate	1.24%	0.48%	2.15%
Expected Annual Dividends Per Share	$0.15	$0.15	$0.15
Weighted Average Company Volatility	47.58%	45.10%	29.88%
Weighted Average Expected Option Term, In Years	6.25	6.25	6.25
3	The compensation reported consists of payouts under our Performance Incentive Bonus Plan and our Long-Term Incentive Plan earned with respect to performance cycles ended with the fiscal year listed, as follows:

Name	Fiscal Year	Performance Incentive Bonus Plan ($)	Long-Term Incentive Plan ($)	Total Non-Equity Incentive Plan Compensation ($)
Stefan Larsson	2021	5,200,000	N/A	5,200,000
	2020	1,800,000	N/A	1,800,000
	2019	0	N/A	0
James W. Holmes	2021	718,750	N/A	718,750
Michael A. Shaffer	2021	1,299,480	N/A	1,299,480
	2020	950,000	N/A	950,000
	2019	622,250	N/A	622,250
Patricia Donnelly	2021	1,917,800	N/A	1,917,800
Martijn Hagman	2021	1,718,722	N/A	1,718,722
	2020	767,515	N/A	767,515
Julie A. Fuller	2021	1,050,000	N/A	1,050,000
Cheryl Abel-Hodges	2021	1,621,900	N/A	1,621,900
	2020	875,000	N/A	875,000
	2019	550,000	937,500	1,487,500
4	The compensation reported consists of the changes in values under our Pension Plan and our Supplemental Pension Plan as follows:

Name	Fiscal Year	Change in Pension Plan Value ($)	Change in Supplemental Pension Plan Value ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings† ($)
Stefan Larsson	2021	32,538	168,099	200,637
	2020	19,734	191,255	210,989
	2019	N/A	N/A	N/A
James W. Holmes	2021	19,979	95,010	114,989
Michael A. Shaffer	2021	27,459	1,208,596	1,236,055
	2020	113,739	629,605	743,344
	2019	234,020	1,092,447	1,326,467
Patricia Donnelly	2021	N/A	N/A	N/A
Martijn Hagman	2021	N/A	N/A	N/A
Julie A. Fuller	2021	11,693	34,632	46,325
Cheryl Abel-Hodges	2021	36,911	262,689	299,600
	2020	80,588	391,700	472,288
	2019	139,021	467,645	606,666
†	The amounts reported represent the aggregate change in the actuarial value of the NEOs’ accumulated benefits under all defined benefit plans. Mr. Hagman is not a participant in either plan. See discussion on page 58. Mr. Larsson became eligible to participate in the pension plans on July 1, 2020. Ms. Donnelly became eligible to participate in the pension plans on April 1, 2022. Additional information regarding the two pension plans is included in this section under the Pension Benefits table and under the heading “Defined Benefit Plans.” See page 79.

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5	The following table provides additional information about the amounts that appear in the All Other Compensation column:

		Perquisites[a]
Name	Fiscal Year	Personal Travel ($)		Other ($)		Contributions to Defined Contribution Plans[b] ($)	Executive Medical Premiums ($)	Termination-Related Compensation ($)		Total ($)
Stefan Larsson	2021	0		0		10,442	N/A	N/A		10,442
	2020	0		0		9,975	N/A	N/A		9,975
	2019	0		0		13,300	N/A	N/A		13,300
James W. Holmes	2021	0		0		28,970	7,784	N/A		36,754
Michael A. Shaffer	2021	0		0		58,329	7,784	3,045,692	[c]	3,111,805
	2020	0		0		52,189	7,440	N/A		59,629
	2019	0		0		83,084	6,585	N/A		89,669
Patricia Donnelly	2021	0		0		2,917	N/A	N/A		2,917
Martijn Hagman	2021	25,406	[d]	0		17,680	N/A	N/A		43,086
	2020	20,202	[d]	0		13,026	N/A	N/A		33,228
Julie A. Fuller	2021	0		202,416	[e]	10,296	N/A	N/A		212,712
Cheryl Abel-Hodges	2021	0		0		65,625	7,784	N/A		73,409
	2020	0		0		52,063	7,440	N/A		59,503
	2019	0		—		46,927	6,585	N/A		53,512
a	A dash indicates that the NEO received a personal benefit but the amount was not required to be disclosed under SEC rules.
b	For U.S.-based NEOs, this represents contributions to our 401(k) plan and our Supplemental Savings Plan. For Mr. Hagman, this represents contributions to Zwitserleven Pensioen Plan and our supplemental PVH Net Pension Plan. Both are defined benefit plans, the former for all associates and the latter for certain executives in our European headquarters in Amsterdam.
c	Termination-related compensation includes unused vacation of $98,865, benefits continuation of $4,736, and severance of $2,940,000 plus accrued interest of $2,091 on amounts deferred under Code section 409(A). See discussion on pages 68–69. Mr. Shaffer was entitled to severance pursuant to the provision of his employment agreement governing termination of employment by PVH without cause or by Mr. Shaffer for good reason. See pages 68–69.
d	These amounts represent a car allowance. See discussion on page 70.
e	This amount consists of moving expenses and relocation expenses of $194,113, a moving allowance of $5,000 and a tax gross-up on the moving allowance of $3,303.

6	Mr. Larsson’s employment agreement provided that his 2019 annual bonus would be paid out at target level, prorated for the number of days actually employed.
7	Mr. Holmes was awarded a cash bonus of $750,000 in recognition of the increased responsibilities in connection with the transition of Mr. Shaffer’s responsibilities and in anticipation of Mr. Holmes’ contemplated appointment as Interim Chief Financial Officer. He received $250,000 of this bonus in August 2021. The balance of $500,000 will be paid on or about 100 days after April 4, 2022, which is the date that Mr. Coughlin, Mr. Shaffer’s replacement, commenced employment with the Company. Mr. Holmes also received a cash bonus of $20,000 for the closure of the Heritage Brands transaction.
8	Ms. Donnelly received a cash sign-on bonus in connection with her commencement of employment with us.
9	Mr. Hagman’s cash compensation was paid in euros and has been converted at average euro-to-U.S. dollar exchange rates over the applicable fiscal year. The rates were 1.1762 for 2021 and 1.1508 for 2020.
10	Ms. Fuller received a deferred cash sign-on bonus of $700,000 in connection with her commencement of employment with us in September 2020. The bonus vests in three installments, with $300,000 paid in September 2021, and $200,000 to be paid in each of September 2022 and September 2023, subject to certain conditions, including her continued employment with us.

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Grants Of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units[2] (#)	Options[3] (#)	Awards ($/sh)	Awards ($)
Stefan Larsson	4/5/2021									33,200	104.30	1,602,896
	4/5/2021								23,012			2,400,152
	5/3/2021					15,292	30,584	61,168				4,000,081
	5/3/2021	[4]	1,300,000	2,600,000	5,200,000
James W. Holmes	4/5/2021								3,356			350,031
	4/5/2021								5,756			600,351
	5/3/2021	[4]	143,750	287,500	718,750
Michael A. Shaffer	4/5/2021									16,600	104.30	801,448
	4/5/2021								7,672			800,190
	5/3/2021					2,101	4,202	8,404				600,235
	5/3/2021	[4]	490,000	980,000	1,960,000
Patricia Donnelly	4/5/2021									13,500	104.30	651,780
	4/5/2021								27,905			2,910,491
	4/5/2021								6,236			650,415
	5/3/2021					1,576	3,152	6,304				450,247
	5/3/2021	[4]	479,450	958,900	1,917,800
Martijn Hagman	4/5/2021									10,400	104.30	502,112
	4/5/2021								4,796			500,223
	5/3/2021					1,226	2,452	4,904				350,256
	5/3/2021	[4,5]	491,064	982,127	1,718,722
Julie A. Fuller	4/5/2021									10,400	104.30	502,112
	4/5/2021								4,796			500,223
	5/3/2021					1,051	2,102	4,204				300,260
	5/3/2021	[4]	262,500	525,000	1,050,000
Cheryl Abel-Hodges	4/5/2021									12,300	104.30	593,844
	4/5/2021								5,684			592,841
	5/3/2021	[6]	375,000	750,000	1,750,000
1	These amounts represent potential payouts of PSU awards. See discussion on pages 54–55.
2	These amounts represent RSU awards. See discussion on page 53.
3	These amounts represent stock option awards. See discussion on page 53.
4	These amounts represent potential payout opportunities for annual bonus awards under our Performance Incentive Bonus Plan with respect to 2021 performance. Ms. Donnelly’s potential payout opportunities are prorated for the number of days she was employed.
5	Potential cash payouts for Mr. Hagman have been converted at a euro-to-U.S. dollar exchange rate of 1.1762, which was the average exchange rate for 2021.
6	These amounts represent potential payout opportunities for annual bonus awards under our Senior Management Bonus Plan with respect to 2021 performance. The Senior Management Bonus Plan is substantially similar to the Performance Incentive Bonus Plan but applies to senior executives who are not Section 16 officers.

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Narrative Disclosure To Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Contracts

Stefan Larsson, James W. Holmes, Michael A. Shaffer, Patricia Donnelly, Julie A. Fuller and Cheryl Abel-Hodges

Summary of Employment Agreements

For ease of reading, the description immediately below is in the present tense even as applied to Mr. Shaffer (whose employment with us ended on September 30, 2021) and Ms. Abel-Hodges (whose employment with us ended on February 28, 2022).

Our employment agreements with each of Messrs. Larsson, Holmes and Shaffer, and Mses. Donnelly, Fuller and Abel-Hodges, outline the compensation and benefits to be paid to these executives during their employment and set forth their rights to severance upon termination of employment. The agreements also include certain restrictive covenants in favor of PVH. The covenants include prohibitions during and after employment against the use of confidential information, soliciting our associates for employment by themselves or anyone else, competing against PVH by accepting employment or being otherwise affiliated with a competitor (for everyone other than Mr. Shaffer) and, other than following a termination without cause or for good reason, interfering with our business relationships (for everyone other than Mr. Shaffer, the non-interference covenant applies following a termination of employment for any reason). The agreements provide for an annual review of base salaries and permit only upward adjustments of salary.

Termination without “cause” or for “good reason”

Generally, each executive is entitled to severance only if the executive’s employment is terminated by PVH without “cause” or if the executive terminates the executive’s employment for “good reason.”

“Cause” is generally defined as:

•	for everyone other than Mr. Shaffer, gross negligence or willful misconduct (a) in the executive’s performance of the material responsibilities of the executive’s position that results in material economic harm to us or our affiliates or (b) that results in reputational harm causing demonstrable injury to us or our affiliates;
•	for Mr. Shaffer only, gross negligence or willful misconduct in his performance of the material responsibilities of his position, which results in material economic harm to us or our affiliates or in reputational harm causing demonstrable injury to us or our affiliates;
•	the executive’s willful and continued failure to perform substantially the executive’s duties (other than any such failure resulting from incapacity due to physical or mental illness);
•	the executive’s conviction of, or plea of guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation for Messrs. Larsson, Holmes and Shaffer and Ms. Abel-Hodges) or, for Messrs. Larsson and Holmes and Mses. Donnelly, Fuller and Abel-Hodges only, a crime of moral turpitude;
•	the executive’s having willfully divulged, furnished or made accessible any confidential information (as defined in the employment agreement);
•	any act or failure to act by the executive that, under the provisions of applicable law, disqualifies the executive from acting in the executive’s position; or
•	For everyone other than Mr. Shaffer, any material breach of the employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries.

“Good reason” is generally defined as:

•	the assignment to the executive of any duties inconsistent in any material respect with the executive’s position or any other action that results in a material diminution in such position;
•	for Mr. Holmes only, a change in his reporting relationship such that he no longer reports directly to the Board, Chief Executive Officer or Chief Financial Officer of PVH;
•	for Ms. Donnelly only, a change in her reporting relationship such that she no longer reports directly to the Chief Executive Officer or to the Board or, if any, to the President of PVH (or similar role); provided, however, that if her reporting relationship changes such that she reports to the President of PVH (or similar role), if any, then such change in reporting relationship will not constitute the basis for her to terminate her employment for Good Reason only if other executives of the Company with comparable responsibilities to her also report to the President of PVH (or similar or lesser role);

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•	for Ms. Fuller only, a change in her reporting relationship such that she no longer reports directly to the Board or Chief Executive Officer of PVH;
•	for Ms. Abel-Hodges only, a change in her reporting relationship such that she no longer reports directly to the Board, Chief Executive Officer or President of PVH;
•	for Messrs. Holmes and Shaffer and Ms. Abel-Hodges only, a reduction of base salary;
•	for Mr. Larsson and Mses. Donnelly and Fuller only, a reduction of their base salary, unless the Board imposes similar reductions in base salaries for other executive officers;
•	the taking of any action that substantially diminishes (a) the aggregate value of the executive’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to the executive;
•	for Mr. Larsson only, our failure to cause Mr. Larsson to be nominated for reelection to the Board at the expiration of each Board term during his employment;
•	requiring that the executive’s services be rendered primarily at a location or locations more than 35 miles for Mr. Larsson or 75 miles for the others from PVH’s principal executive offices;
•	for Mr. Larsson only, solely after a change in control of PVH, if Mr. Larsson is not serving as the Chief Executive Officer and a member of the board of directors of the top-most company in the chain of companies resulting from such change in control at any time during the one-year period following such change in control (other than as a result of Mr. Larsson’s termination of employment for any reason or cessation of service as a director due to death or disability); or
•	for everyone other than Mr. Shaffer our failure to require any successor to assume expressly and agree to perform the executive’s employment agreement.

Generally, in the event of a termination of employment without cause or for good reason, each of these executives is entitled to a multiple (one and a half times for Mr. Shaffer; two times for each of the others) of the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). All of the agreements require the applicable NEO to execute a release of claims in our favor in order to receive these payments. All such amounts are payable in accordance with our payroll schedule in 36 (for Mr. Shaffer) or 48 (for each of the others) substantially equal installments.

The agreements provide that for a period of time (18 months for Mr. Shaffer, two years for each of the others) following the termination of the executive’s employment without cause or for good reason, medical, dental and life insurance coverages are continued for the executive (and the executive’s family, to the extent participating prior to termination of employment), subject to cessation if the executive obtains replacement coverage from another employer (although there is no duty to seek employment or mitigate damages). The executive is required to pay the active employee rate, if any, for such coverage.

Ms. Donnelly’s agreement provides that in the event of a termination of employment without cause or for good reason as is described above, the sign-on award of 27,905 RSUs (the “Sign-On RSU Award”) we granted to her to replace equity awards of her former employer, to the extent then-outstanding, will become fully vested as of the date her employment is terminated and will be settled in accordance with the applicable underlying award agreement.

Termination following a change in control

Each of the NEOs also is entitled, in lieu of the above and subject to executing a release of claims in our favor, to severance upon the termination of their employment without cause or for good reason within two years after a change in control of PVH (as defined in the agreements). In either such case, the executive will receive an aggregate amount equal to two times the sum of the executive’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved under the annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This amount will be paid in a lump sum if the change in control constitutes a “change in the ownership” or a “change in the effective control” of PVH or a “change in the ownership of a substantial portion of PVH’s assets” (each within the meaning of Section 409A of the Code). Otherwise, this amount will be paid in 48 substantially equal payments.

These executives also would receive comparable medical, dental and life insurance coverage for themselves and their families for the two-year period immediately following such a termination, without a duty to mitigate or obtain replacement coverage from a subsequent employer.

Under her agreement, Ms. Abel-Hodges will not be entitled to severance if PVH’s Calvin Klein business is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) she continues her employment in substantially the same or a greater capacity in regard to the Calvin Klein business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) she is offered continued employment in connection with such transaction (whether or not she accepts the offer) and either (A) the employment agreement is to be assumed by the purchaser or other acquirer of the Calvin Klein business or was continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing her or (B) she is offered employment in substantially the same or a greater capacity in regard to the Calvin Klein business and (1) her base salary would be no less than the base salary then in effect and (2) all other compensation and benefits offered to her are consistent with those offered to similarly situated executives with her new employer (including in comparable affiliates).

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Ms. Donnelly’s agreement provides that in the event of a termination of employment for good reason as is described above, or by us for any reason other than death, disability or cause as is described above, in each case occurring within two years of a change in control of PVH, the Sign-On RSU Award, to the extent then-outstanding, will become fully vested as of the date her employment is terminated and will be settled in accordance with the applicable underlying award agreement.

Ms. Fuller’s agreement provides that in the event of a termination of employment for good reason as is described above, or by us for any reason other than death, disability or cause as is described above, in each case when occurring within two years after a change in control of PVH, each of the $700,000 cash award and the award of 17,971 RSUs we granted to her upon commencement of employment with us, to the extent then outstanding, will become fully vested as of the date her employment is terminated and will be settled in accordance with the applicable underlying award agreement.

All of the employment agreements provide that if the receipt of the foregoing severance would subject the executive to the excise tax on excess parachute payments under Section 4999 of the Code, the executive’s severance would be reduced by the amount required to avoid the excise tax if such a reduction would give the executive a better after-tax result than if the executive received the full severance amount.

Martijn Hagman

Our employment agreement with Mr. Hagman outlines the compensation and benefits to be paid to him and sets forth the parties’ rights to terminate Mr. Hagman’s employment and the restrictive covenants to which he has agreed. Mr. Hagman’s employment agreement provides that he will serve as the Chief Executive Officer of Tommy Hilfiger Global and PVH Europe, or in such other position or positions as our Executive Chairman, Chief Executive Officer, President or Board may designate. It also provides that his base salary is subject to annual review and upward adjustment, and may not be reduced without his consent unless the Board imposes similar reductions in base salaries for other similarly situated executives. Mr. Hagman’s employment agreement also provides for a car allowance of €1,800 gross per month.

Termination without “cause” or for “good reason”

The employment agreement also sets forth Mr. Hagman’s rights to severance upon termination of employment. Generally, Mr. Hagman is entitled to severance only if his employment is terminated without “cause” or if he terminates employment for “good reason.”

“Cause” is generally defined as the following:

•	gross negligence or willful misconduct by Mr. Hagman (a) in his performance of the material responsibilities of his office or position, which results in material economic harm to us or our affiliates or (b) that results in material reputational harm to us or our affiliates;
•	Mr. Hagman’s willful and continued failure to perform substantially his duties (other than any such failure resulting from incapacity due to physical or mental illness);
•	Mr. Hagman’s conviction of, or plea of guilty or nolo contendere to, a felony or comparable crime within the meaning of European Union, Dutch national, U.S. Federal, state or local law (other than a traffic violation) or a crime of moral turpitude;
•	Mr. Hagman’s having willfully divulged, furnished or made accessible confidential information (as defined in the employment agreement);
•	any act or failure to act by Mr. Hagman that, under the provisions of applicable law, disqualifies him from acting in any or all capacities in which he is then acting for us;
•	Mr. Hagman’s having materially breached his employment agreement, our Code of Business Conduct and Ethics or any other material policy of PVH and its subsidiaries; or
•	other urgent reason within the meaning of the Dutch Civil Code.

“Good reason” is generally defined as:

•	the assignment to Mr. Hagman of any duties inconsistent in any material respect with his position, or any other action by us that results in a material diminution in such position;
•	a change in Mr. Hagman’s reporting relationship such that he no longer reports directly to the Board, the Executive Chairman, Chief Executive Officer or President of PVH, or any person serving in the role of principal executive officer, PVH’s Chief Operating Officer or a comparable role;
•	a reduction of base salary, unless the Board imposes similar reductions in base salaries for other similarly situated executives;
•	the taking of any action by us that substantially diminishes (a) the aggregate value of Mr. Hagman’s total compensation opportunity or (b) the aggregate value of the employee benefits provided to him, in each case relative to all other similarly situated senior executives;
•	requiring that Mr. Hagman’s services be rendered primarily at a location or locations more than 75 miles from our principal office in Amsterdam; or
•	our failure to require any successor to assume expressly and agree to perform Mr. Hagman’s employment agreement.

Either party may terminate Mr. Hagman’s employment agreement, subject to a notice period of six months for Mr. Hagman and 12 months for us. The agreement automatically terminates at the end of the month in which Mr. Hagman turns the statutory pension age under Dutch law (currently 68 and three months).

If Mr. Hagman’s employment is terminated without cause or for good reason (other than during the two-year period following a change in control (as defined in his agreement)), he is entitled to a severance payment equal to the sum of (x) his base salary for 12 months and (y) an amount

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equal to the bonus that would be payable if “target” level performance were achieved under PVH’s annual bonus plan (if any) in respect of the fiscal year during which the termination occurs (or the prior fiscal year, if bonus levels have not yet been established for the year of termination). This severance payment will be deemed to include the statutory severance amount and/or benefits provided for under Dutch law. The severance amount is payable in accordance with the Amsterdam office’s regular payroll schedule in 12 substantially equal payments, commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Hagman’s termination of employment, subject to Mr. Hagman delivering a settlement agreement to us.

If Mr. Hagman’s employment is terminated without cause or for good reason within two years after a change in control, he is entitled to the above severance payment, which will be paid in a 12 monthly installments commencing on the first scheduled payroll date that occurs on or following the date that is 30 days after Mr. Hagman’s termination of employment, subject to Mr. Hagman delivering a settlement agreement to us.

If Mr. Hagman voluntarily resigns without good reason, he is generally entitled to receive base salary for 12 months after the conclusion of the notice period, paid in 12 substantially equal payments, in consideration of his covenant not to compete.

Mr. Hagman’s employment agreement also provides that in the event of his disability pursuant to article 7:669, paragraph 3(b) of the Dutch Civil Code, we would be entitled to terminate his employment, in which case Mr. Hagman would be entitled to receive the statutory severance amount provided for under Dutch law.

Under his agreement, Mr. Hagman will not be entitled to severance if the business or operating unit or division in which he is then employed (the “Business”) is sold, spun off or otherwise disposed of by PVH, regardless of the form or nature of such transaction, and either (i) he continues his employment in substantially the same or a greater capacity in regard to the Business as immediately prior to the transaction, regardless of the terms of such employment, or (ii) he is offered continued employment in connection with such transaction (whether or not he accepts the offer) and either (A) the employment agreement is to be assumed by the purchaser or other acquirer of the Business or is to be continued as a result of the purchase, spin off or other transaction involving a change in control of the entity then employing him or (B) he is offered employment in substantially the same or a greater capacity in regard to the Business and (1) his base salary is no less than the base salary then in effect and (2) all other compensation and benefits offered to him are consistent with those offered to similarly situated executives with his new employer (including in comparable affiliates).

The restrictive covenants in Mr. Hagman’s agreement include prohibitions during and following employment against Mr. Hagman’s use of confidential information, soliciting PVH associates for employment by himself or anyone else, interfering with our business relationships and, competing against us by accepting employment or being otherwise affiliated with a direct competitor of our businesses or products as of the date of termination or any business that we are planning to engage in or products that we are planning to develop or launch.

Other Arrangements

There are a number of other arrangements that would result in payments or other benefits to some or all of our Named Executive Officers upon a termination of employment or in the event of a change in control, in addition to the severance arrangements described above.

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Stock Incentive Plan

Our Stock Incentive Plan enables us to grant stock options, restricted stock units, performance share units and other stock-based awards. To date, we have granted to the NEOs (i) service-based incentive and non-qualified stock options, restricted stock and restricted stock units; and (ii) contingently issuable performance share units and restricted stock units. The following describes the effect on stock option, restricted stock unit, and performance share unit awards (the only types of awards currently outstanding) of a termination of employment or change in control.

Stock options

The following sets forth the effect of certain triggering events on stock options prior to their exercise or expiration.

Death	Unvested stock options become exercisable and, together with already exercisable options, expire three months after the qualification of the representative of the participant’s estate (or such earlier date on which they are scheduled to expire).
Change In Control	Unvested stock options that are assumed by the acquirer continue on the same terms and will become immediately exercisable in the event of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) during the two year period following the change in control. Unvested stock options that are not assumed by the acquirer become immediately exercisable.
Disability	Unvested stock options become immediately exercisable and, together with already exercisable options, expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).
Retirement	Unvested stock options become immediately exercisable, except that awards granted in the year of retirement are forfeited if the participant retires prior to the last day of the calendar year of the grant. Stock options that vest, together with already exercisable options, expire three years after the retirement (or such earlier date on which they are scheduled to expire).
Voluntary Termination/ Termination Without Cause/ Termination For “Good Reason”[1]	Unvested stock options are forfeited. Vested stock options expire three months after the termination of employment (or such earlier date on which they are scheduled to expire).

1	“Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

Restricted stock units

The following sets forth the effect of certain triggering events on RSUs prior to their vesting.

Death/Disability	All outstanding restricted stock units vest in full.
Change In Control

All outstanding restricted stock units that are assumed by an acquirer upon a change in control will continue to vest on their original schedule and only vest in full on an accelerated basis after termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in a participant’s employment agreement, if any) within two years of the change in control (i.e., double trigger).

All outstanding restricted stock units that are not assumed by an acquirer upon a change in control will vest in full on an accelerated basis upon the change in control.

Retirement	All outstanding restricted stock units generally vest in full, except that restricted stock units granted in the year of retirement are forfeited immediately if the recipient retires before December 31.
Voluntary Termination/ Termination Without Cause/ Termination For “Good Reason” [1]	All outstanding restricted stock units are forfeited immediately.

1	“Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is as defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

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Performance share units

The following sets forth the effect on performance share units of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control

Awards assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved as of the date of the change in control (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed). The awards then will be deemed to be time-based and will vest upon the earlier of the participant’s termination of employment (other than for “cause” or without “good reason,” as and if such terms are defined in the participant’s employment agreement, if any) during the two year period following the change in control or the scheduled end of the performance cycle (i.e., double trigger).

Awards not assumed by the acquirer upon a change in control will be deemed to have satisfied the performance level achieved as of the date of the change in control (if calculable at the time of the change in control) or target performance (if performance is not calculable or less than half the performance cycle has elapsed), and the participant will receive a prorated payout of the award to reflect the portion of the performance cycle worked by the participant.

Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement	The participant will receive the full payout, if any, that would have been payable for the performance cycle if the participant retires on or after the first anniversary of the grant date. A participant who retires before the first anniversary of the grant date will not receive a payout.
Termination Without Cause/Termination For “Good Reason”[1]	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant, if the participant’s employment terminated on or after the first anniversary of the grant date. A participant whose employment is terminated before the first anniversary of grant will not receive a payout.

1	“Good reason” is as defined in a participant’s employment agreement (if any). “Cause” is defined in the Stock Incentive Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

Payouts in the event of death or a change in control will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Performance Incentive Bonus Plan

We make annual bonus awards under our Performance Incentive Bonus Plan. The following sets forth the effect on annual bonuses of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The participant will receive the target level bonus, prorated to reflect the portion of the performance cycle worked by the participant.
Disability/Retirement/ Termination Without Cause/ Termination For “Good Reason” [1]	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.

1	“Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

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In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The bonus, in the event of death or a change in control, will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

Long-Term Incentive Plan

We have a Long-Term Incentive Plan under which we can grant performance-based long-term incentive awards. Payouts under this plan are typically made in cash. There were no awards made under this plan that were outstanding at any time during 2021. The following sets forth the effect on Long-Term Incentive Plan awards of certain triggering events occurring during a performance cycle.

Death	The participant’s estate will receive the target level payout, prorated to reflect the portion of the performance cycle worked by the participant.
Change in Control	The award will be deemed time-based and will be payable at the target level of performance upon the earlier of the participant’s termination of employment (other than for cause or without good reason (as defined in the participant’s employment agreement, if any)) or the scheduled end of the performance cycle (i.e., double trigger).
Disability	The participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant.
Retirement/Termination Without Cause/Termination For “Good Reason”[1]	If after the first fiscal year of the performance cycle, the participant will receive the payout, if any, that would have been payable for the performance cycle, prorated to reflect the portion of the performance cycle worked by the participant. A participant who is terminated during the first fiscal year will not receive a payout.

1	“Good reason” is as defined under the participant’s employment agreement (if any). “Cause” is as defined in the Plan unless a participant’s employment agreement (if any) provides it controls.

In all other cases, a participant must be employed by us on the last day of the performance cycle to remain eligible to receive an award.

The payout, in the event of death or a change in control, will be paid within 30 days of the triggering event unless to do so would prompt the imposition of additional taxes under Section 409A of the Code, in which case payment will be delayed for six months and the amounts owed will accrue interest at a rate based on the 10-year Treasury bill.

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Outstanding Equity At Fiscal Year-End

			Option Awards[1]				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Stefan Larsson	6/3/2019		26,750	26,750	87.72	6/3/2029
	4/14/2020		14,400	43,200	47.96	4/14/2030
	9/10/2020		4,425	13,275	67.05	9/10/2030
	4/5/2021		0	33,200	104.30	4/5/2031
	6/3/2019						8,550	795,492
	4/14/2020						13,809	1,284,789
	9/10/2020						8,766	815,589
	4/5/2021						23,012	2,141,036
	6/3/2019	[5]							8,171	760,230
	4/29/2020	[6]							35,140	3,269,426
	9/10/2020	[7]							13,072	1,216,219
	5/3/2021	[8]							45,876	4,268,303
James W. Holmes	4/5/2012		1,800	0	91.88	4/5/2022
	5/1/2013		1,400	0	115.05	5/1/2023
	4/3/2014		1,300	0	124.53	4/3/2024
	4/2/2015		1,500	0	107.47	4/2/2025
	10/1/2015		1,000	0	99.94	10/1/2025
	4/1/2016		3,800	0	99.39	4/1/2026
	4/6/2018						559	52,009
	4/5/2019						1,376	128,023
	4/14/2020						2,064	192,035
	9/10/2020						2,439	226,925
	4/5/2021						5,756	535,538
	4/5/2021						3,356	312,242
Michael A. Shaffer	4/29/2019	[9]							1,787	166,262
	4/29/2020	[6]							4,197	390,489
	9/10/2020	[7]							2,695	250,743
Patricia Donnelly	4/5/2021		0	13,500	104.30	4/5/2031
	4/5/2021						27,905	2,596,281
	4/5/2021						6,236	580,197
	5/3/2021	[8]							4,728	439,893

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			Option Awards[1]				Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plans Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plans Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
Martijn Hagman	4/28/2015		625	0	103.24	4/28/2025
	4/1/2016		1,450	0	99.39	4/1/2026
	6/15/2020		2,150	6,450	50.17	6/15/2030
	9/10/2020		1,475	4,425	67.05	9/10/2030
	4/5/2021		0	10,400	104.30	4/5/2031
	4/6/2018						479	44,566
	4/5/2019						1,180	109,787
	7/1/2019						7,875	732,690
	4/14/2020						1,770	164,681
	6/15/2020						297	27,633
	8/3/2020						18,282	1,700,957
	9/10/2020						2,427	225,808
	4/5/2021						4,796	446,220
	6/15/2020	[10]							2,946	274,096
	9/10/2020	[7]							2,708	251,952
	5/3/2021	[8]							3,678	342,201
Julie A. Fuller	4/5/2021		0	10,400	104.30	4/5/2031
	10/1/2020						5,364	499,067
	10/1/2020						8,612	801,260
	4/5/2021						4,796	446,220
	5/3/2021	[8]							3,153	293,355
Cheryl Abel-Hodges	7/1/2019		0	7,600	95.26	7/1/2029
	4/14/2020		0	10,950	47.96	4/14/2030
	9/10/2020		0	7,800	67.05	9/10/2030
	4/5/2021		0	12,300	104.30	4/5/2031
	4/6/2018						639	59,453
	4/5/2019						1,572	146,259
	7/1/2019						789	73,409
	4/14/2020						3,495	325,175
	9/10/2020						4,131	384,348
	4/5/2021						5,684	528,839
	7/1/2019	[5]							1,756	163,378
	4/29/2020	[6]							6,110	568,474
	9/10/2020	[7]							5,284	491,623

1	Stock options vest in four equal installments on each of the first four anniversaries of the grant date.
2	These awards consist of RSUs. Awards vest in four equal installments on each of the first four anniversaries of the grant date, except for the awards granted to (1) Mr. Holmes in April 2021 (5,756 RSUs), of which 25% vested on the first anniversary of the grant date, 25% vests on the second anniversary and 50% vests on the third; (2) Ms. Donnelly in April 2021 (27,905 RSUs), of which approximately 62% vested on the first anniversary of the grant date, approximately 27% vests on the second anniversary, and approximately 11% vests on the third; (3) Ms. Fuller in October 2020 (8,612 RSUs outstanding), of which approximately 52% vested on the first anniversary of the grant date, approximately 33% vests on the second anniversary, and approximately 15% vests on the third; and (4) Mr. Hagman in August 2020, of which 25% vested on the first anniversary of the grant date, 25% vests on the second anniversary and 50% vests on the third.
3	The market value of unvested RSUs and unvested PSUs was calculated by multiplying the number of units by $93.04, the closing price of our common stock on January 28, 2022, the last business day of 2021.
4	All awards are PSUs. The number of shares assumes service for the entire three-year performance cycle, except with respect to Mr. Shaffer. The awards generally pay out on a pro rata basis if the NEO does not work for the entire cycle. As such, Mr. Shaffer’s shares have been prorated to reflect the actual number of days he was employed during the applicable performance cycles.

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5	These awards will vest in June 2022 if the performance criteria are satisfied. The table shows the number of shares at threshold level, as the estimated payout as of the end of 2021 was below threshold. See discussion on page 55.
6	These awards will vest in April 2023 if the performance criteria are satisfied. The table shows the number of shares at maximum level, as the estimated payout as of the end of 2021 was between target and maximum. See discussion on page 55.
7	These awards will vest in September 2023 if the performance criteria are satisfied. The above table shows the number of shares at maximum level, as the estimated payout as of the end of 2021 was between target and maximum. See discussion on page 55.
8	The portion of the awards tied to the one-year EBIT measure will vest, and the portion tied to the three-year TSR will vest if the relative TSR performance criteria are satisfied, in each case in May 2024. The table shows (1) the corporate EBIT portion of the awards at maximum level, as the performance period has ended and maximum-level performance was achieved, and (2) the relative TSR portion of the awards at target level, as the estimated payout as of the end of 2021 was between threshold and target. See discussion on pages 53-55.
9	These awards would have vested in April 2022 if the performance criteria were satisfied. The above table shows the number of shares at threshold level, as the estimated payout as of the end of 2021 was below threshold. As certified on May 2, 2022, the performance criteria were not satisfied and, therefore, no shares were earned.
10	These awards will vest in June 2023 if the performance criteria are satisfied. The above table shows the number of shares at maximum level, as the estimated payout as of the end of 2021 was at maximum. See discussion on page 55.

Option Exercises And Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Stefan Larsson	0	0	11,800	1,287,577
James W. Holmes	0	0	3,485	368,661
Michael A. Shaffer	17,825	588,908	13,821	1,489,004
Patricia Donnelly	0	0	0	0
Martijn Hagman	0	0	11,839	1,285,892
Julie A. Fuller	0	0	11,147	1,183,588
Cheryl Abel-Hodges	14,800	532,934	4,967	529,054

1	The value realized on exercise equals the price of our common stock on the date of exercise less the exercise price, multiplied by the number of shares acquired upon exercise.
2	The value realized on vesting equals the price of our common stock on the date of vesting multiplied by the number of shares vested.

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Pension Benefits

Name	Plan name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Stefan Larsson	Pension Plan[2]	1.5833	52,272	0
	Supplemental Pension Plan[2]	1.5833	359,354	0
James W. Holmes	Pension Plan[2]	25.3333	638,146	0
	Supplemental Pension Plan[2]	25.3333	999,765	0
Michael A. Shaffer	Pension Plan[2]	30.1667	1,030,305	0
	Supplemental Pension Plan[2]	30.1667	5,630,058	117,913
Patricia Donnelly	Pension Plan[2]	N/A	N/A	N/A
	Supplemental Pension Plan[2]	N/A	N/A	N/A
Martijn Hagman	Pension Plan	N/A	N/A	N/A
	Supplemental Pension Plan	N/A	N/A	N/A
Julie A. Fuller	Pension Plan[2]	0.3333	11,693	0
	Supplemental Pension Plan[2]	0.3333	34,632	0
Cheryl Abel-Hodges	Pension Plan[2]	14.0833	595,325	0
	Supplemental Pension Plan[2]	14.0833	2,083,430	0

1	See Note 12, “Retirement and Benefit Plans,” in the Notes to Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended January 30, 2022 for the assumptions used in calculating the present value of the accumulated benefit.
2	Pension and Supplemental Pension Plan credited service and actuarial values are calculated as of January 30, 2022, which is the pension plan measurement date that we use for financial statement reporting purposes. Retirement age is the plan’s “normal” retirement age or the earliest time when a participant may retire without an age-based reduction. The present values as of January 30, 2022 are calculated based on the following assumptions: (i) for annuity payments in the qualified plan, the PRl-2012 mortality table, and the MP-2021 mortality improvement projection scale, as published by the Society of Actuaries, (ii) a 3.31% discount rate, (iii) form of payment in the qualified plan as follows: 70% assumed to elect a lump sum; 15% assumed to elect a life annuity, 7.5% assumed to elect a 50% joint and survivor, and 7.5% assumed to elect a 100% joint and survivor annuity, and (iv) SPP lump sum values based on the assumptions prescribed under the Pension Protection Act of 2006 (these include the mandated unisex mortality table specified by IRS Notice 2017-60, based on the RP-2014 table, with projected mortality improvements, and December 2021 segment rates of 1.16% for payments expected to be made for the first five years, 2.72% for payments between five and 20 years, and 3.10% for payments projected to be made after 20 years.

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Defined Benefit Plans

Pension Plan

Our Pension Plan is a qualified defined benefit plan. Our U.S.-based associates hired on or before December 31, 2021 are eligible to participate in the Plan, with a few exceptions:

•	Associates are not eligible to participate in the Plan if they are

— members of a collective bargaining unit,

— independent contractors or consultants,

— non-resident aliens or

— covered by another Company-provided pension plan.

Salaried associates are eligible to participate beginning on the first day of the calendar quarter after they have completed one year of service in which they worked at least 1,000 hours. Hourly associates are eligible to participate beginning on the first day of the calendar quarter after they have completed three months of service, if it is anticipated they will work at least 1,000 hours in the year.

The Plan is closed to U.S.-based associates hired or rehired after December 31, 2021.

The benefits under the Pension Plan generally are based on a participant’s career average compensation, excluding relocation pay, sign-on bonus, stay bonus, clothing allowance, Long-Term Incentive Plan pay and education expenses. Pre-2000 benefits for current salaried associates are based on pre-2000 last five years’ average compensation, unless the participant’s career average compensation is greater than the last five years’ average.

The participant’s prior service benefit and future service benefit are added together to determine the total retirement benefit. The prior service benefit is calculated by taking 1.00% of the past service compensation, plus 0.50% of the past service compensation over the Social Security average breakpoint (dollar amount determined by the year in which the participant reaches Social Security Normal Retirement Age), multiplied by the prior benefit service at December 31, 1999. The future service benefit is calculated by taking 1.00% of each year’s future service compensation, plus 0.50% of each year’s future service compensation over the Social Security-covered compensation breakpoint for each year of benefit service, assuming that the total benefit service (including prior service) does not exceed 35 years.

Benefits under the Pension Plan are vested after five years of service or, if earlier, when the participant becomes totally and permanently disabled or reaches age 65. With the exception of Mr. Larsson and Mses. Fuller and Donnelly, the benefits of our U.S.-based NEOs are fully vested. Ms. Abel-Hodges has received her benefit. Mr. Shaffer’s benefit will be distributed when he elects to receive it.

The plan provides that any participant who would be credited with fewer than 501 hours in a plan year due to a leave associated with the birth or adoption of a child or related childcare will be credited with service for the number of hours the participant would have worked that, together with credited hours actually worked during the plan year, totals 501 hours of service. This is done to prevent a break in service. Participants will not incur a break in service due to any leave of absence in accordance with the provisions of the Family and Medical Leave Act of 1993 or on account of military duty, provided they return to work within the re-employment period under Federal law.

Pension benefits become payable on the first day of the month following retirement. Normal retirement age under the Plan is age 65. Vested participants are eligible for a lump sum distribution (or an immediate annuity form of distribution) at termination, regardless of age. Vested participants who terminate employment prior to age 55 or have worked less than ten years are eligible for an unsubsidized early retirement benefit based on the factors in the following table:

Age at Commencement	Early Retirement Factor
55	40.00%
56	43.00%
57	46.00%
58	50.00%
59	55.00%
60	60.00%
61	66.00%
62	73.00%
63	81.00%
64	90.00%
65	100.00%

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We subsidize the early retirement benefit for participants who retire when they are age 55 or over and have worked more than ten years by making benefit payments in the applicable percentage shown below based on actual age and years of service.

Years of Service

Age at Commencement	10	11	12	13	14	15	16	17	18	19	20
64	95.00%	95.15%	95.30%	95.45%	95.60%	95.75%	95.90%	96.05%	96.20%	96.35%	96.50%
63	90.00%	90.30%	90.60%	90.90%	91.20%	91.50%	91.80%	92.10%	92.40%	92.70%	93.00%
62	85.00%	85.45%	85.90%	86.35%	86.80%	87.25%	87.70%	88.15%	88.60%	89.05%	89.50%
61	80.00%	80.60%	81.20%	81.80%	82.40%	83.00%	83.60%	84.20%	84.80%	85.40%	86.00%
60	75.00%	75.75%	76.50%	77.25%	78.00%	78.75%	79.50%	80.25%	81.00%	81.75%	82.50%
59	70.00%	70.90%	71.80%	72.70%	73.60%	74.50%	75.40%	76.30%	77.20%	78.10%	79.00%
58	65.00%	66.05%	67.10%	68.15%	69.20%	70.25%	71.30%	72.35%	73.40%	74.45%	75.50%
57	60.00%	61.20%	62.40%	63.60%	64.80%	66.00%	67.20%	68.40%	69.60%	70.80%	72.00%
56	55.00%	56.35%	57.70%	59.05%	60.40%	61.75%	63.10%	64.45%	65.80%	67.15%	68.50%
55	50.00%	51.50%	53.00%	54.50%	56.00%	57.50%	59.00%	60.50%	62.00%	63.50%	65.00%

Years of Service

Age at Commencement	21	22	23	24	25	26	27	28	29	30
64	96.65%	96.80%	96.95%	97.10%	97.25%	97.40%	97.55%	97.70%	97.85%	98.00%
63	93.30%	93.60%	93.90%	94.20%	94.50%	94.80%	95.10%	95.40%	95.70%	96.00%
62	89.95%	90.40%	90.85%	91.30%	91.75%	92.20%	92.65%	93.10%	93.55%	94.00%
61	86.60%	87.20%	87.80%	88.40%	89.00%	89.60%	90.20%	90.80%	91.40%	92.00%
60	83.25%	84.00%	84.75%	85.50%	86.25%	87.00%	87.75%	88.50%	89.25%	90.00%
59	79.90%	80.80%	81.70%	82.60%	83.50%	84.40%	85.30%	86.20%	87.10%	88.00%
58	76.55%	77.60%	78.65%	79.70%	80.75%	81.80%	82.85%	83.90%	84.95%	86.00%
57	73.20%	74.40%	75.60%	76.80%	78.00%	79.20%	80.40%	81.60%	82.80%	84.00%
56	69.85%	71.20%	72.55%	73.90%	75.25%	76.60%	77.95%	79.30%	80.65%	82.00%
55	66.50%	68.00%	69.50%	71.00%	72.50%	74.00%	75.50%	77.00%	78.50%	80.00%

None of our actively employed U.S.-based NEOs as of the date of this proxy are eligible for subsidized early retirement benefits. Ms. Abel-Hodges received her benefit at the applicable subsidized rate. Mr. Shaffer is eligible to receive his benefit at a subsidized rate.

Benefits under the Pension Plan become payable on the first of the month following retirement, normally at age 65, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable on one of the bases described below.

Life-only annuity

A participant who is not married or married less than 12 months when payments begin and who does not elect an optional payment method will receive the full amount of the benefit in equal monthly installments for life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

50% joint & survivor annuity

A participant who is married for at least 12 months when payments begin will receive the benefit as a 50% Joint & Survivor Annuity absent an election by the participant (and spousal consent) for an optional payment form. Under this option, a participant will receive a reduced monthly benefit for life. Thereafter, the participant’s spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant but after the participant begins receiving payments, the participant will continue to receive the same benefit amount for life and no additional payments are made after death. The participant’s age at the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

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100% (or 75% or 66 2/3%) joint & survivor annuity

A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of the benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100%, 75% or 66 2/3%) for life. The participant’s age at  the date benefits commence, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

Life & period certain annuity

A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least the period of time elected (between one and 15 years) under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than the minimum number of payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

Full refund annuity

A participant will receive a reduced benefit for life, payable in equal monthly installments, under this option. If the participant dies before receiving the full guaranteed single lump sum value of his or her benefit, determined at the date of retirement, the balance will be paid to the participant’s beneficiary in a single lump sum payment. In addition, payments will continue to be paid for the rest of the participant’s life, even if the guaranteed lump sum value is exceeded.

Social Security equalization

This option allows a participant who retires early to receive an increased monthly payment from the Pension Plan until the participant is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the Pension Plan is reduced. This option does not provide any survivor benefits and, therefore, no benefit is payable after death.

Lump sum payments

A participant may elect to receive their retirement benefit in a single lump sum calculated to be the actuarial equivalent value of the life-only annuity they would receive at age 65 or a deferred retirement date. If qualified for early retirement, the lump sum will be equal to the actuarial equivalent value of the life-only annuity, determined after application of the Early Retirement Factors described above, or the lump sum value of the age-65 pension, if greater.

Supplemental Pension Plan

Our Supplemental Pension Plan is a non-qualified defined benefit plan. Certain U.S.-based management and highly paid associates hired on or before December 31, 2021 who are participants in our qualified Pension Plan, including our U.S.-based Named Executive Officers, are eligible for benefits under our Supplemental Pension Plan. The Supplemental Pension Plan was closed to associates hired or rehired after December 31, 2021.

Ms. Donnelly became eligible to participate in the Supplemental Pension Plan on April 1, 2022. Mr. Shaffer has received his benefit distribution. Ms. Abel-Hodges’ benefit will be distributed pursuant to her election.

The Supplemental Pension Plan was created to provide deferred compensation to highly compensated individuals in an effort to promote continuity of management and increased incentive and personal interest in the welfare of the Company on the part of those who are or may become primarily responsible for shaping and carrying out our long-range plans and securing our continued growth and financial success.

Our Supplemental Pension Plan is designed to work in conjunction with our Pension Plan. The pension benefit outlined in our Pension Plan is calculated as if there were no compensation limits under the Code. The maximum benefit allowable is paid out under the Pension Plan and the balance is paid out under the Supplemental Pension Plan.

A participant in our Supplemental Pension Plan will not have any vested interest in such portion of any benefit that accrues on or after January 1, 2007, unless the sum of the participant’s attained age and credited vesting years equals or exceeds 65 and, while employed by us, the participant has reached age 50 and has completed at least ten credited vesting years. Five credited vesting years is required for any benefit that accrues prior to January 1, 2007.

As part of the enrollment process, a participant may elect for benefits to be paid following termination in one of the following four ways:

•	in a lump sum within 60 days of termination of employment;
•	in a lump sum deferred until January 1 of the year following termination of employment;
•	in five equal annual installments commencing in January of the year following termination of employment; or

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•	in ten equal annual installments commencing in January of the year following termination of employment (applicable for benefit accruals beginning January 1, 2019).

Participants may change their benefit payment elections any time up to one year before the then-scheduled distribution date. In addition, for benefits that accrue on or after January 1, 2005, the new election must extend the commencement date of the benefit payment by at least five years from the then-scheduled distribution date.

Benefits under our Supplemental Pension Plan are unsecured and generally are payable from our general assets. Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. Payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first business day of the plan year in which the deferral begins, and, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first business day of the following plan year.

Non-Qualified Deferred Compensation

Our sole non-qualified defined contribution deferred compensation plan is our Supplemental Savings Plan.

Name	Executive Contributions in Last Fiscal Year[1] ($)	Registrant Contributions in Last Fiscal Year[1] ($)	Aggregate Earnings in Last Fiscal Year[2] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year[3] ($)
Stefan Larsson	—	—	—	—	—
James W. Holmes	37,348	18,674	10,491	-—	705,135
Michael A. Shaffer	87,343	50,950	28,430	235,830	2,747,205
Patricia Donnelly	—	—	—	—	—
Martijn Hagman	N/A	N/A	N/A	N/A	N/A
Julie A. Fuller	—	—	—	—	—
Cheryl Abel-Hodges	455,000	55,475	26,613	—	2,896,734

1	Amounts are reported in the Summary Compensation Table for 2021.
2	Amounts are not reported in the Summary Compensation Table.
3	The amounts shown include amounts that were reported in the Summary Compensation Table for 2019 and 2020. The aggregate of the previously reported amounts is $408,168 for Mr. Shaffer, and $755,222 for Ms. Abel-Hodges.

Supplemental Savings Plan

Our Supplemental Savings Plan (“SSP”) is a non-qualified defined contribution plan that was designed to work in conjunction with our 401(k) plan to provide key executives and certain “highly compensated associates” (as defined under the Code) sufficient pre-tax retirement savings opportunities. The plan is available to associates with a minimum base salary of $200,000 who are eligible for and participate in our 401(k) plan, including all of our U.S.-based Named Executive Officers. Mr. Shaffer has received his benefit distribution. Ms. Abel-Hodges’ benefit will be distributed to her pursuant to her distribution election.

Participants may elect a deferral rate of up to 75% of base pay for their contributions. Deferrals are directed first to a participant’s 401(k) plan account up to the maximum amount of eligible contributions and pay available under the law. SSP contributions for the year do not begin until the maximum permitted contributions have been made under our 401(k) plan. Eligible pay under the SSP includes all categories of pay eligible under our 401(k) plan, as well as payouts under our Performance Incentive Bonus Plan. Participants may elect to defer up to 75% of bonus compensation into their Supplemental Savings Plan accounts. For the SSP, PVH makes matching contributions equal to 100% of the first 1% of plan-eligible compensation contributed by a participant, and an amount equal to 50% of the next 5% of plan-eligible compensation contributed by the participant. For participants hired on or after January 1, 2022, an amount equal to 3.5% of compensation that is above the maximum pay available under the law, is automatically contributed to associates eligible to participate, whether or not they contribute to the SSP.

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The SSP is a nonqualified unfunded plan. For plan years prior to 2022, participant contributions and our matching contributions were not invested in actual securities or maintained in an independent trust for the exclusive benefit of plan participants. Instead, contributions to the SSP were retained as part of our general assets. Therefore, these benefits are dependent on our ability to pay them when they become due. For plan years after 2021, the Company established a rabbi trust to hold and invest contributions made for the SSP. The assets of the rabbi trust are general assets of the Company and, as such, would be subject to the claims of our creditors in the event of bankruptcy or insolvency.

Participant contributions, as well as our matching contributions, made before 2022 for participating NEOs, are measured against the 10-year Treasury bill. These contributions accrue interest based on the rate of return for 10-year Treasury bills, as established on the first business day of each calendar year. Participant contributions and company contributions made after 2021 may be measured against various investment options. Participants’ accounts may appreciate and/or depreciate depending upon the performance of their investment choices.

A participant’s before-tax contributions in the SSP are immediately fully vested. Our contributions vest after two years or, if earlier, when the participant reaches age 65, dies, or becomes totally and permanently disabled.

As part of the enrollment process, participants can elect to have their vested amount under the SSP distributed following termination in one of the following four ways:

•	in a lump sum within 30 days of termination of employment;
•	in a lump sum deferred until January 1 of the year following termination of employment;
•	in five equal annual installments commencing in January of the year following termination of employment; or
•	in ten equal annual installments commencing in January of the year following termination of employment (applicable for contributions made beginning January 1, 2019).

Payments will be delayed if and to the extent that payment within six months of the termination of employment would result in the imposition of additional taxes on the participant pursuant to Section 409A of the Code. For contributions made prior to 2022, payments delayed pursuant to Section 409A will accrue interest during the deferral period at a rate per annum equal to the 10-year Treasury bill rate in effect on the first business day of the plan year in which the deferral begins, and, if the deferral period extends beyond the close of the plan year, the interest rate for the remainder of the deferral period will equal the 10-year Treasury bill rate on the first business day of the following plan year. For contributions made after 2021, payments delayed pursuant to Section 409A will be measured against the investment funds elected by the participant.

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Potential Payments Upon Termination and Change in Control Provisions

We maintain certain agreements, plans, and programs that require us to provide compensation to our Named Executive Officers in the event of a termination of employment or a change in control. For more information, see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” beginning on page 68.

The following tables disclose the potential payments upon termination of employment or change in control with respect to each NEO, other than Mr. Shaffer, whose employment already had terminated. The assumptions used are set forth below the last table.

Stefan Larsson	Voluntary Termination at January 30, 2022	Retirement at January 30, 2022	Death at January 30, 2022	Disability at January 30, 2022	Termination Without Cause or for Good Reason at January 30, 2022	Termination for Cause at January 30, 2022	Termination Without Cause or for Good Reason Upon Change in Control at January 30, 2022[1]
Severance Value[2]	$0	$0	$0	$0	$7,800,000	$0	$7,800,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[4]	0	0	2,434,783	2,434,783	0	0	2,434,783
Value of unvested restricted stock units[5]	0	0	5,036,906	5,036,906	0	0	5,036,906
Value of unvested performance share units[6]	0	0	3,649,559	3,678,255	2,653,338	0	3,649,559
Welfare benefits value[7]	0	0	0	0	43,256	0	43,256
Payout adjustment[8]	0	0	0	0	0	0	0
Total	$0	$0	$11,121,248	$11,149,944	$10,496,594	$0	$18,964,504

James W. Holmes	Voluntary Termination at January 30, 2022	Retirement at January 30, 2022	Death at January 30, 2022	Disability at January 30, 2022	Termination Without Cause or for Good Reason at January 30, 2022	Termination for Cause at January 30, 2022	Termination Without Cause or for Good Reason Upon Change in Control at January 30, 2022[1]
Severance Value[2]	$0	$0	$0	$0	$1,725,000	$0	$1,725,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[4]	0	0	0	0	0	0	0
Value of unvested restricted stock units[5]	0	0	1,446,772	1,446,772	0	0	1,446,772
Value of unvested performance share units[6]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Welfare benefits value[7]	0	0	0	0	66,392	0	66,392
Payout adjustment[8]	0	0	0	0	0	0	0
Total	$0	$0	$1,446,772	$1,446,772	$1,791,392	$0	$3,238,164

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							Termination
							Without
					Termination		Cause or for
					Without		Good Reason
	Voluntary				Cause or for	Termination	Upon Change
	Termination	Retirement at	Death at	Disability at	Good Reason	for Cause at	in Control at
	at January 30,	January 30,	January 30,	January 30,	at January 30,	January 30,	January 30,
Patricia Donnelly	2022	2022	2022	2022	2022	2022	2022[1]
Severance Value[2]	$0	$0	$0	$0	$4,000,000	$0	$4,000,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[4]	0	0	0	0	0	0	0
Value of unvested restricted stock units[5]	0	0	3,176,479	3,176,479	2,596,281	0	3,176,479
Value of unvested performance share units[6]	0	0	109,270	105,619	0	0	109,270
Welfare benefits value[7]	0	0	0	0	44,214	0	44,214
Payout adjustment[8]	0	0	0	0	0	0	0
Total	$0	$0	$3,285,749	$3,282,098	$6,640,495	$0	$7,329,963

							Termination
							Without
					Termination		Cause or for
					Without		Good Reason
	Voluntary				Cause or for	Termination	Upon Change
	Termination	Retirement at	Death at	Disability at	Good Reason	for Cause at	in Control at
	at January 30,	January 30,	January 30,	January 30,	at January 30,	January 30,	January 30,
Martijn Hagman	2022	2022	2022	2022	2022	2022	2022[1]
Severance Value[2,9]	$930,023	$0	$0	$567,574	$1,860,046	$0	$1,860,046
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[4]	0	0	391,517	391,517	0	0	391,517
Value of unvested restricted stock units[5]	0	0	3,452,342	3,452,342	0	0	3,452,342
Value of unvested performance share units[6]	0	0	217,797	323,818	241,657	0	217,797
Welfare benefits value[7]	0	0	0	0	0	0	0
Payout adjustment[8]	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Total	$930,023	$0	$4,061,656	$4,735,251	$2,101,703	$0	$5,921,702

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							Termination
							Without
					Termination		Cause or for
					Without		Good Reason
	Voluntary				Cause or for	Termination	Upon Change
	Termination	Retirement at	Death at	Disability at	Good Reason	for Cause at	in Control at
	at January 30,	January 30,	January 30,	January 30,	at January 30,	January 30,	January 30,
Julie A. Fuller	2022	2022	2022	2022	2022	2022	2022[1]
Severance Value[2]	$0	$0	$0	$0	$2,450,000	$0	$2,850,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[4]	0	0	0	0	0	0	0
Value of unvested restricted stock units[5]	0	0	1,746,547	1,746,547	0	0	1,746,547
Value of unvested performance share units[6]	0	0	72,870	70,443	0	0	72,870
Welfare benefits value[7]	0	0	0	0	43,256	0	43,256
Payout adjustment[8]	0	0	0	0	0	0	0
Total	$0	$0	$1,819,417	$1,816,990	$2,493,256	$0	$4,712,673

							Termination
							Without Cause
					Termination		or for Good
					Without		Reason Upon
	Voluntary				Cause or for	Termination	Change in
	Termination	Retirement at	Death at	Disability at	Good Reason	for Cause at	Control at
	at January 30,	January 30,	January 30,	January 30,	at January 30,	January 30,	January 30,
Cheryl Abel-Hodges	2022	2022	2022	2022	2022	2022	2022[1]
Severance Value[2]	$0	$0	$0	$0	$3,500,000	$0	$3,500,000
Performance Incentive Bonus Plan[3]	0	0	0	0	0	0	0
Value of “in the money” unexercisable stock options[4]	0	0	696,348	696,348	0	0	696,348
Value of unvested restricted stock units[5]	0	0	1,517,482	1,517,482	0	0	1,517,482
Value of unvested performance share units[6]	0	0	562,156	497,595	497,595	0	562,156
Welfare benefits value[7]	0	0	0	0	66,392	0	66,392
Payout adjustment[8]	0	0	0	0	0	0	(321,982)
Total	$0	$0	$2,775,986	$2,711,425	$4,063,987	$0	$6,020,396

1	In the event of a change in control with no termination of employment in which the equity awards are not assumed by the acquirer, the NEO would be entitled to all amounts (if any) set forth in this column, except for the amounts set forth on the rows entitled Severance value and Welfare benefits value. In the event of a change in control with no termination of employment in which equity awards are assumed by the acquirer, the NEO would not be entitled to receive any of the amounts set forth in this column.
2	Severance is calculated in accordance with the applicable NEO’s employment agreement and for termination without cause or for good reason, is equal to a multiple of the sum of the NEO’s base salary plus an amount equal to the bonus that would be payable if target level performance were achieved. In addition to that sum, Ms. Fuller is also entitled to any outstanding amount of her sign-on cash award if her employment terminates for any reason other than death, disability, or cause within two years of a change in control. Additionally, if Mr. Hagman voluntarily resigns, he is entitled to receive his base salary for 12 months and in the event of his disability, Mr. Hagman is entitled to receive statutory payments under Dutch law. See pages 68-71 for applicable multiples and further detail.
3	A participant generally must be employed by PVH on the last day of the applicable performance cycle to remain eligible to receive a bonus under our Performance Incentive Bonus Plan. Therefore, if a termination of employment or change in control had occurred on January 30, 2022, each NEO would have been entitled to receive his or her actual bonus and the termination event or change in control would not have triggered a payment.
4	Represents the value of unexercisable “in the money” stock options outstanding as of January 30, 2022, the vesting of which would accelerate upon death, disability, a change in control or retirement. The value is equal to the difference between the closing price of our common stock on January 28, 2022, the last business day of 2021, and the per share exercise price of each stock option that would become exercisable, multiplied by the number of shares of our common stock receivable upon exercise.

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5	Represents the value of unvested restricted stock units as of January 30, 2022, the vesting of which would accelerate upon death, disability, a termination of employment without cause or for good reason after a change in control, or retirement. In addition, for Ms. Donnelly, the unvested portion of her sign-on RSU award would accelerate upon termination without cause or for good reason. The value is equal to the closing price of our common stock on January 28, 2022, the last business day of 2021, multiplied by the number of shares of our common stock receivable upon vesting.
6	Represents the payout levels (discussed below) of the unvested PSUs as of January 30, 2022 multiplied by the closing price of our common stock on January 28, 2022, the last business day of 2021. In the event of death or a change in control, the amounts are shown based on the amounts that would otherwise have been payable for the performance cycle if the target level of performance had been achieved, with the exception of the portion of the 2021 awards tied to the one-year EBIT measure. For such awards, the performance period has ended and maximum-level performance was achieved. As such, the amounts are shown based on actual performance. In the event of retirement, disability or termination without cause or for good reason, the amounts are shown based on actual performance as of January 30, 2022, as the actual performance for the entire performance period was not known as of January 30, 2022. In the event of death, disability, change in control or termination without cause or for good reason for PSU awards granted in 2019 or 2020, the amounts payable in respect of the PSU awards granted during 2019, April 2020, September 2020 and 2021 are prorated approximately 90%, 60%, 45% and 25% respectively, representing the portion of the relevant performance cycle actually worked by our NEOs as of January 30, 2022. In the event of a termination without cause or for good reason, no amounts are reflected for the PSU awards granted in 2021, as a participant whose employment is terminated before the first anniversary of grant will not receive a payout.
7	The amounts shown represent the cost of welfare benefits, including medical, dental, life and disability coverage, that our NEOs would have received under their employment agreements if their employment had been terminated without cause or for good reason on January 30, 2022. Such benefits are not receivable if their employment is terminated for any other reason. Those benefits would continue for two years.
8	If any of our U.S.-based NEOs would become subject to the Federal excise tax on excess parachute payments under Section 4999 of the Code because of the amount of the termination payments following a change in control, then such termination payments will be reduced as necessary to maximize each NEO’s respective after-tax termination payout. It is projected that only Ms. Abel-Hodges would have had such a payment reduction if a termination upon a change in control had occurred on January 30, 2022.
9	Potential severance payments upon termination for Mr. Hagman have been translated at the euro-to-U.S. dollar exchange rate of 1.1138, which was the closing rate on January 28, 2022, the last business day of 2021.

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CEO Pay Ratio

We are required to provide the ratio for the annual total compensation paid to Mr. Larsson, the Chief Executive Officer in 2021, to the annual total compensation of our median associate, excluding Mr. Larsson’s compensation. SEC rules permit us to use the same median associate identified in our pay ratio disclosure in 2021, subject to certain exceptions. In our case, the median associate had a significant change in circumstance and, as a result, we determined that it is not appropriate to use the same associate for this year’s disclosure. We did not otherwise have a significant change in our associate population or compensation arrangements.

We selected November 1, 2021 as the determination date for identifying our median associate. As of that date, we had 32,081 associates, with 10,557 associates based in the United States and 21,524 associates located outside of the United States. Of these associates, approximately 26% worked in or were assigned to offices, approximately 67% worked in retail stores and approximately 7% worked in warehousing and distribution facilities. Approximately 37% of our workforce is part-time. Our use of seasonal workers is not significant to our overall population. We do not use a significant number of temporary associates.

Methodology

The methodology and the material assumptions, adjustments and estimates that we used to identify the median of the annual total compensation of all our associates, as well as to determine the annual total compensation of the median associate for purposes of this disclosure, were as follows:

•	We identified the median associate by using the actual earnings of our full-time, part-time, seasonal and temporary associates, which consisted of cash compensation, as compiled from our payroll records.
•	We measured associate earnings using the one-year period ended October 31, 2021.
•	Compensation paid in foreign currencies was converted to U.S. dollars using the foreign exchange rate monthly average for November 2021.
•	As permitted under SEC rules, we excluded all 519 associates in Brazil, 10 associates in Ethiopia, 154 associates in New Zealand, 399 associates in Poland, and 522 associates in Russia who were employed on November 1, 2021 and collectively constituted less than 5% of our total associate populations.
•	After giving effect to the exclusion, 10,557 associates in the United States and 19,920 outside of the United States were considered to identify the median associate.

Calculation

We determined that our median associate was a part-time, hourly retail store sales associate who works in Sunrise, FL. The 2021 annual total compensation for our median associate was $17,839.21. The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $14,714,208. The estimated ratio of our CEO’s annual total compensation to our median associate’s total compensation for fiscal year 2021 is 826 to 1.

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Equity Compensation Plan Information

The following table provides information as of January 30, 2022, with respect to shares of our common stock that may be issued under our Stock Incentive Plan, our sole equity compensation plan, which was approved by our stockholders. We have no equity compensation plans that were not approved by our stockholders.

	Number of	Weighted	Number of securities
	securities to	average	remaining available for
	be issued upon	exercise price	future issuance under
	exercise of	of outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
	warrants, and rights	and rights	reflected in Column (a))
Name	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	2,321,906[1]	$ 38.18[2]	4,313,568
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	2,321,906	$ 38.18	4,313,568
1	Consists of (a) 1,175,752 shares of common stock underlying restricted stock units, (b) 457,783 shares of common stock underlying performance share units and (c) 688,371 shares of common stock underlying stock options.
2	The weighted average exercise price does not take into account performance shares, but does include restricted stock units. Excluding the restricted stock units, which have no exercise price, the weighted average exercise price is $103.40.

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Proposal 3
Ratification of the Appointment of Auditor

As a matter of good corporate governance, the Board of Directors is asking stockholders to ratify the selection of the independent auditor even though such ratification is not required. If our stockholders disapprove of the selection, the Board will ask the Audit & Risk Management Committee to reconsider the selection for the fiscal year ending February 4, 2024, as it would be impracticable to replace our auditors so late in our current fiscal year.

The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditor. The Committee has selected Ernst & Young LLP as our independent auditors for the fiscal year ending January 29, 2023. Ernst & Young or one of its predecessors has served continuously as our auditors since 1938. The Committee Chair is actively involved and consults with other members of the Committee regarding the appointment of Ernst & Young’s lead engagement partner. The Committee and the Board believe the continued retention of Ernst & Young to serve as our auditors is in the best interests of PVH and our stockholders.

We expect representatives of Ernst & Young to attend the meeting. Those individuals will have the opportunity to make a statement if they wish and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of the auditors.

Proxies received in response to this solicitation will be voted FOR the election of all 11 nominees unless the stockholder specifies otherwise.

Fees Paid to Auditors

The following table sets forth the aggregate fees billed by Ernst & Young LLP, the member firms of Ernst & Young LLP, and their respective affiliates for professional services rendered to us for the audit of our annual financial statements for the fiscal years ended January 30, 2022 and January 31, 2021, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on our behalf during those fiscal years. All of such fees were pre-approved by the Audit & Risk Management Committee.

	2021 ($)	2020 ($)
Audit Fees[1]	7,055,000	7,426,000
Audit-Related Fees[2]	160,000	340,000
Tax Fees[3]	2,965,000	2,991,000
All Other Fees	—	—
1	Consists of fees for professional services performed for the audit of our annual financial statements, the audit of internal control over financial reporting in conjunction with the audit of our annual consolidated financial statements, and reviews of financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include services that are normally provided in connection with statutory filing requirements.
2	Includes fees that are related to accounting consultations concerning financial accounting and reporting standards and certain attestation services related to financial reporting.
3	Includes fees for services to assist us in the preparation of our tax returns and for the provision of tax advice. Such fees include tax compliance fees of $541,000 in 2021 and $1,092,000 in 2020.

The Audit & Risk Management Committee’s charter requires it to pre-approve at its meetings all audit and non-audit services provided by our outside auditors. The charter permits the Committee to delegate to any one or more of its members the authority to grant such pre-approvals. Any such delegation of authority may be subject to any rules or limitations the members deem appropriate. A member’s decision to pre-approve any services using such delegated authority must be presented to the full Committee at its next meeting.

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Audit Committee Report

PVH management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors audit the financial statements and express an opinion on the financial statements based on their audit. The Audit & Risk Management Committee is directly responsible for the appointment, compensation and oversight of the independent auditors, and reviews PVH’s financial reporting process on behalf of the Board of Directors.

The Audit & Risk Management Committee, in evaluating and selecting the independent auditors, considers, among other things, external data on the audit quality of the audit firm, including recent Public Company Accounting Oversight Board (“PCAOB”) reports; the audit firm’s industry experience, capabilities, and approach in handling the breadth and complexity of PVH’s global operations; the quality and consistency of the audit firm’s personnel and communication; the appropriateness of the audit firm’s fees; and the independence and objectivity of the audit firm.

As part of its oversight of PVH’s financial statements and reporting process, the Committee has met and held discussions with management, internal auditing staff and Ernst & Young LLP, the independent auditors. Management represented to the Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Committee concerning independence, and has discussed with the independent auditors the auditors’ independence from PVH and PVH management. The Committee also has considered whether the independent auditors’ provision of non-audit services to PVH is compatible with the auditors’ independence.

The Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. It meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of PVH’s internal controls, and the overall quality of PVH’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements be included in PVH’s Annual Report on Form 10-K for the year ended January 30, 2022, as filed with the SEC. The Committee also has recommended stockholder ratification of the selection of the independent auditors.

The members of the Committee reviewed and met with management and the independent auditors on a quarterly basis to discuss PVH’s earnings releases and, as applicable, PVH’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. The Committee also reviews and meets, when needed, in conjunction with earnings guidance issued other than in quarterly earnings releases.

Audit & Risk Management Committee

Edward R. Rosenfeld, Chair
V. James Marino
Amy McPherson

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Security Ownership of Certain Beneficial Owners and Management

5% Stockholders

The following table presents certain information with respect to the persons who are known by us to be the beneficial owners of more than five percent of our common stock as of the record date for the meeting.

The persons listed below have advised us that they have sole voting and investment power with respect to the shares listed as owned by them, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount Beneficially Owned	Percent of Class
FMR LLC[1] 245 Summer Street Boston, MA 02210	10,264,989	15.2
PZENA Investment Management, LLC[2] 320 Park Avenue, 8th Floor New York, NY 10022	7,775,831	11.5
The Vanguard Group[3] 100 Vanguard Blvd. Malvern, PA 19355	7,758,229	11.5
Blackrock, Inc.[4] 55 East 52nd Street New York, NY 10055	4,478,514	6.6
Wellington Management Group LLP[5] 280 Congress Street Boston, MA 02210	3,909,192	5.8
1	FMR LLC, a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), is the beneficial owner of 10,264,989 shares of our common stock, including 1,297,013 shares with respect to which it has sole voting power and as to all 10,264,989 of which it has sole dispositive power. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has the sole power to dispose of these 10,264,989 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (the “Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The above ownership reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The following entities own shares included in the above ownership: FIAM LLC, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940; Fidelity Institutional Asset Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; FMR Co. LLC, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940; Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Exchange Act; and Strategic Advisers, Inc., an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. The above ownership does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998). Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2021, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by FMR LLC on February 9, 2022, with the SEC.
2	Pzena Investment Management, LLC (“Pzena”), an investment adviser registered under section 203 of the Investment Advisers Act, may be deemed to be the beneficial owner of 7,775,831 shares of our common stock, including 6,564,888 shares with respect to which it has sole voting power and as to all 7,775,831 of which it has sole dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2021, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Pzena on January 19, 2022 with the SEC.
3	The Vanguard Group, Inc. (“Vanguard”), an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed to be the beneficial owner of 7,758,229 shares of our common stock, including 93,423 shares with respect to which it has shared voting power, 7,518,104 shares of which it has sole dispositive power and 240,125 shares of which it has shared dispositive power. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2021, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Vanguard on February 10, 2022, with the SEC.

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4	BlackRock, Inc., a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 4,478,514 shares of our common stock, including 4,119,174 shares with respect to which it has sole voting power and as to all 4,478,514 of which it has sole dispositive power. The following entities own shares included in the above ownership: BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Japan Co., Ltd.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A.; BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; BlackRock Fund Advisors; BlackRock Asset Management North Asia Limited; BlackRock (Singapore) Limited; and BlackRock Fund Managers Ltd. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2021, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by BlackRock, Inc. on February 7, 2022, with the SEC.
5	Each of Wellington Management Group LLP (“Wellington Management”), a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), Wellington Group Holdings LLP (“Wellington Holdings”), a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), and Wellington Investment Advisors Holdings LLP (“Wellington Investment”), a parent holding company or control person in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(G), may be deemed to be the beneficial owner of 3,909,192 shares of our common stock, including 3,263,513 shares with respect to which it has shared voting power and as to all 3,909,192 of which it has shared dispositive power. Wellington Management Company LLP, an investment adviser in accordance with Exchange Act Rule 13d-1(b)(1)(ii)(E), may be deemed to be the beneficial owner of 3,567,691 shares of our common stock, including 3,053,511 shares with respect to which it has shared voting power and as to all 3,567,691 of which it has shared dispositive power. The shares included in the above ownership are owned of record by clients of the following investment advisers (the “Wellington Investment Advisers”): Wellington Management Company LLP; Wellington Management Canada LLC; Wellington Management Singapore Pte Ltd; Wellington Management Hong Kong Ltd; Wellington Management International Ltd; Wellington Management Japan Pte Ltd; and Wellington Management Australia Pty Ltd. Wellington Investment controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment is owned by Wellington Holdings. Wellington Holdings is owned by Wellington Management. Information (other than percentage ownership) reported on the table and in this footnote is as of December 31, 2021, and is based on the Statement of Beneficial Ownership on Schedule 13G/A filed by Wellington Management, Wellington Holdings, Wellington Investment and Wellington Management Company LLP on February 4, 2022, with the SEC.

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Directors, Nominees For Director, and Executive Officers

The following table presents certain information with respect to the number of shares of our common stock beneficially owned as of the record date by the following individuals:

•	Each of our directors
•	Each of the nominees for director
•	Our Named Executive Officers
•	Our directors, the nominees for director, and our executive officers, as a group

Each of the individuals named below has sole voting and investment power with respect to the shares listed as owned by him or her except as otherwise indicated below.

	Amount Beneficially Owned[1]	Percent of Class
Cheryl Abel-Hodges	951	*
Michael M. Calbert	65,700	*
Brent Callinicos	12,307	*
George Cheeks	1,521	*
Patricia Donnelly	11,868	*
Joseph B. Fuller	28,217	*
Julie A. Fuller	9,389	*
Martijn Hagman	12,398	*
James W. Holmes	13,443	*
Stefan Larsson	98,335	*
V. James Marino	28,217	*
G. Penny McIntyre	12,143	*
Amy McPherson	8,450	*
Henry Nasella	30,377	*
Allison Peterson	1,521	*
Edward R. Rosenfeld	13,307	*
Michael A. Shaffer	0	-
Amanda Sourry	8,450	*
All Directors, Nominees for Director and Executive Officers as a Group (18 People)	379,109	*

*	Less than 1% of class.
1	The figures in the table are based upon information furnished to us by our directors, nominees for director, and executive officers and upon our records. The figures include the shares held for the benefit of our executive officers in a trust for the PVH Stock Fund. The PVH Stock Fund is one of the investment options under our 401(k) plan. Participants in our 401(k) plan who make investments in the PVH Stock Fund may direct the vote of shares of common stock held for their benefit in the trust for the PVH Stock Fund.

As of the record date, the following persons have the right to cast votes equal to the following number of shares held in the trust for the PVH Stock Fund (which have been rounded to the nearest full share): James W. Holmes, 438 shares; and all of our directors, nominees for director and executive officers as a group, 1,143 shares.

The Trustee of the trust for the PVH Stock Fund has the right to vote shares in the trust that are unvoted as of two days prior to the meeting in the same proportion as the vote by all other participants in the AIP who have cast votes with respect to their investment in the Fund. The committee that administers the AIP makes all decisions regarding the disposition of common stock held in the trust for the Fund, other than the limited right of a participant to receive a distribution of shares held for

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his or her benefit. As such, the committee may be deemed to be a beneficial owner of the common stock held in the trust. Ms. Fuller and another executive officer are members of that committee. The figures in the table do not include shares in the trust for the Fund, other than those applicable to Ms. Fuller’s and the other executive officer’s investment in the Fund, to the extent that, as members of the committee, they may be deemed to have beneficial ownership of the shares held in the trust. There were 338,591 shares of common stock (0.5% of the outstanding shares) held in the trust as of the record date.

The table also includes the following shares which each of the individuals and the group listed on the table have the right to acquire within 60 days of the record date upon the exercise of stock options granted to them: Patricia Donnelly, 3,375 shares; Julie A. Fuller, 2,600 shares; Martijn Hagman, 10,450 shares; James W. Holmes, 9,000 shares; Stefan Larsson, 81,650 shares; and all of our directors, nominees for director and executive officers as a group, 115,675 shares.

The table also includes the following shares of common stock that are subject to restricted stock unit awards made to the individuals and as a group, the restrictions on which will lapse within 60 days of the record date: Brent Callinicos, 1,521 shares; George Cheeks, 1,521 shares; Martijn Hagman, 99 shares; Stefan Larsson, 4,275 shares; V. James Marino, 1,521 shares; Amy McPherson, 1,521 shares; Henry Nasella, 28,217 shares; Allison Peterson, 1,521 shares; Amanda Sourry, 1,521 shares; and all of our directors, nominees for director and executive officers as a group, 41,717 shares.

The table also includes the following shares of common stock that are subject to time-vested restricted stock unit awards made to directors with respect to which the named directors have deferred vesting and receipt, principally until the date on which the director separates from service as a director (but in some cases to a date not within 60 days of the record date): Joseph B. Fuller, 28,217 shares; G. Penny McIntyre, 11,143 shares; Edward R. Rosenfeld, 12,307 shares; and all of our directors, nominees for director and executive officers as a group, 51,667 shares.

The table does not include the following shares of common stock that were eligible to be received after the record date as payouts of performance share unit awards for the three-year performance cycle ended on June 2, 2022 if the performance criteria were satisfied (see page 75): Stefan Larsson, 32,684 shares; and all of our directors, nominees for director and executive officers as a group, 32,684 shares. It is not likely that Mr. Larsson will receive a payout of any of these performance share unit awards.

Delinquent Section 16(a) Reports

Based upon our review of the filings furnished to us pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, and on representations from our officers and directors, all filing requirements under Section 16(a) were complied with during the fiscal year ended January 30, 2022, except as identified below. These late filings were due to administrative errors. One was filed in connection with the withholding of shares of common stock that occurred on August 3, 2021 upon the vesting of an RSU grant to Mr. Hagman. The other was filed in connection with the withholding of taxes on each of December 20, 2019, December 31, 2019 and December 31, 2020 in respect of RSUs granted to Mr. Chirico, when he served as our Chief Executive Officer. The taxes were due at that time because Mr. Chirico was retirement eligible. The Form 4 Statements of Changes In Beneficial Ownership reflecting these transactions were filed on December 23, 2021.

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General Information

About the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of PVH Corp. to be used at the Annual Meeting of Stockholders on Thursday, June 16, 2022, and at any adjournment or postponement thereof.

Our principal executive offices are located at 285 Madison Avenue, New York, New York 10017.

“Green” Initiative

Pursuant to SEC rules, we are furnishing this Proxy Statement and our Annual Report on Form 10-K for our fiscal year ended January 30, 2022, excluding the exhibits (which we refer to as the “proxy materials”), to our stockholders via the Internet instead of mailing printed copies. This process gives our stockholders quicker access to the proxy materials, reduces the costs of printing and mailing the proxy materials, and lessens the environmental impact of our Annual Meeting. Accordingly, on or around May 6, 2022, we began sending to our stockholders a Notice Regarding the Availability of Proxy Materials (“Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials online, how to request a printed set of proxy materials, and how to vote your shares.

If you received a printed copy of the Notice but would like to enroll in our electronic delivery service, you may do so at any time by going to www.proxyconsent.com/pvh and following the enrollment instructions. If you hold your shares in a bank or brokerage account, please check the information in the proxy materials provided to you by your bank or broker to determine if you can receive these documents electronically in the future.

If you receive more than one copy of the Notice at the same address (perhaps because you share that address with another stockholder), you can opt to save us the cost of mailing duplicates by participating in what is known as “householding.” To opt in to householding, or if you no longer wish to participate in householding and would prefer to receive a separate Notice or set of proxy materials, please send your written request, with account information, to the Secretary of PVH at the address shown above.

Who Can Vote

Common stockholders of record at the close of business on April 22, 2022, the record date for the meeting, will be entitled to one vote for each share of our common stock then held. As of the record date, there were 67,521,616 shares of common stock outstanding.

Who Can Attend

Attendance at the meeting will be limited to holders of record as of the record date of our common stock or their proxies, beneficial owners, and invited guests of PVH.

How to Attend

As a result of the COVID-19 pandemic, our Annual Meeting will be “virtual” — conducted exclusively online via live webcast. We intend to return to in-person meetings in 2023. You will be able during the virtual meeting to vote your shares electronically, submit questions, and view the list of stockholders entitled to vote at the meeting if you register in advance by following the directions below.

The Annual Meeting live webcast will begin promptly at 8:45 a.m., EDT, on June 16, 2022. Online check-in will begin promptly at 8:30 a.m., EDT, and you should allow ample time for the online check-in procedures. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of a quorum at the meeting.

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Stockholders of Record: Holders of record can participate in the virtual meeting by registering at www.proxydocs.com/pvh. After registering, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Beneficial Owners: If you hold shares in a bank or brokerage account, you must obtain a legal proxy and a control number from your brokerage firm to attend the meeting. To access the site with a control number, visit www.proxydocs.com/brokers/pvh.

After you register using the control number, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

Technical Assistance

If you want to confirm in advance that you are able to access the meeting, or if you experience technical difficulties during the check-in process or during the meeting, you can get technical support beginning at 9:00 a.m. CT on May 9, 2022, through the conclusion of the meeting by contacting EQ Shareowner Services at 1-800-469-9716.

How to Vote

By Internet and telephone: If you are a record owner, you may vote your proxy on the Internet at www.proxydocs.com/pvh. To vote by telephone in the U.S. or Canada, dial toll-free 1-866-883-3382.

By written proxy: If you are a record owner, you can mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you received a Notice or the proxy materials electronically, you may request a proxy card by following the instructions on the Notice.

At the virtual meeting: If you are a record owner, you may vote electronically during the meeting by following the instructions at www.proxydocs.com/pvh.

If you hold your shares in a bank or brokerage account, you will receive instructions on how you may vote from your bank or broker.

How We Will Treat Incomplete Proxies

The shares represented by any proxy solicited by the Board of Directors will be voted in accordance with the stockholder’s directions unless the proxy is revoked. If we receive a valid submitted proxy card or an electronic ballot that doesn’t include voting instructions for one or all of the proposals, we will vote the shares represented FOR each of the director nominees in Proposal 1, and FOR Proposals 2 and 3 described in this Proxy Statement.

How to Change Your Vote or Revoke Your Proxy

If you are a stockholder of record, you may revoke your proxy or change your vote before the meeting by sending a written revocation to the Secretary of PVH, or by granting a new proxy bearing a later date (which automatically revokes the earlier proxy). You may change your vote by voting online during the meeting (until the polls close) but you may not revoke a previously submitted proxy once the meeting begins. If you intend to revoke your proxy by providing written notice to the Secretary, please send a copy of your notice via email to CorporateSecretary@pvh.com. If you are a beneficial owner and you wish to change your vote or revoke your proxy, please contact your bank, brokerage firm or other custodian, nominee, or fiduciary. Shares represented by proxies will be voted at the meeting unless revoked.

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Stockholder List

Any stockholder as of the record date who has a purpose germane to the meeting may view a complete list of stockholders entitled to vote at the meeting during the ten-day period before the meeting. To request access to the stockholder list, send an email to CorporateSecretary@pvh.com, stating the purpose of the request and providing proof of ownership of our common stock.

Our corporate offices remain closed as of the date of this Proxy Statement, but the Secretary will arrange a way to make the stockholder list available for inspection. The list of stockholders can also be accessed during the meeting by following the instructions provided at www.proxydocs.com/pvh.

How to Submit Questions

Prior to the meeting, stockholders as of the record date may submit written questions via www.proxydocs.com/pvh. During the meeting, stockholders may submit questions in real-time by accessing the virtual meeting site at www.proxydocs.com/pvh. We will try to answer as many questions as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters, are otherwise inappropriate, or fail to comply with the meeting rules of conduct. If we receive substantially similar questions, we will group them together and provide a single response to avoid repetition.

Abstentions and Broker Non-Votes

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Banks, brokers and other nominees have discretionary voting power only with respect to the ratification of the appointment of our auditor.

Abstentions and broker non-votes will be included in the determination of the number of shares present at the meeting for quorum purposes.

Abstentions will have the same effect as negative votes for Proposals 2 and 3. Abstentions will have no effect on the election of directors.

Broker non-votes are not counted in the tabulations of the votes cast on Proposals 1 and 2 because they are not considered to be entitled to vote on those proposals. We encourage all beneficial owners to vote their shares because banks, brokers and other nominees cannot vote without instructions.

Required Vote for Each Proposal

The table below shows the voting requirement for each proposal to be presented at the Annual Meeting.

Matter	Required Vote	Broker Discretionary Vote Allowed
Election of Directors	Majority of votes cast	No
Advisory Vote on Executive Compensation	Majority of shares present and entitled to vote on this matter	No
Ratification of Ernst & Young LLP as our Independent Auditor for Fiscal Year 2022	Majority of shares present and entitled to vote on this matter	Yes

Other Matters Presented at the Annual Meeting

In accordance with the requirements of advance notice described in our By-Laws, no stockholder nominations or stockholder proposals other than those included in this Proxy Statement will be presented at the Annual Meeting. The Board of Directors does not intend to present any matter of business at the meeting other than those described in this Proxy Statement. However, if other matters properly come before the meeting, the individuals named in the enclosed form of proxy will vote any proxies in accordance with their judgment.

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Stockholder Proposals for the 2023 Annual Meeting

If you wish to present a proposal at our 2023 Annual Meeting of Stockholders and want that proposal included in our Proxy Statement, we must receive the requisite information on or before January 6, 2023.

Director Nominations for Inclusion in 2023 Proxy Statement

If you wish to nominate a person for election as a director at our 2023 Annual Meeting of Stockholders and want the nominee included in our Proxy Statement pursuant to the proxy access provisions of our By-Laws, we must receive notice between December 7, 2022, and January 6, 2023. The notice must contain the information required by our By-Laws.

Other Stockholder Proposals

If you intend to present a proposal or nominate a person for election as a director at our 2023 Annual Meeting of Stockholders other than as described above, you must comply with the requirements set forth in our By-Laws. Our By-Laws require, among other things, that we receive written notice of the intent to present a proposal or nomination between the close of business on February 16, 2023, and the close of business on March 18, 2023. The notice must contain the information required by our By-Laws.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

Costs of this Proxy Solicitation

We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material that may be sent to stockholders in connection herewith.

Solicitation may be made by mail, telephone, or in-person. We may reimburse persons holding shares in their names or in the names of nominees for their expense in sending proxies and proxy materials to their principals. In addition, D.F. King & Co., Inc. will aid in the solicitation of proxies for a fee of $8,500 plus expenses.

Interests of Certain Persons in Matters to be Acted Upon

No director or executive officer of PVH who has served at any time since the beginning of the 2021 fiscal year, and no nominee for election as a director, or any of their respective associates, has any substantial interest, direct or indirect, in any matter to be acted upon at the Annual Meeting other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.”

Mark D. Fischer

Secretary

New York, New York
May 6, 2022

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Exhibit A

GAAP To Non-GAAP Reconciliations

(Dollars and shares in millions, except per share data)

	2021
	GAAP	Adjustments(1)	Non-GAAP	Foreign Exchange Impact	Constant Currency
Revenue - Consolidated	$9,155			$138	$9,017
Tommy Hilfiger North America	1,185
Tommy Hilfiger International	3,519			65	3,454
Tommy Hilfiger	4,704			74	4,630
Calvin Klein North America	1,322
Calvin Klein International	2,339			53	2,285
Calvin Klein	3,660			60	3,600
Heritage Brands	791
Earnings Before Interest and Taxes	$1,077	$94	$983
Net Income per Common Share Calculation
Net Income Attributable to PVH Corp.	$952	$223	$729
Total Shares for Diluted Net Income per Common Share	72		72
Diluted Net Income per Common Share Attributable to PVH Corp.	$13.25		$10.15

	2020
	GAAP	Adjustments(2)	Non-GAAP
Revenue - Consolidated	$7,133
Tommy Hilfiger North America	969
Tommy Hilfiger International	2,668
Tommy Hilfiger	3,636
Calvin Klein North America	956
Calvin Klein International	1,683
Calvin Klein	2,638
Heritage Brands	858
Loss Before Interest and Taxes	$(1,072)	$(1,035)	$(37)
Net Loss per Common Share Calculation
Net Loss Attributable to PVH Corp.	$(1,136)	$(996)	$(140)
Total Shares for Diluted Net Loss per Common Share	71		71
Diluted Net Loss per Common Share Attributable to PVH Corp.(3)	$(15.96)		$(1.97)

(1)	Adjustments for 2021 represent the elimination of (i) the costs related to actions to reduce our workforce, primarily in international markets, and our real estate footprint; (ii) the costs related to exiting the Heritage Brands Retail business consisting of severance and other termination benefits, accelerated amortization of lease assets and contract termination and other costs; (iii) the gain recorded in connection with the sale of certain intellectual property and other assets of our Heritage Brands business that closed on the first day of the third quarter of 2021 (the “Heritage Brands transaction”), which includes a gain on the sale, less costs to sell, and a net gain on our retirement plans associated with the transaction; (iv) the costs incurred in connection with the Heritage Brands transaction, consisting of severance; (v) the recognized actuarial gain on retirement plans; (vi) the tax effects associated with the foregoing pre-tax items; and (vii) the one-time discrete tax benefits principally resulting from a tax accounting method change made in conjunction with our 2020 U.S. federal income tax return.

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(2)	Adjustments for 2020 represent the elimination of (i) the expense resulting from the remeasurement of a mandatorily redeemable non-controlling interest that was recognized in connection with the acquisition of the approximately 78% interest in Gazal Corporation Limited that we did not already own (the “Australia acquisition”); (ii) the noncash impairment charges related to goodwill, tradenames, other intangible assets, and store assets, as well as an equity method investment, primarily as a result of the significant negative impacts of the COVID-19 pandemic on our business; (iii) the noncash net loss related to the sale of the Speedo North America business in April 2020 (the “Speedo transaction”) and the resulting deconsolidation of the net assets of the business; (iv) the costs in connection with the consolidation within our warehouse and distribution network in North America; (v) the costs in connection with the reduction in the North America office workforce announced in July 2020 (the “North America workforce reduction”), primarily consisting of severance; (vi) the costs related to exiting the Heritage Brands Retail business consisting of severance, noncash asset impairments, and accelerated amortization of lease assets and other costs; (vii) the recognized actuarial gain on retirement plans; (viii) the tax effects associated with the foregoing pre-tax items; and (ix) the discrete tax expense related to the remeasurement of certain of our net deferred tax liabilities in connection with the enactment of legislation in the Netherlands.
(3)	Diluted net loss per common share attributable to PVH for 2020 excluded all potentially dilutive securities because there was a net loss attributable to PVH for the period and, as such, the inclusion of these securities would have been anti-dilutive.

Reconciliations of GAAP earnings (loss) before interest and taxes to earnings (loss) before interest and taxes on a non-GAAP basis

(Dollars in Millions)

	2021	2020
Earnings (loss) before interest and taxes	$1,077	$(1,072)
Items excluded:
SG&A expenses associated with store asset impairments		75
SG&A expenses associated with the consolidation within our warehouse and distribution network in North America		7
SG&A expenses associated with actions to reduce our workforce, primarily in international markets, and our real estate footprint	48
SG&A expenses associated with the North America workforce reduction		37
SG&A expenses associated with exiting the Heritage Brands Retail business	21	29
SG&A expenses associated with the Heritage Brands transaction	5
Goodwill and other intangible asset impairments		934
Special termination benefits expense associated with the North America workforce reduction (recorded in non-service related pension and postretirement income)		3
Actuarial gain on retirement plans (recorded in non-service related pension and postretirement income)	(49)	(65)
Gain in connection with the Heritage Brands transaction (recorded in other (gain) loss, net)	(119)
Impairment of an equity method investment (recorded in equity in net income (loss) of unconsolidated affiliates)		12
Noncash net loss related to the Speedo transaction (recorded in other (gain) loss, net)		3
Earnings (loss) before interest and taxes on a non-GAAP basis	$983	$(37)

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Exhibit B

NEO Employment Agreements

Name	Description	SEC Filing
Stefan Larsson	• Employment Agreement • Salary Reduction Consent and Waiver • First Amendment to Employment Agreement

•  Current Report on Form 8-K filed on May 22, 2019, Exhibit 10.1

•  Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.3

•  Current Report on Form 8-K filed on February 1, 2021, Exhibit 10.1

James W. Holmes	• Employment Agreement • Salary Reduction Consent And Waiver	• Annual Report on Form 10-K for the fiscal year ended January 30, 2022, Exhibit 10.27 • Annual Report on Form 10-K for the fiscal year ended January 30, 2022, Exhibit 10.28
Michael A. Shaffer	• Second Amended and Restated Employment Agreement • First Amendment to Second Amended and Restated Employment Agreement • Salary Reduction Consent and Waiver

•  Annual Report on Form 10-K for the fiscal year ended February 1, 2009, Exhibit 10.30

•  Current Report on Form 8-K filed January 28, 2011, Exhibit 10.2

•  Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.3

Patricia Donnelly	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended January 30, 2022, Exhibit 10.30
Martijn Hagman	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended January 31, 2021, Exhibit 10.25
Julie A. Fuller	• Employment Agreement	• Annual Report on Form 10-K for the fiscal year ended January 30, 2022, Exhibit 10.29
Cheryl Abel-Hodges	• Employment Agreement • Salary Reduction Consent and Waiver	• Current Report on Form 8-K filed on February 14, 2020, Exhibit 10.1 • Quarterly Report on Form 10-Q for the period ended May 3, 2020, Exhibit 10.3

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PVH

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board recommends a vote FOR all of the nominees in proposal 1 and FOR proposals 2 and 3.

Please fold here – Do not separate

1. Election of the nominees for director listed below:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1(a) MICHAEL M. CALBERT	☐	☐	☐	1(g) G. PENNY McINTYRE	☐	☐	☐
1(b) BRENT CALLINICOS	☐	☐	☐	1(h) AMY McPHERSON	☐	☐	☐
1(c) GEORGE CHEEKS	☐	☐	☐	1(i) ALLISON PETERSON	☐	☐	☐
1(d) JOSEPH B. FULLER	☐	☐	☐	1(j) EDWARD R. ROSENFELD	☐	☐	☐
1(e) STEFAN LARSSON	☐	☐	☐	1(k) JUDITH AMANDA SOURRY KNOX	☐	☐	☐
1(f) V. JAMES MARINO	☐	☐	☐				

2. Approval of the advisory resolution on executive compensation ☐ For ☐ Against ☐ Abstain

3. Ratification of auditors ☐ For ☐ Against ☐ Abstain

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________, 2022

Signature(s) in Box

Note: The signature should agree with the name on your stock certificate. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are jointly held, each stockholder named should sign.

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PVH

PVH CORP.

ANNUAL MEETING OF STOCKHOLDERS

June 16, 2022

8:45 a.m. ET

The annual meeting will be held virtually. It will be a live webcast and can only be attended online.

To register for the virtual meeting, please follow the instructions below:

- Visit **www.proxydocs.com/pvh** on your smartphone, tablet or computer.
- As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.
- After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting.

PVH

Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on June 16, 2022.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" all of the nominees in Proposal 1 and FOR proposals 2 and 3.

STEFAN LARSSON and MARK D. FISCHER, or either of them, with the power of substitution, are hereby authorized to represent the undersigned and to vote all shares of the COMMON STOCK of PVH CORP. held by the undersigned at the Annual Meeting of Stockholders to be virtually, via live webcast, on June 16, 2022, and any adjournments thereof, on the matters printed on the reverse side.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no directions are given, this Proxy will be voted:

1. **FOR the election of all of the nominees for director.**
2. **FOR the approval of the advisory resolution on executive compensation.**
3. **FOR the ratification of auditors.**

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE
www.proxypush.com/pvh
Use the Internet to vote your proxy.

PHONE
1-866-883-3382
Use a touch-tone telephone to vote your proxy.

MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided in time to be received by June 15, 2022.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

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